UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
SCHEDULE 14A
Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934

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EXACTECH, INC.
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EXACTECH, INC.
2320 N.W. 66th Court
Gainesville, Florida 32653
___________________

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
To be held on May 8, 2014
___________________

To the Shareholders of

EXACTECH, INC.:

NOTICE IS HEREBY GIVEN that the 2014 Annual Meeting of Shareholders (the “Annual Meeting”) of Exactech, Inc., a Florida corporation (the “Company”), will be held at the Company’s headquarters, 2320 N.W. 66th Court, Gainesville, Florida, 32653, on Thursday, May 8, 2014, at 9:00 a.m., local time, for the following purposes:

(1)to elect two Class II directors to serve until the 2017 Annual Meeting of Shareholders and one Class III director to serve until the 2015 Annual Meeting of Shareholders;

(2)to approve a non-binding advisory resolution regarding the compensation of our Named Executive Officers;

(3)to approve the Amended and Restated Exactech, Inc. 2009 Executive Incentive Compensation Plan;

(4)to ratify the selection of McGladrey LLP to serve as the Company’s principal independent registered public accounting firm for the fiscal year ending December 31, 2014; and

(5)such other business as may properly come before the Annual Meeting and any adjournments or postponements thereof.

All shareholders are cordially invited to attend; however, only shareholders of record at the close of business on March 12, 2014, the record date, are entitled to vote at the Annual Meeting or any adjournments thereof.

By Order of the Board of Directors

/s/ Betty Petty

BETTY PETTY
Secretary

Gainesville, Florida
March 27, 2014

WHETHER OR NOT YOU PLAN TO ATTEND THE ANNUAL MEETING IN PERSON, PLEASE VOTE YOUR SHARES. YOU MAY VOTE YOUR SHARES OVER THE INTERNET BY TELEPHONE, OR, IF YOU RECEIVED A PAPER COPY OF THE PROXY CARD BY MAIL, PLEASE COMPLETE, SIGN AND DATE THE PROVIDED PROXY CARD AND RETURN IT PROMPTLY IN THE SELF-ADDRESSED STAMPED ENVELOPE PROVIDED. VOTING INSTRUCTIONS AND A DESCRIPTION OF VOTING METHODS ARE CONTAINED IN THE PROXY CARD. VOTING OVER THE INTERNET, BY TELEPHONE OR BY MAIL WILL NOT LIMIT YOUR RIGHT TO ATTEND THE ANNUAL MEETING, AND VOTE YOUR SHARES IN PERSON.

2014 ANNUAL MEETING OF SHAREHOLDERS
OF
EXACTECH, INC.
_____________________

PROXY STATEMENT
_____________________

This proxy statement is furnished in connection with the solicitation by the Board of Directors of Exactech, Inc., (“we,” “us,” “our,” the “Company” or “Exactech”) of proxies from the holders of our common stock for use at our 2014 Annual Meeting of Shareholders to be held at our headquarters, 2320 N.W. 66th Court, Gainesville, Florida, 32653, on Thursday, May 8, 2014, at 9:00 a.m., local time, or at any adjournments or postponements. You should review the accompanying Notice of Annual Meeting of Shareholders for information about the Annual Meeting.
On or about March 27, 2014, we began mailing a notice containing instructions on how to access this proxy statement, the form of proxy, and our annual report on-line, and we began mailing a full set of the proxy materials to shareholders who had previously requested delivery of paper copies of the materials. Shareholders should review the information contained in this proxy statement, together with our 2013 Annual Report on Form 10-K filed with the Securities and Exchange Commission (the "SEC") on March 6, 2014. Our principal executive offices are located at 2320 N.W. 66th Court, Gainesville, Florida 32653, and our telephone number is (352) 377-1140.
INFORMATION CONCERNING PROXY
The requested proxy is solicited on behalf of our Board of Directors, which we sometimes refer to as “the Board” or “our Board.” Giving a proxy does not preclude your right to vote in person. Each shareholder has an unconditional right to revoke his or her proxy at any time prior to the exercise of that proxy, either in person at the Annual Meeting or by filing with our Secretary at our headquarters a written revocation or duly executed proxy bearing a later date; however, this revocation will not be effective until we receive written notice of the revocation at or prior to the Annual Meeting.
We pay the cost of preparing, assembling and distributing all proxy materials in connection with the Annual Meeting. In addition to the use of mail, our employees may solicit proxies personally and by telephone. Our employees receive no compensation for soliciting proxies in addition to their regular salaries. We may request banks, brokers and other custodians, nominees and fiduciaries to forward copies of the proxy material to their principals and to request authority for the execution of proxies. We may reimburse such persons for their expenses in so doing.
Important Notice Regarding the Internet Availability of Proxy Materials
Shareholders as of the close of business on March 12, 2014, which we refer to as the Record Date, who have received the required control numbers, may access our proxy materials and our 2013 Annual Report on the Internet at http://www.astproxyportal.com/ast. Our proxy materials and our 2013 Annual Report are additionally available to the general public at http://www.exac.com.
If you received a notice of Internet availability of proxy materials by mail, you will not receive a printed copy of the proxy materials unless you request one, as described in the notice. The notice contains instructions on how to access and review all of the information contained in the proxy materials, and describes the various methods available to vote your shares. On or about March 27, 2014, we began mailing to all shareholders of record and beneficial owners as of the Record Date the notice, as well as a full set of the proxy materials to those shareholders who had previously requested delivery of the materials in paper copy.

PURPOSES OF THE ANNUAL MEETING
At the Annual Meeting, our shareholders will consider and vote upon the following matters:

(1)	the election of two Class II directors to serve until the 2017 Annual Meeting of Shareholders and one Class III director to serve until the 2015 Annual Meeting of Shareholders;

(2)	to approve a non-binding advisory resolution regarding the compensation of our Named Executive Officers;

(3)	to approve the Amended and Restated Exactech, Inc. 2009 Executive Incentive Compensation Plan;

(4)	ratification of the selection of McGladrey LLP to serve as the Company’s principal independent registered public accounting firm for the fiscal year ending December 31, 2014; and

(5)	such other business as may properly come before the Annual Meeting, including any adjournments or postponements.
QUORUM AND VOTING REQUIREMENTS
Quorum Requirements
A quorum requires the attendance, in person or by proxy, of a majority of the outstanding shares of common stock entitled to vote at the Annual Meeting. The Board of Directors set the close of business on March 12, 2014 as the Record Date for determining our shareholders entitled to notice of and to vote at the Annual Meeting. As of the Record Date, there were 13,636,634 shares of our common stock issued and outstanding, all of which are entitled to be voted at the Annual Meeting. Each share of common stock is entitled to one vote on each matter submitted to shareholders for approval at the Annual Meeting. Shareholders do not have the right to cumulate their votes for directors.
If less than a majority of outstanding shares entitled to vote is represented at the Annual Meeting, a majority of the shares represented may adjourn the Annual Meeting and reschedule it for another date, time or place. If the new date, time or place is announced at the Annual Meeting before an adjournment is taken, we do not need to give notice of the new date, time or place.
Required Vote for Proposals
Election of directors.
If a quorum is present, directors will be elected pursuant to the affirmative vote of a plurality of the shares of common stock voting in person or represented by proxy at the Annual Meeting, which means that the three nominees who receive the most affirmative votes will be elected to the Board of Directors. Shareholders entitled to vote may vote in favor of all the nominees or any individual nominee or withhold their votes as to all of the nominees or any individual nominee.
Approval of non-binding advisory resolution regarding the compensation of our Named Executive Officers.
You may vote “FOR”, “AGAINST, or “ABSTAIN” on the advisory vote on the compensation of our Named Executive Officers, as defined in the section of this proxy statement entitled “Executive Compensation and Other Information”. If a quorum is present, the resolution approving the compensation of our Named Executive Officers will be approved if the number of votes cast at the Annual Meeting in favor of the resolution exceeds the number of votes cast opposing the resolution. The outcome of this vote is not binding on the Company; however, the Compensation Committee will consider the outcome of the vote when developing and reviewing future executive compensation plans.
Approval of the Amended and Restated Exactech, Inc. 2009 Executive Incentive Compensation Plan
You may vote “FOR,” “AGAINST,” or “ABSTAIN” on the approval of the Amended and Restated Exactech, Inc. 2009 Executive Incentive Compensation Plan. If a quorum is present, approval of the Amended and Restated Exactech, Inc. 2009 Executive Incentive Compensation Plan requires that the number of votes cast at the Annual Meeting in favor of the plan exceeds the number of votes cast opposing the plan.
Ratification of the selection of McGladrey LLP as our independent auditor.
You may vote “FOR”, “AGAINST”, or “ABSTAIN” on the ratification of the selection of McGladrey LLP to serve as the Company’s principal independent registered public accounting firm for the fiscal year ending December 31, 2014. If a quorum is present, ratification of the appointment of our independent registered public accounting firm requires that the number of votes cast at the Annual Meeting in favor of ratification exceeds the number of votes cast opposing ratification.
How Shares Will Be Voted
When you properly submit your proxy via the Internet, telephone or mail, the shares it represents will be voted at the Annual Meeting in accordance with your directions. If you properly submit your proxy with no direction, the proxy will be voted “FOR”:

•	the election of the director nominees named below;

•	approval of the non-binding advisory resolution regarding the compensation of our Named Executive Officers;

•	approval of the Amended and Restated Exactech, Inc. 2009 Executive Incentive Compensation Plan; and

•	ratification of the selection of McGladrey LLP as our independent registered public accounting firm for the 2014 fiscal year.
Other Business
The Board of Directors does not know of any other matters that may be brought before the Annual Meeting nor does it foresee or have reason to believe that proxy holders will have to vote for substitute or alternate nominees for election to our Board of Directors. If any other matter should properly come before the Annual Meeting or any nominee is unable to stand for election, then the persons named in the proxy card will have discretionary authority to vote all proxies not marked to the contrary with respect to such matters in accordance with their best judgment.
Inspector of Election
Prior to the Annual Meeting, we will select one or more inspectors of election for the meeting. Such inspector(s) shall determine the number of shares of common stock represented at the meeting, the existence of a quorum and the validity and effect of proxies, and shall receive, count and tabulate ballots and votes and determine the results thereof.
Abstentions and Broker Non-Votes
Abstentions
Pursuant to Florida law, abstentions are counted as present for purposes of determining the presence of a quorum; however, abstentions will not be counted as votes cast “FOR” or “AGAINST” any proposal and will have no effect on the voting results for any proposal.
Broker “non-votes”
Under applicable exchange rules, if a broker, bank or other institution that holds shares in street name for a customer does not receive voting instructions from that customer, the broker may vote on only certain “routine” matters, including Proposal 4 (the ratification of the appointment of McGladrey LLP as our independent registered public accounting firm). For “non-routine” matters, which include all other proposals contained in this proxy statement, a broker may not vote on such matters unless it receives voting instructions from the customer for whom it holds shares. A broker “non-vote” occurs when a broker does not receive such voting instructions from its customer on “non-routine” matters. Broker non-votes are counted for purposes of determining the presence of a quorum; however, they will not be counted as votes cast “for” or “against” any proposal and will have no effect on the voting results for any proposal.
Because all proposals in this proxy statement, except Proposal 4, are considered “non-routine” matters under applicable exchange rules, we urge you to give voting instructions to your broker.
If any “routine” matters (in addition to Proposal 4) are properly brought before the Annual Meeting, then brokers holding shares in street name may vote those shares in their discretion for any such routine matters.

Availability of Shareholder List
A list of shareholders entitled to vote at the Annual Meeting will be available at our executive offices, 2320 N.W. 66th Court, Gainesville, Florida 32653, for a period of ten days prior to the Annual Meeting and at the Annual Meeting itself for examination by any shareholder.
SECURITY OWNERSHIP
We have set forth in the following table, as of the Record Date, the number of shares of our common stock which were beneficially owned by (i) each person who is known by us to beneficially own more than 5% of our common stock, (ii) each director, (iii) each of the Named Executive Officers and (iv) all directors and executive officers as a group:

Name and Address of Beneficial Owner(1)	Number of Outstanding Shares Owned of Record(2) (A)		Shares Not Owned of Record But Owned Beneficially(2) (B)		Shares Acquirable Within 60 Days Pursuant to Options(2)(3)(C)		Total Number of Shares Beneficially Owned ((Columns (A) + (B) + (C))		Percentage of Outstanding Shares Owned (2)
William and Betty Petty, M.D.	169,800	(4)	3,183,838	(4)	284,781	(4)	3,638,419	(4)	26.1%
David W. Petty	67,516		448	(5)	121,600	(5)	189,564	(5)	1.4%
Joel C. Phillips, CPA	84,001		14,003	(6)	80,700	(6)	178,704	(6)	1.3%
Gary J. Miller, Ph.D.	20,580	(7)	280,387	(7)	57,420	(7)	358,387	(7)	2.6%
Bruce Thompson	18,382		—		64,460	(8)	82,842	(8)	*
Donna Edwards	3,064		—		37,780	(9)	40,844	(9)	*
James G. Binch	2,469		—		—		2,469		*
Albert H. Burstein, Ph.D.	10,972		—		14,359	(10)	25,331	(10)	*
William B. Locander, Ph.D.	8,224		—		—		8,224		*
Richard C. Smith	13,011		—		5,000	(11)	18,011	(11)	*
Fern S. Watts	5,169		—		—		5,169		*
W. Andrew Krusen, Jr.	—		—		—		—	(12)	*

All directors and executive officers as a group (13 persons)							4,547,964	(13)	32.7%

Director and Officer Partnerships
Prima Investments, Limited Partnership	3,183,838	(4)	—		—		3,183,838	(4)	23.3%
Miller Family Holdings, LLC	280,387	(7)	—		—		280,387	(7)	2.1%

Institutional Owner
Royce and Associates LLC	987,244	(14)	—		—		987,244	(14)	7.2%
FMR, LLC	910,273	(15)	—		—		910,273	(15)	6.7%
____________________________

*	Less than 1%.

(1)	Unless otherwise indicated, the address of each beneficial owner is Exactech, Inc., 2320 N.W. 66th Court, Gainesville, Florida 32653.

(2)	Unless otherwise noted, we believe that all persons named in the table have sole voting and investment power with respect to all shares of common stock beneficially owned by them.

(3)
A person is deemed to be the beneficial owner of securities that can be acquired by such person within 60 days from the date hereof upon exercise of options, warrants and convertible securities. Each beneficial owner’s percentage ownership is determined by assuming that options, warrants and convertible securities that are held by such person (but not those held by any other person) and that are exercisable within 60 days from the date hereof have been exercised.

(4)
Includes 3,183,838 shares of common stock held by Prima Investments, Limited Partnership, a Florida limited partnership (“Prima Partnership”). Prima Investments, Inc., a Florida corporation wholly-owned by Dr. and Mrs. Petty, is the general partner of Prima Partnership. Dr. and Mrs. Petty along with their children hold all limited partnership interests in Prima Partnership. Also includes (i) 99,400 shares of common stock held by William Petty, (ii) 70,400 shares of common stock held by Betty Petty, (iii) 225,621 shares of common stock issuable upon the exercise of options granted to William Petty which are currently exercisable, and (iv) 59,160 shares of common stock issuable upon the exercise of options granted to Betty Petty which are currently exercisable.

(5)	Includes (i) 121,600 shares of common stock issuable upon the exercise of options granted to Mr. Petty which are currently exercisable and (ii) 448 shares of common stock held by Mr. Petty’s spouse.

(6)
Includes (i) 80,700 shares of common stock issuable upon the exercise of options granted to Mr. Phillips which are currently exercisable and (ii) 14,003 shares of common stock held by Mr. Phillips’ minor children.

(7)
Includes 280,387 shares of common stock held by Miller Family Holdings, LLC, a Florida limited liability company (“MFH, LLC”). Miller Family Holdings, Inc., a Florida corporation wholly-owned by Dr. Miller and his wife, is the principal member of MFH, LLC. Dr. Miller, his wife and children hold all membership interests in MFH, LLC. Also includes (i) 20,580 shares of common stock held by Dr. Miller and (ii) 57,420 shares of common stock issuable upon the exercise of options granted to Dr. Miller which are currently exercisable.

(8)	Includes 64,460 shares of common stock issuable upon the exercise of options granted to Mr. Thompson which are currently exercisable.

(9)	Includes 37,780 shares of common stock issuable upon the exercise of options granted to Ms. Edwards which are currently exercisable.

(10)	Includes 14,359 shares of common stock issuable upon the exercise of options granted to Dr. Burstein which are currently exercisable.

(11)	Includes 5,000 shares of common stock issuable upon the exercise of options granted to Mr. Smith which are currently exercisable.

(12)	Mr. Krusen is a director nominee who was nominated by our Board of Directors for initial election at this Annual Meeting

(13)	See notes (4)-(12). Includes 666,100 shares of common stock issuable upon the exercise of options which are currently exercisable.

(14)
Based on Schedule 13G dated January 9, 2014, Royce and Associates, LLC, an investment adviser registered under Section 203 of the Investment Advisers Act of 1940, is the beneficial owner of 987,244 shares or 7.2% of the Company’s outstanding common stock as a result of acting as investment adviser to various investment companies registered under Section 8 of the Investment Company Act of 1940. Royce and Associates, LLC has its principal business office at 745 Fifth Avenue, New York, New York 10151.

(15)
Based on Schedule 13G dated February 13, 2014, FMR LLC, an investment adviser registered under Section 203 of the Investment Advisers Act of 1940, is the beneficial owner of 910,273 shares or 6.7% of the Company’s outstanding common stock as a result of acting as investment adviser to various investment companies registered under Section 8 of the Investment Company Act of 1940. FMR LLC has its principal business office at 82 Devonshire Street, Boston, Massachusetts 02109. In addition, Edward C. Johnson, 3rd may be deemed beneficial owner of the shares due to his status as affiliate of Fidelity Investments.

PROPOSAL 1
ELECTION OF DIRECTORS
Our Board of Directors is currently composed of eight seats, including one vacancy, divided into three classes of directors. As of the date of this proxy statement, Class II and Class III have two directors each and Class I has three directors. Each class of directors is elected to serve a three-year term. The current term of the Class II directors terminates on the date of the Annual Meeting.
The Board of Directors has nominated for election to the Class II set of directors William Petty, M.D. and Richard C. Smith, each of whom currently serves as Class II directors. Additionally, the Board of Directors has nominated W. Andrew Krusen, Jr., to serve as a Class III director. Mr. Krusen does not currently serve as one of our directors.
Our Board of Directors has no reason to believe that any of the Class II or Class III nominees will refuse or be unable to stand for election and serve as a director; however, in the event that any such person is unable to stand for election, or if any other unforeseen contingencies should arise, each proxy that does not direct otherwise will be voted for such other persons as may be designated by the Board of Directors.
The Board of Directors recommends that you vote “FOR” each of the nominees named above. Unless otherwise indicated, all proxies will be voted “FOR” the election of each of the nominees named above for election as a Class II or Class III director, as applicable.
For a description of the Board’s rationale for nominating each of the above individuals, see “Management” below.
Upon election of the director nominees named in this proxy statement at the Annual Meeting, the term and members of each class of directors will be as set forth below:

Class	Term	Names of Nominees/Directors
Class I	Term Expires at the 2016 Annual Meeting	William B. Locander, Ph.D. James G. Binch David Petty
Class II	Term Expires at the 2017 Annual Meeting	William Petty, M.D. Richard C. Smith
Class III	Term Expires at the 2015 Annual Meeting	Albert Burstein, Ph.D. Fern S. Watts W. Andrew Krusen, Jr.

MANAGEMENT
Executive Officers and Directors
Our executive officers and directors are as follows:

Name	Age	Position
William Petty, M.D.	71	Chief Executive Officer and Chairman of the Board
Gary J. Miller, Ph.D.	66	Executive Vice President, Research and Development
David W. Petty	47	President and Director
Joel C. Phillips	46	Chief Financial Officer and Treasurer
Bruce Thompson	56	Senior Vice President, General Manager – Biologics and Spine Division
Betty Petty	71	Vice President, Administration and Corporate Secretary
Donna Edwards	41	Vice President, Legal
James G. Binch	66	Director
Albert Burstein, Ph.D.	76	Director
William B. Locander, Ph.D.	70	Director
Richard C. Smith	52	Director
Fern S. Watts	55	Director
W. Andrew Krusen, Jr.	65	Director Nominee

William Petty, M.D. is a founder of Exactech. He has been Chairman of the Board and Chief Executive Officer of the Company since its inception and was President from January 2002 until December 2007. Dr. Petty was a Professor at the University of Florida College of Medicine from July 1975 to September 1998. Dr. Petty also served as Chairman of the Department of Orthopaedic Surgery at the University of Florida College of Medicine from July 1981 to January 1996. Dr. Petty has served as a member of the Hospital Board of Shands Hospital, Gainesville, Florida, as an examiner for the American Board of Orthopaedic Surgery, as a member of the Orthopaedic Residency Review Committee of the American Medical Association, on the Editorial Board of the Journal of Bone and Joint Surgery, on the Executive Board of the American Academy of Orthopaedic Surgeons, and as President of the Corporate Advisory Council of the American Academy of Orthopaedic Surgeons. He holds the Kappa Delta Award for Outstanding Research from the American Academy of Orthopaedic Surgeons and Orthopaedic Research Society. His book, Total Joint Replacement, was published in 1991. Dr. Petty received his B.S., M.S., and M.D. degrees from the University of Arkansas. He completed his residency in Orthopaedic Surgery at the Mayo Clinic in Rochester, Minnesota. Dr. Petty is the husband of Betty Petty, and the father of David W. Petty.
Dr. Petty’s extensive experience in the orthopaedic industry, both as a founder of Exactech and as an orthopaedic surgeon, is invaluable to our business development and strategy.
Gary J. Miller, Ph.D. is a founder and has been Executive Vice President, Research and Development of Exactech since February 2000. He was Vice President, Research and Development from 1986 until 2000 and was a Director from March 1989 through May 2003. Dr. Miller was Associate Professor of Orthopaedic Surgery and Director of Research and Biomechanics at the University of Florida College of Medicine from July 1986 until August 1996. Dr. Miller received his B.S.M.E. from the University of Florida, his M.S.M.E. (Biomechanics) from the Massachusetts Institute of Technology, and his Ph.D. in Mechanical Engineering (Biomechanics) from the University of Florida (UF). He previously held an Adjunct Associate Professorship in the College of Veterinary Medicine’s Small Animal Surgical Sciences Division and served as an Adjunct Associate Professor in the Department of Aerospace, Mechanics and Engineering Sciences from 1995 until 2010 at UF. He has held a Courtesy Professorship in the Department of Mechanical and Aerospace Engineering, University of Florida since 2011. He was a consultant to the FDA from 1989 to 1992 and has served as a consultant to such companies as Johnson & Johnson Orthopaedics, Dow-Corning Wright and Orthogenesis.
David W. Petty has been President of Exactech since November 2007, prior to which he served in various capacities in the areas of operations and sales and marketing since joining the Company in 1988. From February 2000 to November 2007, Mr. Petty served as Executive Vice President of Sales and Marketing. From 1993 to 2000, he served as Vice President of Marketing, and from April 1991 until April 1993, he served as Vice President of Operations. Mr. Petty received his

B.A. from the University of Virginia in 1988 and completed the Executive Program of the Darden School of Business in 1999. He is the son of Dr. and Ms. Petty.
Mr. Petty’s long-term experience with the Company and in marketing orthopaedic products, make him a valuable contributor to our strategy and growth.
Joel C. Phillips, CPA has been Chief Financial Officer of Exactech since July 1998 and Treasurer since March 1996. Mr. Phillips was Manager, Accounting and Management Information Systems at the Company from April 1993 to June 1998. From January 1991 to April 1993, Mr. Phillips was employed by Arthur Andersen. Mr. Phillips received a B.S. and a Masters in Accounting from the University of Florida and is a Certified Public Accountant. During 2008, Mr. Phillips completed the Advanced Executive Program at the Kellogg School of Management at Northwestern University.
Bruce Thompson has been Senior Vice President, General Manager – Biologics Division since joining the Company in July 2004. In 2008 he assumed the role of general manager of both the biologics and spine divisions of Exactech. Prior to joining Exactech, Mr. Thompson spent 22 years with Smith & Nephew in their Orthopaedic Division.  During that time, he held various positions within Smith & Nephew, including Vice President – International Sales, Vice President – Product Planning and Launch, Vice President, General Manager – Spine Division, Group Director of Trauma Manufacturing, Director of Materials Management, and held various product and sales management positions.  Mr. Thompson earned a B.S. in Accountancy at Miami University, Oxford, Ohio, and completed the Executive MBA program at the University of Memphis in 1989.
Betty Petty is a founder, Vice President, Administration and Corporate Secretary. She was Vice President Human Resources and Administration from February 2000 to May 2010. She has also been Corporate Secretary of Exactech since its inception and served as Treasurer and a Director until March 1996. Ms. Petty served in the dual capacities of Human Resources Coordinator and Director of Marketing Communications from the founding of the Company until 2001. She received her B.A. from the University of Arkansas at Little Rock and her M.A. in English from Vanderbilt University. Ms. Petty is the wife of Dr. Petty and the mother of David W. Petty.
Donna Edwards has been our Vice President, Legal since August 2011. She has been employed by Exactech since January 2001, serving in the capacity of Interim Compliance Officer from April 2011 to August 2011, Corporate Attorney from February 2003 to April 2011, and Legal Coordinator from January 2001 to February 2003. Previously, she was employed by Exactech as Regulatory Affairs Coordinator from June 1996 to 1998. Ms. Edwards received her B.S. degree from Duke University and her J.D. degree from the University of Alabama.
Albert Burstein, Ph.D. has been a director since March 1996. From 1976 to 1996, Dr. Burstein was Senior Scientist, Department of Research and Associate Attending Orthopaedic Surgeon (Biomechanical Engineering) at the Hospital for Special Surgery, New York, New York and Adjunct Associate Professor of Mechanical Engineering at the Sibley School of Mechanical and Aerospace Engineering, Cornell University, Ithaca, New York. In addition, he was Professor of Applied Biomechanics (in surgery) at Cornell University Medical College, New York, New York from 1978 through 1996. From 1976 until 1992, he served as Director, Department of Biomechanics, Research Division, at the Hospital for Special Surgery. He served as Deputy Editor for Research for The Journal of Bone and Joint Surgery from 1980 to 2003. Dr. Burstein is an author of six textbooks on Orthopaedic Biomechanics. He holds the Shands Award of the Orthopaedic Research Society for outstanding career contributions to orthopaedic research, the Kappa Delta Award of the American Academy of Orthopaedic Surgeons for research, and the Lifetime Achievement Award from the International Society for Technology in Arthroplasty (ISTA). He is a Past President of the American Society of Biomechanics. Dr. Burstein holds twenty-five patents for orthopaedic devices.
Dr. Burstein’s expertise in biomechanical engineering and long-term work with the orthopaedic industry, both in and outside of Exactech, is invaluable in providing oversight regarding our product development.
William B. Locander, Ph.D. has been a Director since May 2003. During 2008, Dr. Locander accepted the Deanship at the Joseph A. Butt, S.J. College of Business at Loyola University in New Orleans, LA. He was the Director of the Davis Leadership Center and held the Davis Chair of Leadership at Jacksonville University in Jacksonville, Florida. Dr. Locander was the Chairman of Marketing, Professor of Marketing and Quality at the University of South Florida in Tampa, Florida from 1992 to 2004. He was also the Director of the USF Leadership Center. He was previously Professor of Marketing at the University of Tennessee, Knoxville from 1983 until 1992. From 1973 through 1983 he was a faculty member at the University of Houston, serving as Associate Professor, Chairman of the Department of Marketing, and Associate Dean for

Research and Administration at that institution. Dr. Locander has authored numerous articles in reference publications and has served on the editorial board of the Journal of Marketing and the Journal of Marketing Research. He was president of the National American Marketing Association in 1988 and 1989. He was an examiner for the Malcolm Baldridge National Quality Award in 1991 and 1992. Dr. Locander has spoken and consulted in the areas of marketing, total quality, organizational change, strategic planning, and customer satisfaction, with companies such as IBM, General Electric, 3M, Proctor and Gamble, and Chevron. In 2004, Dr. Locander received an award from the American Marketing Association for strategic facilitation to the Academic Division. He received his B.S., M.S. and Ph.D. degrees from the University of Illinois in Champaign-Urbana.
Dr. Locander’s knowledge of marketing and the customer is valuable in discussions regarding our product strategy and development of our customer-centric culture.  In our rapidly growing company, organizational change is a constant and Dr. Locander also lends his expertise in this area.
James G. Binch has been a Director since May 2007. Mr. Binch has been Managing Director, Lincolnshire Management since February 2007, where his principal duties are oversight, assistance and guidance to the operating companies within the Lincolnshire Management portfolio of investments. Prior to joining Lincolnshire, Mr. Binch was Chief Executive Officer of Memry Corporation, an AMEX-listed company, from 1992 until 2006. During his tenure, Memry acquired a division of Raychem Corporation and Putnam Plastics and was named among the fifty fastest-growing technology firms in Connecticut for eight consecutive years. In 1988 Mr. Binch founded Trinity Capital Corporation, a merchant bank in Stamford, Connecticut, where he served as President and Chief Executive Officer until 1991. From 1980 to 1987, he held senior roles with Combustion Engineering of Stamford, including three years as President and Chief Operating Officer of the engineering sector of Combustion Engineering and its principal subsidiary, Lummus-Crest, Inc., with more than 3,000 employees, offices in eight countries and annual contract volumes in excess of two billion dollars. He was vice president of planning and business development at Champion International’s building products division from 1978 to 1980. Mr. Binch began his career in 1972 as a principal with the general management consulting firm of Cresap, McCormick and Paget in New York, serving there until 1978. Mr. Binch is a Trustee of Trinity College School, in Ontario, Canada, and is a Director of 169855 Canada Inc, Nursery Supplies, Inc., and Aerosim, Inc.. He is a graduate engineer from Princeton University, and holds an MBA from the Wharton School at the University of Pennsylvania.
Mr. Binch, with his experience in investments and portfolio management, his many years as a chief executive officer, and his years of expertise as management of enterprises within the healthcare arena brings vast knowledge of business and finance to the Board.
Richard C. Smith has been a Director since May 2010. Mr. Smith has been a partner in Fulbright & Jaworski L.L.P.'s Washington DC office since June 2007, where he focuses on litigation, white-collar crime, governmental investigation and corporate governance matters and is also chair of Global White Collar Crime and Investigations Group and co-chair of the firm's Subprime and Credit Crisis practice group. Prior to joining Fulbright & Jaworski, Mr. Smith was with Akerman Senterfitt in Washington, D.C from October 2005 to May 2007, where he was chair of their Litigation Group, and co-chair of the White Collar, Parallel Proceedings and Corporate Advisory Practice Group. He has extensive experience in representing corporate entities, their executives and employees in connection with various government investigations, prosecutions and judicial and administrative proceedings. Mr. Smith also has experience representing business entities and executives in such civil matters as breach of contracts, tortious interference of business relationships, business conspiracy, fraud, criminal conversion and forum non conveniens. He received his B.A. in Political Science from Alabama A&M University, his M.A. and J.D. from the University of Florida, and his LL.M. in Health Law from the University of Houston Law Center.
Mr. Smith’s expertise in litigation, corporate governance, government investigations and enforcement, and antitrust, marketing and trade regulation provide us a great resource in navigating today’s heightened regulatory and compliance environment.
Fern S. Watts has been a Director since May 2012. Ms. Watts is an attorney specializing in corporate and securities law, and she has served clients by providing both legal and business advice as external as well as internal counsel. Ms. Watts is engaged in private practice in Miami, Florida representing businesses and entrepreneurs in connection with private placements, acquisitions, debt financings and other business transactions. From 2007 until 2009, Ms. Watts was General Counsel of MGM International Group, a privately held developer of carbon emission reduction projects, where she was responsible for worldwide legal operations and provided legal and business advice to senior management. From 2004 until 2005, Ms. Watts was Chief Legal Officer of Terremark Worldwide, Inc., a provider of managed information technology solutions, which, during her tenure, was publicly traded. Previously, Ms. Watts was a Shareholder for ten years in the Miami office of Greenberg Traurig, P.A., specializing in representing public and private companies in numerous types of corporate and finance transactions. Ms. Watts began her legal career at corporate law firms in New York City. She received her B.A. in Linguistics from Barnard College, Columbia University, and her J.D. from Harvard Law School.
Ms. Watts’ experience as internal counsel for both publicly and privately held companies as well as her extensive experience in securities law, mergers and acquisitions and financings is valuable in the Board’s oversight of securities law compliance and its evaluation of future business and financing opportunities.
W Andrew Krusen, Jr. was recommended to the Board of Directors for nomination by the Nominating, Compliance and Governance Committee and was nominated by the Board of Directors to fill a Class III seat on the Board. Mr. Krusen has been Chairman and Chief Executive Officer of Dominion Financial Group, Inc. since 1987, a merchant banking organization that provides investment capital to the natural resources, communications and manufacturing and distribution sectors,. He has also been the managing member of Gulf Standard Energy, LLC, an oil and gas concern, since June 2004; and the managing member of Krusen- Douglas, LLC, a large landowner in the Tampa, Florida area, since January 2001. Mr. Krusen serves as a director of publicly traded Canada Fluorspar Inc., a Canadian fluorspar and industrial minerals company, and Lucas Energy, Inc., an independent oil and gas company. He is also a director of Raymond James Trust Company, a subsidiary of Raymond James Financial, Inc., as well as numerous privately held companies, including Beall’s Inc. and Romark Laboratories, L.C. He is currently a director and chairman of Florida Capital Group, Inc. - a Florida bank holding company, as well as Florida Capital Bank, N.A. its wholly owned subsidiary. Mr. Krusen served as a director of Florida Banks, Inc. (“Florida Banks”) from August 1998 until its acquisition in July 2004. He also served as Chairman of the Board of First National Bank of Tampa from 1995 until its acquisition by Florida Banks in August 1998. Mr. Krusen is a member of the World President’s Organization and the Society of International Business Fellows. Mr. Krusen holds a Bachelor of Arts degree in Geology from Princeton University.
Having served as Chief Executive Officer in different organizations provides relevant business and financial expertise from Mr. Krusen. His past and current responsibilities on audit and compensation committees, in both the public and private environment, will enhance the Board’s expertise for valuable oversight to the Company’s strategies and tactical operations.
Election of Executive Officers and Directors
Our officers are elected annually by the Board of Directors and serve at the discretion of the Board of Directors. Our directors hold office until the expiration of their term or until their successors have been duly elected and qualified.
Committees and Meetings of the Board of Directors
During the fiscal year ended December 31, 2013, our Board of Directors held seven meetings. Each director attended 100% of the aggregate of (i) the number of the meetings of the Board held during the period that person served on the Board and (ii) the number of meetings of committees held during the period that person served on such committee, except Fern S. Watts, who did not attend one committee meeting in May 2013.
We have three committees: the Audit Committee, the Compensation Committee, and the Nominating, Compliance, and Governance Committee (“Governance Committee”). All nominations and recommendations for nominations to the Board of Directors shall be addressed to the Chairman of our Board or the Chairman of our Governance Committee. See “Director Nomination Policy” on page 15. Each of our committees is governed by a charter. A copy of the Audit Committee Charter, Compensation Committee Charter and Governance Committee Charter, including all amendments thereto, as well as our Corporate Governance Principles are available on our website at http://www.exac.com.
Audit Committee
The Audit Committee is currently composed of James G. Binch, Richard C. Smith and William B. Locander, Ph.D. Mr. Binch serves as Chairman of the Committee. The Audit Committee’s functions include overseeing the integrity of our financial statements, our compliance with legal and regulatory requirements, the selection and qualifications of our independent registered public accounting firm, the performance of our internal audit function and controls regarding financial reporting and disclosure, accounting, legal compliance and ethics that management and the Board of Directors have established. In this oversight capacity, the Audit Committee reviews the scope, timing and fees for the annual integrated audit of our financial statements and internal control over financial reporting and disclosure and the results of audit examinations performed by the internal auditors and independent registered public accounting firm, including their recommendations to improve the system of accounting and internal controls. The Audit Committee met seven times during the year ended December 31, 2013.
The Audit Committee is composed solely of non-employee directors. After reviewing the qualifications of the current members of the Audit Committee, and any relationships they may have with us that might affect their independence from us, the Board of Directors has determined that (1) all current committee members are “independent” as that concept is defined in Section 10A of the Securities Exchange Act of 1934, (2) all current committee members are “independent” as that concept is defined in the applicable rules of the Nasdaq Global Market (“Nasdaq”), (3) all current committee members are financially literate, and (4) James Binch qualifies as an “audit committee financial expert” under the applicable rules promulgated under to the Securities Exchange Act of 1934, as amended (the "Exchange Act"). In determining that Mr. Binch is an audit committee financial expert, the Board considered that he has accounting and related financial management expertise within the meaning of the applicable rules promulgated under the Exchange Act as well as the listing standards of Nasdaq.
Please refer to the Audit Committee Report on page 33, for a further description of the Audit Committee’s responsibilities and its recommendation with respect to our audited consolidated financial statements for the year ended December 31, 2013.
Compensation Committee
The Compensation Committee is currently composed of William B. Locander, Ph.D., James G. Binch, and Fern S. Watts. Dr. Locander serves as Chairman of the Committee. The Compensation Committee’s functions consist of administering our 2009 Executive Incentive Compensation Plan, recommending and approving grants of stock-based compensation awards under the 2009 Executive Incentive Compensation Plan, and recommending, reviewing and approving our salary and fringe benefits policies, including compensation of our executive officers. The Compensation Committee is entitled to delegate any or all of its responsibilities to a subcommittee of the Compensation Committee. The Compensation Committee met three times during the year ended December 31, 2013.
Please refer to the Compensation Committee Report, on page 33, and the "Compensation Discussion and Analysis", beginning on page 18, for further description of the Compensation Committee’s responsibilities and its compensation philosophy and a description of considerations underlying each component of compensation paid to our executive officers for 2013.
Nominating, Compliance, and Governance Committee
Our Governance Committee oversees the Company’s director nomination process as well as corporate governance and compliance matters. The Governance Committee is currently composed of Richard C. Smith, William B. Locander, Ph.D, and Fern S. Watts. Mr. Smith serves as Chairman of the Committee. The Governance Committee met nine times during the year ended December 31, 2013. For a description of the Governance Committee’s responsibilities, its consideration of director candidates recommended by shareholders and its qualifications for director candidates, please see “Nominating, Compliance, and Governance Committee” and “Director Nomination Policy” on page 15.
Board’s Leadership Structure
Until March 21, 2014, at which time the Board appointed Mr. David Petty to serve as Chief Executive Officer, Dr. William Petty served as both our Chairman of the Board and Chief Executive Officer. During Dr. Petty’s tenure as both Chairman of the Board and Chief Executive Officer, the Board believed that Dr. Petty’s dual role served the interests of the Company and its shareholders. Following Mr. David Petty’s appointment as Chief Executive Officer, the Company separates the roles of Chief Executive Officer and Chairman of the Board.
As Chairman of the Board, Dr. Petty consults with the Chairs of the Board’s committees and establishes the agenda for each Board meeting. As one of our founders, our Chairman since inception and our Chief Executive Officer from inception until March 21, 2014, Dr. Petty is uniquely suited to lead our Board of Directors and to ensure that critical business issues are brought before the Board. We believe that Dr. Petty’s guidance enables the Board to efficiently and effectively develop and implement business strategies and oversee our risk management efforts.

As Chief Executive Officer, Mr. David Petty is responsible for providing strategic leadership for the Company by working with the Board of Directors and management to establish long range goals, strategies, plans and policies. Mr. Petty also serves as our key operations decision maker and leads the organization through key leadership of the sales, operations and administrative functions.
Each of our directors has access to our management. As necessary or appropriate, the Board and its committees may also retain outside legal, financial or other advisors.
Board’s Role in Risk Oversight
The Board of Directors is involved in the oversight of risk management for the Company. The Board and management meet at least annually to assess the most significant risks and develop a plan to mitigate the identified risks. Certain members of the Board and management are then assigned to further review and provide follow-up on the identified risks at subsequent Board meetings. The Audit Committee of the Board oversees the Company’s risks and policies as they relate to financial risks and compliance risks associated with the financial statements and financial reporting. The Compensation Committee oversees risk management as it relates to our overall incentive compensation programs, including the executive compensation program. The Compensation Committee reviews the compensation programs with management to ensure that those programs do not create incentives for employees to take excessive or inappropriate risks which could have a material adverse effect on the Company. The Governance Committee oversees risks related to compliance and governance issues.
Director Compensation
We reimburse all directors for their expenses in connection with their activities as directors.
Director Compensation Table
The following director compensation table lists the cash and other compensation paid or accrued for our non-employee directors, for the fiscal year ended December 31, 2013. We do not pay our Named Executive Officers who serve on the Board any fees in addition to their regular salaries and bonuses as set forth in the Summary Compensation Table.

Name	Fees Earned or Paid in Cash ($)	Stock Awards ($) (1)	All Other Compensation ($)(2)	Total ($)
(a)	(b)	(c)	(g)	(h)
Albert Burstein, Ph.D.	42,696	68,978	180,000	291,674
William B. Locander, Ph.D.	67,796	68,978	—	136,774
James G. Binch	64,596	68,978	—	133,574
Richard Smith	64,096	68,978	—	133,074
Fern S. Watts	49,496	68,978	—	118,474

(1)
The equity awards for 2013 were granted and issued in four quarterly installments during 2013. Amounts shown in this column represent the fair value of the awards as of date of issuance computed in accordance with FASB ASC Topic 718. For additional information regarding assumptions underlying the valuation of equity awards and the calculation method, please refer to Note 10 to our consolidated financial statements, which are contained in our Annual Report on Form 10-K for the year ended December 31, 2013.

(2)
Dr. Burstein received consulting fees pursuant to a consulting arrangement we maintain with Dr. Burstein. See “Certain Transactions” later in this proxy statement for additional information regarding this consulting arrangement.

Non-employee directors are eligible to receive stock-based incentive awards under the 2009 Executive Incentive Compensation Plan. For the year ended December 31, 2013, we compensated non-employee Directors as follows (a) compensation of $34,000 for each director; (b) an annual fee for the Chairman of the Audit Committee of $12,000; (c) a fee for the Chairman of the Compensation Committee of $7,500; (d) a fee for the Chairman of the Governance Committee of $6,000; (e) attendance fees of $2,000 per board meeting attended in person, plus reimbursement of travel expenses, or $1,100 per board meeting attended telephonically; (f) attendance fees of $1,100 per committee meeting attended; and (g) an equity award to each director with a market value equal to $69,000.

Under the 2009 Executive Incentive Compensation Plan, we may grant stock options and restricted stock awards to eligible employees, directors, and independent agents and consultants. At the time of the award, the Compensation Committee determines any restrictions on transferability, risk of forfeiture and other restrictions. During March 2013, the Committee approved equity compensation awards to the five outside members of the Board of Directors for their service on the Board of Directors. Each director received a grant of stock awards with an annual market value of $69,000, payable in four equal quarterly grants of common stock based on the closing market prices of the common stock on the respective dates of grant. The four quarters of the compensation were granted and paid during 2013. The summary information of the restricted stock grants is presented below:

Grant date	February 28, 2013	May 31, 2013	August 30, 2013	November 29, 2013
Aggregate shares of restricted stock granted	4,685	4,735	4,530	3,465
Grant date fair value	$86,000	$86,000	$86,000	$86,000
Weighted average fair value per share	$18.41	$18.20	$19.04	$24.88

All of the restricted stock awards in 2013 were fully vested at each of their respective grant dates.
In February 2014, the Compensation Committee approved equity compensation awards for the five outside members of the Board of Directors for their service on the Board of Directors. The restricted stock awards are issuable by us in four equal quarterly installments, which will total $94,000. Each quarterly award is valued based on the closing market price per share of common stock on the date of grant. The first quarter of the compensation was granted on February 28, 2014 and the remaining three-quarters of the compensation will be paid during May, August and November of 2014.
Corporate Governance
We operate within a comprehensive plan of corporate governance for the purpose of defining responsibilities, setting high standards of professional and personal conduct and assuring compliance with such responsibilities and standards. We regularly monitor developments in the area of corporate governance to ensure our continued compliance with changing standards and regulations. A summary of our corporate governance measures follows:
Independent Directors

•
A majority of the members of our Board of Directors are independent from management. When making determinations regarding independence, the Board of Directors references the listing standards adopted by Nasdaq as well as the independence standards set forth in the Sarbanes-Oxley Act of 2002 and the rules and regulations promulgated by the SEC under that Act. In particular, our Audit Committee periodically evaluates and reports to the Board on the independence of each member of the Board. The Governance Committee analyzes whether a director is independent by evaluating, among other factors, the following:

1.	Whether the member of the Board of Directors has any material relationship with us, either directly, or as a partner, shareholder or officer of an organization that has a relationship with us;

2.	Whether the member of the Board of Directors is our current employee or was one of our employees within three years preceding the date of determination;

3.
Whether the member of the Board of Directors is, or in the three years preceding the date of determination has been, affiliated with or employed by (i) a present internal or external auditor of ours or any affiliate of such auditor, or (ii) any former internal or external auditor of ours or any affiliate of such auditor, which performed services for us within three years preceding the date of determination;

4.
Whether the member of the Board of Directors is, or in the three years preceding the date of determination has been, part of an interlocking directorate, in which one of our executive officers serves on the Compensation Committee of another company that concurrently employs the member as an executive officer;

5.	Whether the member of the Board of Directors receives any compensation from us, other than fees or compensation for service as a member of the Board of Directors and any committee of the Board of

Directors and reimbursement for reasonable expenses incurred in connection with such service and for reasonable educational expenses associated with Board of Directors or committee membership matters;

6.	Whether an immediate family member of the member of the Board of Directors is one of our current executive officers or was an executive officer within three years preceding the date of determination;

7.
Whether an immediate family member of the member of the Board of Directors is, or in the three years preceding the date of determination has been, affiliated with or employed in a professional capacity by (i) a present internal or external auditor of ours or any of our affiliates, or (ii) any of our former internal or external auditors or any affiliate of ours which performed services for us within three years preceding the date of determination; and

8.
Whether an immediate family member of the member of the Board of Directors is, or in the three years preceding the date of determination has been, part of an interlocking directorate, in which one of our executive officers serves on the Compensation Committee of another company that concurrently employs the immediate family member of the member of the Board of Directors as an executive officer.

The above list is not exhaustive and the Governance Committee considers all other factors which could assist it in its determination that a director has no material relationship with us that could compromise that director’s independence.
As a result of this review, the Board of Directors affirmatively determined that current directors William B. Locander, Ph.D., James G. Binch, Richard C. Smith, and Fern S. Watts are independent of our Company and our management under the standards set forth above. Additionally, the Board of Directors affirmatively determined that W. Andrew Krusen, Jr., who is nominated for election as a Class III director, is independent. William Petty, M.D. and David Petty are not independent directors because of their employment as senior executives. Albert Burstein, Ph.D. is considered an outside director who is not independent because of certain consulting arrangements Dr. Burstein maintains with us. Additional information regarding these consulting arrangements and transactions between Dr. Burstein and us can be found under “Certain Transactions” below.

•	Our non-management directors hold formal meetings, separate from management, in conjunction with each Board of Directors meeting at least four times per year.

•
We have no formal policy regarding attendance by our directors at annual shareholders meetings, although we encourage such attendance and most of our directors have historically attended those meetings. Each of our directors, except Fern S. Watts, attended the 2013 Annual Meeting of Shareholders, and each is anticipated to attend the 2014 Annual Meeting of Shareholders.

Audit Committee

•
All Audit Committee members possess the required level of financial literacy and at least one member of the Audit Committee meets the current standard of requisite financial management expertise as required by Nasdaq and applicable SEC rules and regulations.

•	The Audit Committee operates under a formal charter that governs its duties and conduct.

•	All members of the Audit Committee are independent from our executive officers and management.

•	Our independent registered public accounting firm reports directly to the Audit Committee.

•
The Audit Committee meets with management and representatives of the registered public accounting firm prior to the filing of officers' certifications with the SEC to receive information concerning, among other things, effectiveness of the design or operation of our internal controls over financial reporting, as required by Section 404 of the Sarbanes-Oxley Act of 2002.

•	The Audit Committee has adopted a Policy for Reporting Improper Activity to enable confidential and anonymous reporting of improper activities to the Audit Committee.

Compensation Committee

•	The Compensation Committee operates under a formal charter that governs its duties and conduct.

•	Members of the Compensation Committee are independent from our executive officers and management.
Nominating, Compliance, and Governance Committee (Governance Committee)

•	The Governance Committee operates under a formal charter that governs its duties and conduct.

•	Members of the Governance Committee are independent from our executive officers and management.
Director Nomination Policy

•	Our Board of Directors has adopted certain nomination procedures with respect to third party nominations. Pursuant to these procedures:

▪
All nominations and recommendations for nominations to the Board of Directors shall be addressed to the Chairman of the Governance Committee who will submit such nominations to the full Board of Directors;

▪
The Board of Directors shall nominate such recommended individual for election by our shareholders if the Board determines that the election of such recommended individual is in our best interest based upon Board members’ knowledge of our operations, financial position, prospects and strategic goals as well as historical criteria for membership on the Board of Directors; and

▪
All issues concerning the timing of receipt of nominations or recommendations for election of members to our Board of Directors shall be governed by applicable provisions of our Articles of Incorporation and Bylaws as well as applicable rules and regulations promulgated by the SEC such as those described on page 45 of this proxy statement.

Consideration of Diversity in the Nominations Process
The Board does not have a formal policy with respect to diversity. However, the Board believes that it is essential that the Board members represent diverse viewpoints, with a broad array of experiences, professions, skills, geographic representation and backgrounds that, when considered as a group, provide a sufficient mix of perspectives to allow the Board to best fulfill its responsibilities to the long-term interests of our shareholders.
Code of Business Conduct and Ethics

•
Our management has adopted a Code of Business Conduct and Ethics that includes provisions ranging from restrictions on gifts to conflicts of interest. All employees and directors are bound by this Code of Business Conduct and Ethics. Violations of our Code of Business Conduct and Ethics may be reported to the Audit Committee.

•
The Code of Business Conduct and Ethics includes provisions applicable to all of our employees, including senior financial officers and members of our Board of Directors. This Code of Business Conduct and Ethics is available in the “Investors” section of our website at http://www.exac.com/Investors/default.asp. We intend to post amendments to or waivers from our Code of Business Conduct and Ethics.

Personal Loans to Executive Officers and Directors

•	We prohibit extensions of credit in the form of a personal loan to or for our directors and executive officers.
Communication with the Board
Anyone who has a concern about our conduct, including accounting, internal accounting controls or audit matters, or about the Company in general, may communicate directly with our Chairman of the Board of Directors, our non-management directors or the Audit Committee. These communications may be confidential or anonymous, and may be e-mailed to donna.edwards@exac.com or audit.chair@exac.com, or submitted in writing to Exactech, Inc., Attn: Donna Edwards, Vice President, Legal, or Attn: Audit Committee Chair of the Board of Directors, at 2360 N.W. 66th Court, Gainesville,

Florida 32653 or reported by phone at (352) 377-1140. All of these concerns will be forwarded to the appropriate directors for their review, and the directors will address such concerns with management. Our Code of Business Conduct and Ethics prohibits any employee from retaliating or taking any adverse action against anyone for raising or helping to resolve an integrity concern.
Section 16(a) Beneficial Ownership Reporting Compliance
Under section 16(a) of the Exchange Act, our directors, executive officers, and persons who own more than ten percent (10%) of our outstanding common stock, are required to file with the SEC, and provide to us, initial reports of ownership and reports of changes in ownership of our common stock and our other equity securities. Based solely on a review of the copies of such reports furnished to us during and/or with respect to our fiscal year ended December 31, 2013, we are not aware of any late or delinquent filings required under Section 16(a) of the Exchange Act in respect of our common stock or other equity securities.

PROPOSAL 2
ADVISORY VOTE ON EXECUTIVE COMPENSATION
As required by Section 14A of the Securities Exchange Act of 1934, as amended, we are seeking advisory shareholder approval of the compensation of our Named Executive Officers as disclosed in the section of this proxy statement. titled “Compensation Discussion and Analysis” (“CD&A”), including the tables that follow.
We urge shareholders to read the CD&A, which details our compensation actions for the year ended December 31, 2013. We believe that our compensation programs and policies and the compensation decisions for 2013 appropriately rewarded our Named Executive Officers for their performance as well as for the Company’s overall performance, and we believe that these programs and policies will assist us in retaining our senior leadership team. As described in detail in the CD&A, we have designed our executive officer compensation program to attract, motivate and retain executives with the competencies and talent required for us to meet our objectives.
The Compensation Committee reviews and approves our executive officer compensation program annually to ensure that it achieves the desired goals of emphasizing long-term value creation and aligning the interests of management and shareholders.
Although your vote is advisory and therefore non-binding, the Board of Directors will take into account the outcome of the vote when considering future executive compensation decisions for Named Executive Officers.
We are asking shareholders to vote on the following advisory resolution:
“RESOLVED, that the holders of the Company’s common stock advise that they approve the compensation of the Company’s Named Executive Officers as disclosed in the Company’s proxy statement for its 2014 Annual Meeting of Shareholders pursuant to the compensation disclosure rules of the SEC (which disclosure includes the Compensation Discussion and Analysis, the compensation tables and the related footnotes, and the narrative information accompanying the tables).”
The Board of Directors recommends a vote “FOR” the approval of the compensation of our Named Executive Officers, as described in this proxy statement pursuant to the compensation disclosure rules of the SEC (which disclosure includes the CD&A, the compensation tables and the related footnotes, and the narrative information accompanying the tables).

EXECUTIVE COMPENSATION AND OTHER INFORMATION
Compensation Discussion and Analysis
The following discussion and analysis is intended to provide an understanding of the actual compensation earned by each of our Named Executive Officers, and describes our compensation objectives and policies as applied to these Named Executive Officers, who are:

Executive Officer	Title
William Petty, M.D.	Chairman of the Board and Chief Executive Officer
David Petty	President and Director
Joel C. Phillips, CPA	Chief Financial Officer and Treasurer
Gary Miller, Ph.D.	Executive Vice President, Research and Development
Bruce Thompson	Senior Vice President, General Manager – Biologics and Spine Division
Executive Summary
We have designed our executive compensation program to attract, reward and retain a talented, innovative and entrepreneurial team of executives with a passion for achieving outstanding results. Our executive compensation policies reflect our strong pay-for-performance philosophy and provide that a significant percentage of compensation is performance based variable pay. We pay our executives short-term cash incentives based on their abilities to achieve certain annual financial metrics and operating objectives that we believe will further our long-term business objectives and create shareholder value.
Despite some international economic challenges, we continue to show strong growth with a 6% revenue growth in 2013 and a stable gross margin at 69%. Our total operating expenses in 2013 were up 4% from the comparable period last year; however, as a percentage of sales, total operating expenses decreased to 59% from 60% in 2012. Our resulting net income for 2013 increased 21% to $15.4 million from $12.7 million in 2012. This improvement in net income was particularly satisfying as we worked effectively and efficiently to hold down costs and improve productivity. In response to new expenses related to increased regulations in our industry and as recommended by management, our Compensation Committee froze 2013 merit-based salary increases for our executives, including our Named Executive Officers. However, as a result of our performance in 2013, we awarded our Named Executive Officers annual bonuses for 2013 equal to 100% of their respective targeted incentive amounts. Accordingly, our 2014 compensation plan continues to reinforce our pay-for-performance philosophy and provides a significant portion of our executives’ total compensation remain subject to achieving certain targets established by our Compensation Committee. We have aligned our 2014 short-term incentive compensation plan to strategic and financial business metrics to include sustained above-market revenue growth, operating profit margin in the range from 10.5% - 10.6%, and a neutral operating cash flow metric. We expect that long-term incentives in the form of stock-based awards will continue to strongly incentivize our Named Executive Officers to focus on long-term equity growth and alignment between shareholders and our Named Executive Officers. We will continue to evaluate base pay levels according to individual performance and comprehensive relevant peer market data.
The Compensation Committee also considered many other factors in evaluating the Company’s executive compensation programs as discussed in this CD&A, including the Compensation Committee’s assessment of the alignment with the Company’s business objectives as well as a review of data of a comparative group of peer companies. Subsequently, the Compensation Committee requested from the Vice President of Human Resources, a comprehensive review, analysis and recommendation of peer companies leading to the approval of a newly designated peer group effective May 1, 2013.
Also during 2013, the Compensation Committee approved two additional changes in the Company’s compensation program. Our 2014 executive compensation plan now includes newly adopted stock ownership guidelines to ensure that our present and future executive officers and directors acquire and maintain a meaningful equity stake in the Company. While we recognize that our Named Executive Officers currently have substantial equity holdings in the Company, we believe the implementation of executive stock ownership guidelines will ensure broad-based ownership going forward. Further information on the stock ownership guidelines is included on page 22 of this proxy statement.
Also, in 2014, we adopted a new executive compensation recoupment policy which, starting in 2014, will help safeguard against the receipt of unwarranted bonuses and to similarly encourage executives and senior management to take a more comprehensive view of risk when making business decisions. See page 22 for further details on this policy.

The Role of Shareholder Say-on-Pay Votes
Each year, we provide our shareholders the opportunity to cast an advisory vote on executive compensation, a “say-on-pay proposal,” which, this year, is included as Proposal 2. At our 2013 Annual Meeting of Shareholders, 76% of the shares cast, voted in favor of the say-on-pay proposal. The Compensation Committee viewed our shareholders’ approval of the say-on-pay proposal as support for the Company’s executive compensation philosophy and programs. However, the Compensation Committee is concerned that approximately 24% voted against the Company’s say-on-pay proposal. Given its concern, the Compensation Committee intends to further evaluate the Company’s executive compensation program to ensure that the program rewards performance that promotes the long-term success of the Company and maximizes shareholder value.  As in prior years, the Committee will consider the outcome of this year’s and future say-on-pay proposals, as well as other shareholder concerns and feedback, when determining executive compensation.
Compensation Philosophy

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Our compensation philosophy is to attract, motivate and retain key leadership who will work to achieve our desired business direction, strategy and performance. Our compensation program for our Named Executive Officers has the following primary goals: (1) to attract, motivate and retain executives with the competencies and talent required for us to meet our objectives; (2) to be compatible with our purpose and culture; (3) to be competitive, fair and equitable; (4) to be cost effective; and (5) to comply with local, state, and federal laws and regulations.

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In addition, we have designed the variable compensation component of our program to link individual incentive goals with the interests of our shareholders and reward superior individual performance that is tied to the Company’s performance without promoting excessive risk taking.

To achieve the above goals, the Compensation Committee has approved a compensation program that is reviewed annually. It includes all of the following elements:

•	Base Salary;

•	Annual Cash Incentive Bonus and Quarterly Profit Sharing;

•	Share-based Compensation

•	Stock Ownership Guidelines; and

•	Retirement, Health and Other Benefits.
Factors Considered in Determining Compensation
The Compensation Committee reviews executive compensation levels on an annual basis in relation to the compensation paid by comparable companies in the medical device industry. Data for this review is provided to the Compensation Committee from the Chief Executive Officer and the Vice President of Human Resources. This data details relevant market rates for executive salaries based on independent salary surveys that have been selected for benchmarks and verified by the surveying body through payroll and public records. The sources for this data include: 2013 US Mercer SIRS® Executive Survey, Culpepper Executive Compensation Survey, Equilar Insight Research Database, and Equilar Top 25 Compensation Survey. Criteria to select the surveys used for benchmarking remain consistent from year-to-year. The Mercer SIRS survey has been used by the Company for the last four years and focuses primarily on the life sciences industry. We added the Equilar Insight Research Institute Database of public companies in 2010 and the Equilar Insight Top 25 Compensation Survey data in 2011. Additionally, we added the Culpepper Executive Compensation Survey in 2013. Culpepper is a provider of worldwide salary surveys and data for compensation and employee benefit programs in the technology industry, focused primarily on small and mid-sized technology companies. We believe that the survey criteria are effective in yielding a comprehensive survey group of companies comparable to Exactech. In addition, we obtain and evaluate data from the public records of fifteen peer companies of similar size and related businesses. In order to ensure market competitiveness and appropriate alignment, the Compensation Committee approved a new peer group effective May 1, 2013. The new peer group comprises the following fifteen companies: Abiomed, Accuray, Alphatec Holdings, Angio Dynamics, ArthroCare, CryoLife, Cyberonics, Nuvasive, RTI Surgical, Symmetry, Theragenics, Thoratec, Tornier, Wright Medical Group and Volcano.
As part of its annual review, the Compensation Committee reviewed the above-described metrics and comparables. Currently, base compensation data is derived from the surveys listed above and peer company data is used for comparison. The analysis of peer companies indicated that our revenues tended toward the 43rd percentile of the peer group but that our EBITDA and net income tended toward the 80th percentile. Accordingly, the Compensation Committee seeks to set compensation between the median and 75th percentile metrics, taking into account the amount of time such executive has served the Company in a specified position. This is consistent with our past compensation practices.
Written performance evaluations for the Named Executive Officers, other than the Chief Executive Officer, are prepared by the Chief Executive Officer and/or President. Total company sales growth, operating income, and cash flow performance are the metrics used in the evaluation of the performance of the Chief Executive Officer. Utilizing the compiled information, including the performance evaluation, the Compensation Committee reviews the various components of executive compensation to determine the base salary and annual and long-term awards and incentive targets for the Named Executive Officers as a group and individually.
On March 21, 2014, our Chief Executive Officer, Dr. Petty, transitioned to a new role as Executive Chairman and entered into a new employment agreement, referred to as the Chairman Agreement. Also, on March 21, 2014, our President, Mr. David Petty, was appointed as Chief Executive Officer and entered into a new employment agreement referred to as the New CEO Agreement. The compensation payable under each of these agreements is effective as of March 1, 2014.
Dr. Petty's employment agreement in effect during 2013, referred to as the 2012 CEO Agreement, was designed to balance a comparable equity compensation level to the peer group while taking into account Dr. Petty’s significant equity holdings in Exactech as a founder. In addition, the Compensation Committee believed that Dr. Petty’s status as the primary founder of the Company and the successes of the Company under his stewardship merited certain extraordinary succession planning measures to ensure the continuity of his service and minimize any disruption that would occur should he leave the Company. The 2012 CEO Agreement provided that Dr. Petty be entitled to receive annual bonuses equal to an aggregate of 50% of his base salary in cash plus 100% of his base salary in an equity award, together with such other amounts at the sole discretion of the Board. For the year ended December 31, 2013, Dr. Petty was paid an annual bonus of 50% of his base salary and equity awards equal to 100% of his base salary.
The Compensation Committee designed the Chairman Agreement to compensate Dr. Petty for his continued contribution to the Company as he continues his support and transitions the stewardship of the company to his successor, Mr. David Petty. As such, the Chairman Agreement includes the following provisions:

•	initial annual base salary of $600,000

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annual bonuses of not less than an aggregate of 60% of base salary in cash plus no less than 100% of base salary in an equity award, together with such other amounts at the sole discretion of the Compensation Committee. For the year ending December 31, 2014, Dr. Petty will be eligible to receive a cash bonus of not less than 60% of base salary and an equity award of not less than 100% of base salary, subject to allocation percentages and the achievement of annual financial targets set forth in our Management Performance Plan approved by the Compensation Committee. Dr. Petty is also entitled to receive annual bonuses and/or equity awards in accordance with the Company’s Management Performance Plan or such other incentive plans as may be adopted by the Company from time to time;

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royalty payments equal to 0.5% of domestic sales and 0.25% of international sales of our Optetrak knee product, subject to an annual maximum aggregate royalty of $150,000, and continuation of such royalty payments until Dr. Petty no longer actively supports the Optetrak® knee product line.

The Compensation Committee designed the New CEO Agreement to compensate Mr. Petty in his new role as Chief Executive Officer, based on his significant knowledge of the Company and contribution to the growth and success of the Company. As such, Mr. Petty’s new employment agreement includes the following provisions:

•	initial annual base salary of $446,000; and

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annual bonuses of not less than 75% of base salary in cash plus not less than 80% of base salary in an equity award, together with such other amounts at the sole discretion of the Board. For the year ended December 31, 2013, Mr. Petty, in his role as President, was paid an annual bonus of 40% of his base salary and equity awards equal to 75% of his base salary. For the year ending December 31, 2014, Mr. Petty will be eligible to receive a cash bonus of not less than 75% of base salary and an equity award of not less than 80% of base salary, subject to allocation percentages and the achievement of certain financial targets set forth in the Management Performance

Plan approved by the Compensation Committee. Mr. Petty is also entitled to receive bonuses and/or equity awards in accordance with other incentive plans as may be adopted by the Company from time to time.
See “Employment Agreements” below for further details of Dr. Petty’s and Mr. Petty's new employment agreements.
In 2009, our shareholders approved the 2009 Executive Incentive Compensation Plan to provide for grants of stock options, stock appreciation rights, restricted stock, deferred stock, other stock-related awards and performance or annual incentive awards that may be settled in cash, stock or other property. The amount and form of compensation under the 2009 Executive Incentive Compensation Plan for each of the Named Executive Officers is based on the above-referenced performance reviews, which are then compared against individual, team and Company targets, which are determined early each year. The Chief Executive Officer makes recommendations to the Compensation Committee with respect to stock option grant awards for Named Executive Officers other than himself. Any such awards are granted only upon the written approval of the Compensation Committee. The Chief Executive Officer neither recommends nor participates in any decisions regarding his own compensation, including any incentives.
Section 162(m) of the Internal Revenue Code generally provides that a publicly held corporation will not be entitled to deduct for federal income tax purposes compensation in excess of $1 million paid to its chief executive officer or any of its three other most highly compensated executive officers(other than the Chief Financial Officer). However, qualifying performance-based compensation is not subject to the deduction limits if certain requirements are met. The Compensation Committee has the discretion to grant awards to these individuals under the 2009 Executive Incentive Compensation Plan that are intended to qualify as performance-based compensation, which is not subject to deduction limits under Section 162(m) of the Internal Revenue Code. Additionally, stock option grants to these individuals under the 2009 Executive Incentive Compensation Plan are intended to qualify as performance-based compensation that are not subject to deduction limits of Section 162(m) of the Internal Revenue Code.
Behaviors Designed to Reward
We believe that our purpose, values and culture form the foundation of our existence. We believe it is essential to maintain a compensation structure that rewards executives and other employees for the practice and preservation of these elements. We provide performance-based compensation measured by the achievement of goals set forth annually in each executive officer’s individual accountability plan. The accountability plans are reviewed and updated throughout the year with the Chief Executive Officer or President. These accountability plan goals are based on the corporate strategy formulated annually by our Leadership Team and communicated to our Board of Directors. The compensation program also rewards the achievement of certain company revenue, profitability, and cash flow targets.
Elements of Executive Compensation
Base Salary – We establish and maintain competitive salary levels within relevant markets using available resources, which include the surveys discussed above. To maintain our objective of attracting, motivating and retaining executives with the competencies and talent required for us to meet our objectives, our target rate for salaries reflects the relevant market rate based on these independent salary surveys that have been selected for benchmarks, as described above. Each executive officer’s base salary relative to the benchmark varies based on scope of responsibility and time in the position. In addition, we strive for internal equity consistent with job content, requirements and performance.
Incentive Bonus and Profit Sharing – We provide incentive compensation pursuant to our 2009 Executive Incentive Compensation Plan based on Company, team, and individual performance. Approval of all annual incentive compensation is determined by the Compensation Committee, upon recommendation of the Chief Executive Officer for all Named Executive Officers except for himself. All Named Executive Officers participate in the 2009 Executive Incentive Compensation Plan. We pay incentive payments in cash based on annual preset performance measures for the individuals and their respective teams, as established by the Compensation Committee. The target levels are determined at the beginning of the fiscal year, are not adjusted during the year and are based on desired sales growth with an initial threshold dependent on a target before-tax operating profit. Incentive compensation aligns executive compensation with our business objectives and goals and rewards performance that leads to the achievement of those goals. For 2013, the performance targets included a sales growth range of 3% to 10%, operating profit margin range from 9.1% to 9.4%, and simplified operating cash flow metric of neutral. The incentive bonus plan provided for a range of payouts from 20% to 140% of the target performance payouts listed in the Grants of Plan-Based Awards table on page 27, based upon the Company financial performance targets. For 2014, the performance targets include a sales growth range of 3% - 9%, operating profit margin range from 10.5% to 10.6%, and neutral simplified operating cash flow metric. The 2014 incentive bonus plan provides for a range of payouts from 20% to 140% of the target performance payouts below based upon the Company financial performance targets.

Named Executive Officer	2014 Salary ($) (1)	2014 Target Annual Incentive (% of Salary)	2014 Target Annual Incentive ($) *
William Petty, M.D.	600,000	60	360,000
David Petty	446,000	75	334,500
Joel Phillips, CPA	386,881	40	154,752
Gary Miller, Ph.D.	331,332	40	132,533
Bruce Thompson	390,818	40	156,327
*Actual performance payout can range from 20-140% of Target Annual Incentive annual pay
(1) 2014 salary amounts for William Petty and David Petty are effective March 1, 2014. All other Named Executive Officer salaries for 2014 are effective February 1, 2014.
We have a profit sharing plan that distributes a portion of earnings after certain predetermined quarterly financial targets are achieved. Our predetermined targets are based on our quarterly diluted earnings per share goal. All regular U.S. employees who have been with the company more than 90 days, including the Named Executive Officers, are eligible for participation in the profit sharing plan. During 2013, we achieved targets for three of the four quarters; therefore, all regular U.S. employees, including the Named Executive Officers, received profit sharing for three quarters of 2013. During 2012, we achieved targets for three of the four quarters; therefore, all regular U.S. employees, including the Named Executive Officers, received profit sharing for three quarters of 2012.
Share Based Compensation – The 2009 Executive Incentive Compensation Plan includes a provision for stock awards, which have historically been granted in the form of stock options. Stock options are an important element of our long-term incentives program. The primary purpose of stock options is to provide Named Executive Officers and other employees with a personal and financial interest in our success through stock ownership, thereby aligning the interests of such persons with those of our shareholders. This broad-based program is a vital element of our goal to empower and motivate outstanding long-term contributions. The Compensation Committee believes that the value of stock options will reflect our financial performance over the long-term. Because our employee stock option program provides for a vesting period before options may be exercised and an exercise price at fair market value as of the date of grant, employees benefit from stock options only when the market value of the common shares increases over time. We measure the cost of employee services received in exchange for an award of equity instruments based on the grant date fair value of the award. We use the Black-Scholes option-pricing model to determine the grant date fair value. The Compensation Committee approves each stock option grant to Named Executive Officers. Individual Executive Officer stock option recommendations are based on salary levels; however the stock option awards are purely discretionary. Stock option awards are considered by the Compensation Committee on an annual basis. Awards can be granted in the form of incentive stock options or non-qualified stock options. The Compensation Committee grants all equity awards only after any planned release of material non-public information. We do not engage in the backdating, cancellation or re-pricing of stock options and have not engaged in such practices in the past.
We also have a stock purchase plan that provides the opportunity for employees to purchase stock at a discount and achieve growth of their investment if our stock price appreciates. The stock purchase plan is available to all regular U.S. employees, with the exception of certain limited exclusions by law. Messrs. William Petty, David Petty and Gary Miller are not eligible to participate due to the number of shares they hold through beneficial ownership interests.
Stock Ownership Guidelines - Effective February 13, 2014, the Compensation Committee approved and the Company has implemented executive stock ownership guidelines. We believe such guidelines, which stipulate a minimum shareholding requirement for each executive officer and director be achieved within a set period of time, foster a culture of ownership and further align the long-term interests of executives with those of shareholders. While we recognize that executive officers currently have substantial equity holdings, we believe the implementation of executive stock ownership guidelines will ensure broad-based ownership going forward.

Position	Value of Stock Owned as a Percentage of Base Annual Compensation (1)
Outside Members of the Board of Directors (2)	300%
Chief Executive Officer	300%
President	150%
Other Executive Officers	100%
(1) Stock owned is defined as common stock held directly by the individual, common stock held beneficially through an immediate family member, and any in-the-money vested stock options outstanding.
(2) Base annual compensation for executive officers is base salary, and base compensation for outside directors is their annual cash retainer for being on the Board of Directors.
Executive officers and non-employee directors are expected to achieve such stock ownership requirements within the later of five years of the adoption of these guidelines and within five years of appointment. When exercising options, executive officers and non-employee directors who have not yet met the ownership guidelines may sell shares acquired upon exercise to cover transaction costs and taxes and are expected to hold any remaining shares until the guidelines are met. Similarly, shares received upon release of restricted stock may not be sold until the ownership guidelines are met.
Executive Compensation Recoupment Policy - The Board of Directors believes it is desirable, and in the best interests of the Company and its shareholders, to maintain and enhance a culture that is focused on integrity, accountability and that discourages conduct detrimental to the Company’s sustainable growth. We believe the use of claw-back provisions will help safeguard against the receipt of unwarranted bonuses and to similarly encourage executives and senior management to take a more comprehensive view of risk when making business decisions. Effective February 13, 2014, the executive compensation program contains a claw-back provision whereby any bonus or other incentive-based or equity-based compensation awarded may be recouped by the Company in the event of fraud or misconduct by the recipient of such an award.
Retirement, health and other benefits – We provide retirement, health and other benefits as an additional incentive to retain employees. Exactech maintains a defined contribution 401(k) plan that allows employees to make plan contributions on a pre-tax basis, and for the year ended December 31, 2013, we matched employee contributions at the rate of $1.00 for each dollar of employee contributions up to 5% of the employee’s compensation. We are not required to match employee contributions in the future. The 401(k) plan is administered by, and offers the funds of, a national mutual fund company. Although Named Executive Officers are eligible to participate in the 401(k) plan, they are prevented from participating at the same level as non-executives due to the rules under the Internal Revenue Code, which dictate certain limits on contributions.
We currently make available to our Named Executive Officers and all employees a comprehensive health, dental, vision, life and disability insurance program. We participate in the employee’s health care coverage, as well as a portion of the employee’s dependent health care coverage. The health care insurance offers a variety of coverage options, at the employee’s discretion. Presently, we provide long-term disability insurance coverage to all employees and make available short-term disability coverage at the employee’s expense and discretion. The current offering for dental and vision insurance coverage is at the employee’s expense and discretion. We currently provide a basic term life insurance policy to all employees and make additional coverage available at the employee’s expense and discretion. While we currently provide a broad array of insurance coverage options and a degree of participation in the cost, there can be no guarantees that we can continue to obtain and participate in these types of benefit and insurance plans.
We do not provide any additional perquisites to the Named Executive Officers.
Employment Agreements
We recently entered into new employment agreements, effective as of March 21, 2014, with Dr. William Petty, as Executive Chairman, and Mr. David Petty, as Chief Executive Officer. Upon entering into these new agreements, Dr. Petty’s and Mr. Petty’s prior employment agreements terminated, effective as of March 21, 2014. We also have employment agreements with our Executive Vice President of Research and Development, Gary Miller and our Vice President of Administration and Corporate Secretary, Betty Petty.

Dr. Petty's new employment agreement, pursuant to which he serves as Executive Chairman, has a term expiring at our 2018 annual meeting of shareholders. Dr. Petty’s new employment agreement provides for an initial annual base salary of $600,000. Refer to page 19 for further discussion on the determination of base salary for Dr. Petty.
Pursuant to the terms of Dr. Petty’s prior employment agreement, pursuant to which he served as our Chief Executive Officer, Dr. Petty was paid a base annual salary of $600,000, an annual bonus of 60% of his base salary and equity awards equal to 100% of his base salary, for the year ended December 31, 2013. Pursuant to the terms of Dr. Petty’s new employment agreement, he is eligible to receive, in addition to his $600,000 annual base salary, annual bonuses and/or equity awards, including a cash bonus of not less than 60% of his annual base salary and an equity award with a value of not less than 100% of his annual base salary, in each case subject to the achievement of annual financial targets set forth in our Management Performance Plan, as adopted by the Compensation Committee.
Given Dr. Petty’s expertise and history with the Company, we considered it vital that Dr. Petty remained employed as Executive Chairman through 2018. Dr. Petty’s new employment agreement provides for the continuation of the same royalty payments that had been paid under his prior employment agreement. Dr. Petty is entitled to receive 0.5% of domestic sales and 0.25% of international sales of our Optetrak knee product, subject to an annual maximum aggregate royalty of $150,000. Pursuant to Dr. Petty’s new employment agreement, our obligation to pay such royalties terminates at such time that Dr. Petty no longer actively supports the Optetrak knee product line.
Dr. Petty is otherwise entitled to receive such benefits of employment as are generally available to our other executive officers.
If Dr. Petty’s employment is terminated by the Company without cause or if Dr. Petty resigns in connection with a material breach of the new employment agreement by the Company that remains uncured for 30 days (also referred to as a termination by Dr. Petty for good reason), then Dr. Petty shall be entitled to receive all unpaid base salary and bonuses accrued through the effective date of termination plus the continuation of his base salary, as in effect at the time of termination, for a period of the greater of the original term of the agreement and 24 months following the effective date of termination; provided that, Dr. Petty must adhere to certain non-compete and non-solicit covenants that govern for the entire severance period. If any Termination Event occurs, Dr. Petty and his covered dependents would additionally be entitled to receive insurance benefits through the longer of the original term of the agreement and 24 months from the date of such Termination Event, unless Dr. Petty becomes eligible for insurance benefits with another employer. Dr. Petty would also be entitled to receive a continuation of retirement benefits for this same period of time and the continuation of royalty payments for the Optetrak knee product. The compensation and benefits described in this paragraph are referred to as the severance benefits.
If there is a change in control of the Company that Dr. Petty supports (either by voting in favor of the transaction as a member of the Board or by voting any of his securities in favor of the transaction), and on or prior to the one-year anniversary of the change in control the Company or its successor terminates Dr. Petty’s employment without cause, or Dr. Petty terminates his employment for good reason, then Dr. Petty would be entitled to receive the severance benefits. If there is a change in control of the Company that Dr. Petty does not support, and (1) either he or the Company terminates his employment for any reason during the 30 days immediately following such change in control, or (2) the Company terminates his employment without cause, or Dr. Petty terminates his employment for good reason, on or prior to the one-year anniversary of such change in control, then Dr. Petty would be entitled to receive the severance benefits.
If Dr. Petty voluntarily resigns without good reason or is terminated for cause, he is entitled to receive only any unpaid base salary accrued through the effective date of resignation and the continuation of royalty payments for the Optetrak knee product.
Mr. David Petty's new employment agreement, pursuant to which he serves as Chief Executive Officer, effective as of March 21, 2014, has a term expiring on December 31, 2016. Mr. Petty’s new employment agreement provides for an initial annual base salary of $446,000. Refer to page 19 for further discussion on the determination of base salary for Mr. Petty. Pursuant to the terms of Mr. Petty’s prior employment agreement, pursuant to which he served as our President, Mr. Petty was paid a base annual salary of $375,000, an annual bonus of 40% of his base salary and equity awards equal to 65% of his base salary. Pursuant to the terms of his new employment agreement, Mr. Petty is eligible to receive, in addition to his base salary, annual bonuses and/or equity awards including a cash bonus of no less than 75% of his annual base salary and an equity award with a value of no less than 80% of his annual base salary, in each case subject to the achievement of annual financial targets set forth in our Management Performance Plan, as adopted by the Compensation Committee. Mr. Petty is otherwise entitled to receive such benefits of employment as are generally available to our other executive officers. The terms of Mr. Petty's employment as Chief Executive Officer through 2016 were considered vital due to Mr. Petty’s knowledge of the business and contribution to the growth and success of the Company.
If Mr. Petty’s employment is terminated by the Company without cause or if Mr. Petty resigns in connection with a material breach of the new employment agreement by the Company that remains uncured for 30 days (also referred to as a termination by Mr. Petty for good reason), Mr. Petty shall be entitled to receive all earned and unpaid base salary and bonuses, if any, accrued through the effective date of termination plus the continuation of his base salary, as in effect at the time of termination, for a period of the greater of the original term of the agreement and 24 months following the effective date of termination; provided that, Mr. Petty must adhere to certain non-compete and non-solicit covenants that shall govern for this entire period. If any Termination Event occurs, Mr. Petty and his covered dependents are entitled to receive insurance benefits through the longer of the original term of the agreement and 24 months from the effective date of termination, unless Mr. Petty becomes eligible for insurance benefits with another employer. Mr. Petty is also entitled to receive a continuation of retirement benefits for this same period of time. The compensation and benefits described in this paragraph are referred to as the severance benefits.
If there is a change in control of the Company, and, on or prior to the one-year anniversary of the change in control, the Company or its successor terminates Mr. Petty’s employment without cause, or Mr. Petty terminates his employment for good reason, then Mr. Petty would be entitled to receive the severance benefits.
If Mr. Petty voluntarily resigns without good reason or is terminated for cause, he is entitled to receive only any unpaid base salary accrued through the effective date of resignation.
On December 20, 2002, we entered into an employment agreement with Dr. Gary Miller, which provided for an original employment term commencing January 1, 2003 and ending December 31, 2005. The agreement provides that the employment term automatically extends by one year on each anniversary date (each December 31st), unless the Board specifically provides notice to Dr. Miller that the agreement is not being extended on the anniversary date. As of December 31, 2013, the employment agreement with Dr. Miller was automatically extended through the end of December 2014. Dr. Miller’s employment agreement provides for royalty payments comprising 0.5% of all domestic sales and 0.25% of all international sales of the Optetrak knee product on a quarterly basis, not to exceed $150,000 annually.
If Dr. Miller is terminated for cause, as defined in his employment agreement, he would not be entitled to receive severance pay. Termination for cause would include (i) any action or omission of the executive which constitutes a willful and material breach of the employment agreement which is not cured or as to which diligent attempts to cure have not commenced within thirty (30) business days after receipt by the executive or notice of same, which notice specifies the conduct necessary to cure such breach, (ii) fraud, embezzlement or misappropriation as against the Company or (iii) the conviction of the executive for any criminal act which is a felony. If Dr. Miller is terminated without cause, then such person would be entitled to receive his then current salary for the remaining term of the employment agreement. We believe that providing this type of severance for a termination without cause shows good faith and provides compensation for a reasonable transition period.
All of the employment agreements with Named Executive Officers contain a provision that the executives will not compete or engage in a business competitive with our current business for a certain period of time after the executive is terminated for cause or the executive terminates his or her employment without good reason. In addition, pursuant to the employment agreements, each executive has agreed not to disclose confidential information of our Company during the term of his employment or thereafter and agreed that all work, research and results thereof, including inventions, processes or formulas conceived or developed by the executive during the term of employment which are related to the business, research and development work, or our field of operation is the property of our Company.
Change in Control Arrangements
In February 2007, the Board of Directors adopted a change of control plan that is effective for the Company as a whole. The Board of Directors adopted the Change of Control Plan in recognition that as a publicly held company, there exists a potential for a change in control of ownership of the Company, and that the threat or occurrence of a change in control can result in the loss or significant disruption of the performance of key employees as a result of the uncertainty surrounding such threat or occurrence. As such, the Board of Directors has determined that it is in our best interest and in the best interest of our shareholders to retain the commitment of its key employees and ensure their continued commitment to the Company in the event of a threat or occurrence of a change in control. The Change of Control Plan provides for severance pay to all of our employees, including the Named Executive Officers, upon termination of employment as a result of a change in control, and within one year after the occurrence of a change in control. Certain circumstances of termination are excluded from severance pay under the Change of Control Plan, including termination for cause and the Executive Officer voluntarily initiating the termination. Terms of the plan provide for the payment of salary, benefits and any bonus earned for a period of up to one year from the date of termination from our Company or from the successor company. The time period of severance is dependent upon the employee’s responsibility level at our Company. Severance pay under this plan is reduced by the amount of severance pay provided for in any individual employment agreements.
Risk Management Assessment
The Compensation Committee has oversight responsibility to assess the Company's compensation program and its impact on long-term shareholder value. Several elements of the compensation program are designed to promote long-term shareholder value and incorporate components to mitigate risk:

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The Company sets business goals at the beginning of each year that determines the level of incentive bonus employees of the Company are entitled to, including the Named Executive Officers. These business goals include desired sales growth and before tax operating profit. The Company sets goals in order to promote growth, and discourage excessive risk taking.

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Stock option awards are granted based on a number of factors including company performance, individual performance, level of responsibility and individual contributions. Stock option grants to employees are vested over a specific time period, which we believe gives them incentive to focus on performance over a longer period of time.

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Our executive officers are encouraged to retain common stock ownership in the company as this aligns them with other shareholders. See page 22 for new stock ownership guidelines for executive officers and outside directors, which became effective in February 2014.

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While the equity grants required to be awarded to Dr. Petty and Mr. Petty under their employment agreements are not linked to performance metrics, they continue to incentivize by increasing their common stock ownership in the company, thus further aligning their interests with the other shareholders.

Most of these components apply to all participants in the compensation program, and all these components apply to our executive officers. We have reviewed our compensation structures and policies as they pertain to risk, including the cash bonus payments and equity grants required to be made to Dr. Petty and Mr. Petty under their respective employment agreements, and we have determined that our compensation programs do not create or encourage the taking of risks that are reasonably likely to have a material adverse effect on the Company.

Summary Compensation Table
The following compensation table sets forth, for the fiscal year ended December 31, 2013, the cash and certain other compensation paid or accrued by us to our Named Executive Officers.

Name and Principal Position	Year	Salary ($)		Bonus ($)(1)	Option Awards ($)(3)	Non-Equity Incentive Plan Compensation ($)(4)		All Other Compensation ($)(5)		Total ($)
(a)	(b)	(c)		(d)	(f)	(g)		(i)		(j)
William Petty, M.D. Chairman of the Board, Chief Executive Officer	2013	602,308		13,500	637,230	300,000	(7)	162,500	(2)	1,715,538
	2012	600,100		12,000	566,955	360,000	(7)	162,500	(2)	1,701,555
	2011	590,815	(6)	4,285	141,701	285,650	(7)	162,250	(2)	1,184,701

David W. Petty President and Director	2013	379,389		8,454	246,396	150,293		12,500		797,032
	2012	375,544		7,515	340,173	180,351		12,500		916,082
	2011	366,056	(6)	2,659	72,498	—		12,250		453,462

Joel C. Phillips, CPA Chief Financial Officer and Treasurer	2013	372,282		8,290	220,906	128,960		12,500		742,938
	2012	368,165		7,369	340,173	154,752		12,500		882,960
	2011	357,178	(6)	2,597	45,311	—		12,250		417,336

Gary J. Miller, Ph.D. Executive Vice President, Research and Development	2013	318,283		7,134	135,942	126,826		162,500	(2)	750,685
	2012	316,910		6,341	149,676	152,191		162,500	(2)	787,619
	2011	309,113	(6)	2,243	23,068	—		162,250	(2)	496,674

Bruce Thompson Senior Vice President, General Manager – Biologics and Spine Division	2013	382,753		8,579	169,928	133,450		12,500		707,210
	2012	381,898		7,626	179,914	160,140		12,500		742,078
	2011	383,401	(6)	2,776	48,607	—		12,250		447,035
___________________________

(1)	Includes profit-sharing plan payments, which are determined and distributed based on a portion of earnings after certain predetermined quarterly financial targets are achieved.

(2)	Amounts include royalties of $150,000, paid pursuant to employment agreements between us and each of Drs. Petty and Miller. See “Certain Transactions.”

(3)
Amounts shown in this column represent the fair value of the awards as of date of issuance computed in accordance with FASB ASC Topic 718. The assumptions on which this valuation is based are set forth in Note 11 of the Notes to the Consolidated Financial Statements included in our annual report on Form 10-K filed with the Securities and Exchange Commission on March 6, 2014. For additional details of individual grants during 2013, please see the Grants of Plan-Based Awards table below. There were no forfeitures of awards by any of the Named Executive Officers during the fiscal year.

(4)	Amounts are comprised of cash incentive earned under the Management Performance Plan.

(5)
Represents matching contributions made by us under our 401(k) plan and royalty payments to Drs. Petty and Miller. The aggregate amount of perquisites and other personal benefits provided to each Executive Officer is less than $10,000 for each officer.

(6)
Our adjustment to the 2011 salary for the NEO’s is a result of a change in our pay period cycles and additional accrual for 10 days pay earned in 2011 however paid in 2012. In Addition, David Petty’s salary was adjusted down for a non-qualified option exercise in 2011.

(7)	Amount of cash incentive earned was set pursuant to the employment agreement with Dr. Petty.

Grants of Plan-Based Awards
The following table sets forth by individual grant the equity and non-equity awards granted to the Named Executive Officers for the fiscal year ended December 31, 2013.

Name	Grant Date	Estimated Future Payouts Under Non-Equity Incentive Plan Awards(1)			Estimated Future Payouts Under Equity Incentive Plan Awards	Exercise or Base Price of Option Awards(2) ($/Sh)	Grant Date Fair Value of Stock and Option Awards(2)
		Threshold ($)	Target ($)	Maximum ($)	Target(2) (#)
(a)	(b)	(c)	(d)	(e)	(g)	(k)	(l)
William Petty, M.D	02/25/13	—	—	—	75,000	18.55	1,391,250
	12/31/13	300,000	300,000	420,000	—	—	—

David W. Petty	02/25/13	—	—	—	29,000	18.55	537,950
	12/31/13	30,059	150,293	210,410	—	—	—

Joel C. Phillips, CPA	02/25/13	—	—	—	26,000	18.55	482,300
	12/31/13	25,792	128,960	180,544	—	—	—

Gary J. Miller, Ph.D	02/25/13	—	—	—	16,000	18.55	296,800
	12/31/13	25,365	126,826	177,556	—	—	—

Bruce Thompson	02/25/13	—	—	—	20,000	18.55	371,000
	12/31/13	26,690	133,450	186,830	—	—	—
______________________________________

(1)
This represents the ranges of cash incentive potential for 2013 that is available to the Named Executive Officers under the 2009 Executive Incentive Compensation Plan. The ranges are based on annual preset performance measures for the individual and their respective teams that determine the level of award within the categories of participation.

(2)
On February 25, 2013, the Board of Directors granted to each of the Named Executive Officers stock options to purchase shares of our common stock under our executive incentive compensation plan. The exercise price of $18.55 is the closing market price of our common stock as listed on Nasdaq. The stock options are for a seven year term, and vest ratably over a five year period beginning with the first anniversary of the date of grant.

Executive Incentive Plan
Stock Options
In February 2009, our Board of Directors adopted the 2009 Executive Incentive Compensation Plan, which was approved by our shareholders in May 2009. An amendment to the plan was approved by our shareholders on June 9, 2011. This comprehensive plan superseded and replaced all of our pre-existing stock option plans. Under the 2009 Executive Incentive Compensation Plan, our Compensation Committee has the authority to grant stock-based incentive awards to key employees, directors, consultants and independent sales agents, including stock options, stock appreciation rights, restricted stock, deferred stock, other stock-related awards and performance or annual incentive awards that may be settled in cash, stock or other property (collectively, the “Awards”). The effective date of the 2009 Executive Incentive Compensation Plan was May 7, 2009. As of March 12, 2014, options to purchase an aggregate of 947,220 shares of our common stock were outstanding under the plan, and we have issued 92,164 shares of our common stock as restricted stock awards.
Shares available for awards; annual per-person limitations. Under the 2009 Executive Incentive Compensation Plan, as amended, the total number of shares of common stock that may be subject to the granting of Awards under the 2009 Executive Incentive Compensation Plan at any time during the term of the 2009 Executive Incentive Compensation Plan is equal to 1,000,000 shares, plus (i) the number of shares with respect to which Awards previously granted under the preexisting plans terminate without being exercised, (ii) the number of shares that remain available for future issuance under the Pre-existing Plans, and (iii) the number of shares that are surrendered in payment of any Awards or any tax withholding requirements. The 2009 Executive Incentive Compensation Plan limits the number of shares which may be issued pursuant to incentive stock options to 1,000,000 shares. If our shareholders vote to approve the Amended and Restated 2009 Executive Incentive Compensation Plan, as described in Proposal 3 in this Proxy Statement, the number of shares of common stock available for awards under the plan would be increased from 1,000,000 to 1,500,000, and certain other amendments to the plan would become effective.
In addition, the 2009 Executive Incentive Compensation Plan imposes individual limitations on the amount of some Awards in part to comply with Code Section 162(m). Under these limitations, during any fiscal year the number of options, stock appreciation rights, restricted shares of common stock, deferred shares of common stock, shares as a bonus or in lieu of other Company obligations, and other stock-based Awards granted to any one participant may not exceed 250,000 for all types of these Awards, subject to adjustment in specified circumstances. The maximum amount that may be paid out as an annual incentive Award or other cash Award in any fiscal year to any one participant is $1,000,000, and the maximum amount that may be earned as a performance Award or other cash Award in respect of a performance period by any one participant is $5,000,000.
Our Compensation Committee is authorized to adjust the above-described limitations and is authorized to adjust outstanding Awards (including adjustments to exercise prices of options and other affected terms of Awards) in the event that a dividend or other distribution (whether in cash, shares of common stock or other property), recapitalization, forward or reverse split, reorganization, merger, consolidation, spin-off, combination, repurchase, share exchange or other similar corporate transaction or event affects the common stock so that an adjustment is appropriate in order to prevent dilution or enlargement of the rights of participants. The Compensation Committee is also authorized to adjust performance conditions and other terms of Awards in response to these kinds of events or in response to changes in applicable laws, regulations or accounting principles.
Eligibility. The persons eligible to receive Awards under the 2009 Executive Incentive Compensation Plan are our officers, directors, employees, independent contractors and employees of our subsidiaries. An employee on leave of absence may be considered as still in our employ or in employ of a subsidiary for purposes of eligibility for participation in the 2009 Executive Incentive Compensation Plan. As of March 12, 2014, approximately 434 persons were eligible to participate in the 2009 Executive Incentive Compensation Plan.

Outstanding Equity Awards at Fiscal Year-End
The following table provides information for the Named Executive Officers as of December 31, 2013, concerning outstanding awards representing potential amounts that may be received in the future, including the amount of securities underlying exercisable and non-exercisable options. No stock appreciation rights are outstanding.

	Option Awards
Name	Number of Securities Underlying Unexercised Options (#)				Option Exercise Price ($)	Option Expiration Date
	Exercisable		Unexercisable
(a)	(b)		(c)		(e)	(f)
William Petty, M.D	45,000	(1)	—		18.60	5/17/2014
	50,000	(1)	—		14.12	5/9/2015
	10,000	(1)	—		14.27	12/18/2016
	10,000	(1)	—		12.68	2/18/2015
	79,000	(1)	—		17.02	2/16/2016
	65,421		—		18.10	2/22/2016
	13,332	(1)	6,668	(1) (2)	18.95	2/28/2017
	17,380	(1)	69,520	(1) (3)	16.33	2/22/2019
	—		78,000	(1) (3)	18.55	2/25/2020

David W. Petty	20,000		—		18.60	5/17/2014
	25,000		—		14.12	5/9/2015
	5,000		—		14.27	12/18/2016
	5,000		—		12.68	2/18/2015
	34,000		—		17.02	2/16/2016
	5,866		2,934	(2)	18.95	2/28/2017
	9,000		36,000	(3)	16.33	2/22/2019
	—		29,000	(3)	18.55	2/25/2020

Joel C. Phillips, CPA	10,000		—		18.60	5/17/2014
	10,000		—		14.12	5/9/2015
	5,000		—		14.27	12/18/2016
	5,000		—		12.68	2/18/2015
	22,000		—		17.02	2/16/2016
	3,666		1,834	(2)	18.95	2/28/2017
	9,000		36,000	(3)	16.33	2/22/2019
	—		26,000	(3)	18.55	2/25/2020

Gary J. Miller, Ph.D	7,500		—		18.60	5/17/2014
	10,000		—		14.12	5/9/2015
	5,000		—		14.27	12/18/2016
	5,000		—		12.68	2/18/2015
	16,000		—		17.02	2/16/2016
	1,866		934	(2)	18.95	2/28/2017
	3,960		15,840	(3)	16.33	2/22/2019
	—		16,000	(3)	18.55	2/25/2020

Bruce Thompson	40		—		21.09	7/1/2014
	10,000		—		14.12	5/9/2015
	5,000		—		14.27	12/18/2016
	5,000		—		12.68	2/18/2015
	25,000		—		17.02	2/16/2016
	3,933		1,967	(2)	18.95	2/28/2017
	4,760		19,040	(3)	16.33	2/22/2019
	—		20,000	(3)	18.55	2/25/2020

(1)	Includes stock options that were granted to, and are held by Betty Petty, who is an executive officer of our Company, and is the spouse of William Petty.

Number of Securities Underlying Unexercised Options(#)		Option Exercise Price ($)	Option Expiration Date
Exercisable	Unexercisable
15,000	—	18.60	5/17/2014
30,000	—	14.12	05/09/2015
5,000	—	14.27	12/18/2016
5,000	—	12.68	02/18/2015
11,000	—	17.02	02/16/2016
1,866	934	18.95	02/28/2017
2,380	9,520	16.33	02/22/2019
—	3,000	18.55	02/25/2020

(2)	Stock options granted, and vest ratably over a three year period beginning with the first anniversary of the date of grant.

(3)	Stock options granted, and vest ratably over a five year period beginning with the first anniversary of the date of grant.
Option Exercises and Stock Vested
The following table sets forth certain information concerning the exercise of stock options by the Named Executive Officers during the fiscal year ended December 31, 2013.

	Option Awards
Name	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise ($)
(a)	(b)	(c)
William Petty, M.D	15,000	57,300
David W. Petty	10,000	39,600
Gary J. Miller, Ph.D	7,500	26,925
Bruce Thompson	9,960	20,976
__________________
Retirement Plan and Post-Employment
Other than the 401(k) plan we do not maintain any other pension plan or non-qualified deferred compensation plan for our Named Executive Officers.
No Named Executive Officer's employment terminated during the year ended December 31, 2013.

Securities Authorized for Issuance Under Equity Compensation Plans
The following table provides information as of December 31, 2013 with respect to compensation plans (including individual compensation arrangements) under which our equity securities are authorized for issuance.

Equity Compensation Plan Information (2)
Plan Category	Number of securities to be issued upon exercise of outstanding options, warrants and rights (in thousands)	Weighted-average exercise price of outstanding options, warrants and rights	Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column (a) (in thousands)
	(a)	(b)	(c)
Equity compensation plans approved by security holders(1)	1,318	$16.78	206
Equity compensation plans not approved by security holders	–—	–—	–—
Total	1,318	$16.78	206
_______________________

(1)
The 2009 Executive Incentive Compensation Plan approved by our shareholders at the annual meeting on May 7, 2009, and amendment approved by our shareholders at the annual meeting on June 9, 2011, superseded and consolidated all of our existing incentive stock plans.

(2)	For further details regarding our equity compensation plans see “Stock Options” on page 28 of this proxy statement.
Compensation Committee Interlocks and Insider Participation
In 2013, none of our executive officers or directors was a member of the board of directors of any other company where the relationship would be considered a committee interlock under SEC rules.

The following Report of the Compensation Committee and the Report of the Audit Committee do not constitute soliciting material and should not be deemed filed or incorporated by reference into any of our other filings under the Securities Act of 1933 or the Securities Exchange Act of 1934, except to the extent we specifically incorporate the reports by reference in a particular filing.
COMPENSATION COMMITTEE REPORT
The Compensation Committee is responsible for establishing, reviewing and approving our compensation philosophy and policies, reviewing and making recommendations to the Board regarding forms of compensation provided to our directors and officers, reviewing and determining bonuses and equity awards for our officers and other employees, and administering our equity incentive plans.
In this context, the Compensation Committee has reviewed and discussed with management the Compensation Discussion and Analysis included in this proxy statement. In reliance on the reviews and discussions referred to above, the Compensation Committee recommended to the Board of Directors, and the Board of Directors has approved, that the Compensation Discussion and Analysis be included in this proxy statement for filing with the Securities and Exchange Commission.
Submitted by the Compensation Committee of the Board of Directors.
Members of the Compensation Committee
William B. Locander, Ph.D.
James G. Binch
Fern S. Watts

AUDIT COMMITTEE REPORT
The role of the Audit Committee is to assist the Board of Directors in its oversight of the integrity of the Company’s financial reporting process and compliance with legal and regulatory requirements. The Board of Directors, in its business judgment, has determined that each current member of the Committee is “independent”, as required by applicable listing standards of the Nasdaq Global Market and the Sarbanes-Oxley Act of 2002 and applicable SEC rules. Management of the Company is responsible for the preparation, presentation and integrity of the Company’s financial statements. Management is also responsible for the Company’s accounting and financial reporting principles and internal controls and procedures designed to assure compliance with accounting standards and applicable laws and regulations. The independent registered public accounting firm is responsible for auditing the Company’s financial statements and expressing an opinion as to their conformity with accounting principles generally accepted in the United States of America, as well as assessing the effectiveness of the Company’s internal controls over financial reporting and management’s assessment of those same controls, and expressing an opinion on management’s assessment and an opinion on the effectiveness of the Company’s internal control over financial reporting based on their integrated audit. The Audit Committee acts in accordance with a written charter adopted by the Board of Directors. The Committee reviews this charter annually. A copy of the charter is available on the company’s website at http://www.exac.com.
In the performance of its oversight function, the Audit Committee has considered and discussed the audited financial statements and unaudited quarterly financial statements with management and the independent registered public accounting firm, including a discussion of the quality, not just the acceptability, of accounting principles, the reasonableness of significant judgments, the clarity of disclosures in the financial statements and the effectiveness of internal control over financial reporting, as required by section 404 of the Sarbanes-Oxley Act of 2002. The Audit Committee has also discussed with the independent registered public accounting firm the matters required to be discussed by Statement on Auditing Standards No. 61, Communication with Audit Committees, as amended, as adopted by the Public Company Accounting Oversight Board in Rule 3200T, and Statement on Auditing Standards No. 90, Audit Committee Communications. Finally, the Committee has received the written disclosures and the letter from the independent registered public accounting firm required by applicable requirements of the Public Company Accounting Oversight Board regarding the independent accountant’s communications with the Audit Committee concerning independence, and has discussed with the auditors the auditors’ independence from the Company and its management, and reviewed and approved the compatibility of non-audit services provided by McGladrey LLP and approved the fees paid to them for the 2013 fiscal year.

The Audit Committee meets with the representatives of the independent registered public accounting firm, with and without management present, to discuss the results of their examinations, their evaluations of the Company’s systems of internal control, and the overall quality of the Company’s financial reporting. The Audit Committee reviewed the Company’s internal control over financial reporting with the Company’s independent auditors and, consistent with Section 302 of the Sarbanes-Oxley Act of 2002 and the rules adopted thereunder, met with management and the auditors prior to the filing of officers’ certifications required by that statute to receive any information concerning (a) significant deficiencies in the design or operation of internal controls which could adversely affect the Company’s ability to record, process, summarize and report financial data and (b) any fraud, whether or not material, that involves management or other employees who have a significant role in the Company’s internal control over financial reporting.
On an informal basis the chairman communicates with the members outside of meetings with regard to significant issues that need to be brought to their immediate attention. Otherwise, communication between the members is mostly during meetings.
It is not the Audit Committee's duty or responsibility to conduct auditing or accounting reviews or procedures. Audit Committee members are not employees of the Company and may not be, and may not represent themselves to be, or to serve as, accountants or auditors by profession. Members of the Audit Committee rely, without independent verification, on the information provided to them and on the representations made by management and the independent accountants.
Based upon the reports and discussions described above, and subject to the limitations on the role and responsibilities of the Audit Committee referred to above, the Audit Committee recommended to the Board that the audited financial statements be included in the Company’s Annual Report on Form 10‑K for the year ended December 31, 2013, as filed with the Securities and Exchange Commission.
Submitted by the Audit Committee of the Board of Directors.
Members of the Audit Committee
James G. Binch
Richard C. Smith
William B. Locander, Ph.D.

CERTAIN TRANSACTIONS
Review and Approval of Related Person Transactions
The Audit Committee conducts an appropriate review of and oversees all related party transactions on a continuing basis and reviews potential conflict of interest situations where appropriate. The Audit Committee has not adopted formal standards to apply when it reviews, approves or ratifies any related party transaction. However, traditionally, as reflected in the minutes of its meetings, the Audit Committee has followed the following standards: (i) all related party transactions must be fair and reasonable to the Company and on terms comparable to those reasonably expected to be agreed to with independent third parties for the same goods and/or services at the time they are authorized by the Audit Committee and (ii) all related party transactions must be authorized, approved or ratified by the affirmative vote of a majority of the members of the Audit Committee who have no interest, either directly or indirectly, in any such related party transaction.
Consulting Agreement with Albert Burstein, Ph.D.
We have also entered into a verbal consulting agreement with Albert Burstein, Ph.D, a director of our Company. The agreement provides for the rendering of Dr. Burstein's services with respect to many facets of the orthopaedic industry, including product design rationale, manufacturing and development techniques and product sales and marketing. For the year ended December 31, 2013, we paid Dr. Burstein $180,000 as compensation under the consulting agreement.
Consulting Agreements with William Petty, M.D. and Gary Miller, Ph.D.
We have entered into consulting agreements with certain of our executive officers, directors and principal shareholders in connection with product design which entitles them to royalty payments aggregating 0.5% of our net sales of such products in the United States and less than 0.25% of our net sales of such products outside the United States, not to exceed an aggregate of $300,000 annually. For the year ended December 31, 2013, we paid royalties to each of Drs. Petty and Miller for an aggregate of $300,000, pursuant to these consulting agreements, with limitations contained in their respective employment agreements.

PROPOSAL 3

APPROVAL AND ADOPTION OF THE AMENDED AND RESTATED EXACTECH, INC. 2009 EXECUTIVE INCENTIVE COMPENSATION PLAN

Background and Purpose
On February 13, 2014, the Board of Directors adopted and approved the Amended and Restated Exactech, Inc. 2009 Executive Incentive Compensation Plan, which we refer to as the Amended and Restated 2009 Plan, and recommended that it be submitted to our shareholders for their approval at the Annual Meeting. The Amended and Restated 2009 Plan amends and restates, in its entirety, the Exactech, Inc. 2009 Executive Incentive Compensation Plan, which we refer to as the 2009 Plan. The 2009 Plan was originally adopted by the Board of Directors on February 18, 2009, approved by our shareholders on May 7, 2009 and later amended by the Board and approved by our shareholders in 2011.
The purpose of the Amended and Restated 2009 Plan is to assist us and our subsidiaries and other designated affiliates, which we refer to as “related entities,” in attracting, motivating, retaining and rewarding high-quality executives and other employees, officers, directors, consultants and other persons who provide services to us or our related entities, by enabling such persons to acquire or increase a proprietary interest in the Company. We believe that rewarding these persons with grants of equity, including those tied to performance criteria, strengthens the mutuality of interests between them and our shareholders and leads them to expend their maximum efforts in the creation of shareholder value.
As of the Record Date, prior to approval by our shareholders of the Amended and Restated 2009 Plan, there were 1,000,000 shares of common stock authorized for issuance under the 2009 Plan, plus (i) the number of shares with respect to awards previously granted under the Exactech, Inc. Employee Stock Option and Incentive Plan, the Exactech, Inc. Director’s Stock Option Plan and the Exactech, Inc. Amended and Restated 2003 Executive Incentive Compensation Plan, which we collectively refer to as the Preexisting Plans, that terminate without being exercised, expire, are forfeited or canceled, plus (ii) the number of shares that remain available for future issuance under the Preexisting Plans, plus (iii) the number of shares that are surrendered in payment of any awards or any tax withholding with respect thereto. As of the Record Date, of those shares authorized for issuance under the 2009 Plan, 202,281 shares remained available for issuance and a total of 947,220 shares were issuable pursuant to outstanding awards under the 2009 Plan.
In order to continue to provide the appropriate equity incentives to plan participants, the Board of Directors approved, subject to shareholder approval at the Annual Meeting, the Amended and Restated 2009 Plan, which would effect the following changes to the 2009 Plan: (i) the number of shares of our common stock reserved for issuance under the 2009 Plan would increase from 1,000,000 to 1,500,000, plus (a) the number of shares with respect to awards previously granted under the Preexisting Plans that terminate without being exercised, expire, are forfeited or canceled, plus (b) the number of shares that remain available for future issuance under the Preexisting Plan, plus (c) the number of shares that are surrendered in payment of any awards or any tax withholding with respect thereto; (ii) the definition of "Consultant" would be revised to conform more closely to SEC rules applicable to the registration of securities on Form S-8; (iii) the definition of "Covered Employee" would be narrowed to include only those persons required to be included within that definition pursuant to Section 162(m) of the Internal Revenue Code of 1986, as amended, which we refer to as the Code; (iv) clarify that only the Compensation Committee, rather than the full Board, may grant awards to independent directors; (v) clarify that the performance criteria described in the 2009 Plan applies to all types of awards intended to qualify as "performance-based compensation" under Section 162(m) of the Code; (vi) modify the types of exclusions and adjustments that may be made for purposes of determining the satisfaction of performance goals with respect to awards intended to qualify as performance-based compensation; (vii) provide that any award or any interest therein may be transferred only to the extent permitted under the rules applicable to the registration of securities on Form S-8; and (viii) conforming changes necessary to implement the preceding amendments.
Except as described above, the Amended and Restated 2009 Plan would effect no other changes to the 2009 Plan.
In addition, Section 162(m) of the Code requires that certain provisions of the 2009 Plan be periodically resubmitted to, and reapproved by, our shareholders to qualify for an exemption from the $1 million limit that otherwise applies to tax-deductible compensation to “covered employees.” To comply with this requirement, the Board of Directors has recommended that our shareholders reapprove the existing performance criteria that may be used by us in establishing performance goals with respect to awards that may be granted under the Amended and Restated 2009 Plan and are intended to qualify as “performance-based compensation” under Section 162(m) of the Code.
The Amended and Restated 2009 Plan will become effective as of the date of its approval by our shareholders and will remain in effect for ten years from its effective date, unless earlier terminated by the Board of Directors or at such time as no shares of common stock remain available for issuance under the Amended and Restated 2009 Plan. If the Amended and Restated 2009 Plan is not approved by our shareholders, then the 2009 Plan will continue in existence in its current state.
Summary of the Amended and Restated 2009 Plan
The following is a summary of the material provisions of the Amended and Restated 2009 Plan. The following summary of the Amended and Restated 2009 Plan does not purport to be a complete description of all of the provisions of the Amended and Restated 2009 Plan and is qualified in its entirety by reference to the complete text of the Amended and Restated 2009 Plan, a copy of which is attached as Exhibit A to this Proxy Statement.
Shares available for awards; annual per-person limitations
Under the Amended and Restated 2009 Plan, the total number of shares of common stock reserved for issuance would be 1,500,000, plus (a) the number of shares with respect to awards previously granted under the Preexisting Plan that terminate without being exercised, expire, are forfeited or canceled, plus (ii) the number of shares that remain available for future issuance under the Preexisting Plans, plus (iii) the number of shares that are surrendered in payment of any awards or any tax withholding with regard thereto, representing an increase of 500,000 shares from the shares currently authorized for issuance under the 2009 Plan. Any shares of common stock with respect to which awards previously granted (including those granted prior to the effective date of the Amended and Restated 2009 Plan) that are forfeited, expire, or are settled for cash or otherwise do not result in the issuance of shares or otherwise terminate without issuance of shares will, to the extent of such forfeiture, expiration, termination, cash settlement or non-issuance, again be available for delivery under the Amended and Restated 2009 Plan. If any shares of common stock with respect to which awards previously granted (including those granted prior to the effective date of the Amended and Restated 2009 Plan) are tendered (either actually or by attestation) or withheld upon exercise of an award to pay the exercise price or any tax withholding requirements, then only the number of shares of common stock issued net of the shares tendered or withheld will be counted for purposes of determining the maximum number of shares of common stock available for grant under the Amended and Restated 2009 Plan. Awards issued in substitution for awards previously granted by a company acquired by the Company or a related entity, or with which the Company or any related entity combines, do not reduce the limit on grants of awards under the Amended and Restated 2009 Plan.
The Amended and Restated 2009 Plan imposes individual limitations on the amount of awards that may be granted to any one participant in part to comply with Code Section 162(m). Under these limitations, during any fiscal year of the Company, no participant may be granted (i) stock options or stock appreciation rights with respect to more than 250,000 shares of common stock, or (ii) shares of restricted stock, shares of deferred stock, performance shares and other stock based-awards with respect to more than 250,000 shares of common stock, in each case, subject to adjustment in certain circumstances. The maximum amount that may be paid out as performance units with respect to any 12-month performance period is $1,000,000 (pro-rated for any 12-month performance period that is less than 12 months), and is $5,000,000 with respect to any performance period that is more than 12 months.
The Compensation Committee of the Board of Directors is authorized to adjust the limitations described in the two preceding paragraphs and is authorized to adjust outstanding awards (including adjustments to exercise prices of options and other affected terms of awards) in the event that a dividend or other distribution (whether in cash, shares of common stock or other property), recapitalization, forward or reverse split, reorganization, merger, consolidation, spin-off, combination, repurchase, share exchange or other similar corporate transaction or event affects the common stock so that an adjustment is appropriate. The Compensation Committee is also authorized to adjust performance conditions and other terms of awards in response to these kinds of events or in response to changes in applicable laws, regulations or accounting principles. However, the Compensation Committee may not effect any adjustment described in this paragraph to the extent that it would cause any award intended to qualify as “performance-based compensation” under Section 162(m) of the Code to fail to so qualify.

Eligibility
The persons eligible to receive awards under the Amended and Restated 2009 Plan are the officers, directors, employees, consultants and other persons who provide services to the Company or any related entity. An employee on leave of absence may be considered as still in the employ of the Company or a related entity for purposes of eligibility for participation in the Amended and Restated 2009 Plan. As of March 12, 2014, approximately 434 persons were eligible to participate in the 2009 Plan.
Administration
Like the 2009 Plan, the Amended and Restated 2009 Plan is to be administered by the Compensation Committee; provided, however, that except as otherwise expressly provided in the Amended and Restated 2009 Plan, the Board of Directors may exercise any power or authority granted to the Compensation Committee under the Amended and Restated 2009 Plan. Subject to the terms of the Amended and Restated 2009 Plan, the Compensation Committee is authorized to select eligible persons to receive awards, determine the type, number and other terms and conditions of, and all other matters relating to, awards, prescribe award agreements (which need not be identical for each participant), and the rules and regulations for the administration of the Amended and Restated 2009 Plan, construe and interpret the Amended and Restated 2009 Plan and award agreements, correct defects, supply omissions or reconcile inconsistencies therein, and make all other decisions and determinations as the Compensation Committee may deem necessary or advisable for the administration of the Amended and Restated 2009 Plan.
Stock options and stock appreciation rights
The Compensation Committee is authorized to grant stock options, including both incentive stock options (“ISOs”), which can result in potentially favorable tax treatment to the participant, and non-qualified stock options, and stock appreciation rights entitling the participant to receive the amount by which the fair market value of a share of common stock on the date of exercise exceeds the grant price of the stock appreciation right. The exercise price per share subject to an option and the grant price of a stock appreciation right are determined by the Compensation Committee, but must not be less than the fair market value of a share of common stock on the date of grant. For purposes of the Amended and Restated 2009 Plan, the term “fair market value” means the fair market value of common stock, awards or other property as determined by the Compensation Committee or under procedures established by the Compensation Committee. Unless otherwise determined by the Compensation Committee, the fair market value of common stock as of any given date shall be the closing sales price per share of common stock as reported on the principal stock exchange or market on which common stock is traded on the date as of which such value is being determined or, if there is no sale on that date, then on the last previous day on which a sale was reported. The maximum term of each option or stock appreciation right, the times at which each option or stock appreciation right will be exercisable, and provisions requiring forfeiture of unexercised options or stock appreciation rights at or following termination of employment generally are fixed by the Compensation Committee, except that no option or stock appreciation right may have a term exceeding ten years. Methods of exercise and settlement and other terms of the stock appreciation right are determined by the Compensation Committee. The Compensation Committee may permit the exercise price of options awarded under the Amended and Restated 2009 Plan to be paid in cash, shares, other awards or other property (including loans to participants). Options may be exercised by payment of the exercise price in cash, shares of common stock, outstanding awards or other property having a fair market value equal to the exercise price, as the Compensation Committee may determine from time to time.
Restricted and deferred stock
The Compensation Committee is authorized to grant restricted stock and deferred stock. Restricted stock is a grant of shares of common stock which may not be sold or disposed of, and which shall be subject to such risks of forfeiture and other restrictions as the Compensation Committee may impose. A participant granted restricted stock generally has all of the rights of a shareholder of the Company, unless otherwise determined by the Compensation Committee. An award of deferred stock confers upon a participant the right to receive shares of common stock at the end of a specified deferral period, subject to such risks of forfeiture and other restrictions as the Compensation Committee may impose. Prior to settlement, an award of deferred stock carries no voting or dividend rights or other rights associated with share ownership, although dividend equivalents may be granted, as discussed below.

Dividend equivalents
The Compensation Committee is authorized to grant dividend equivalents conferring on participants the right to receive, currently or on a deferred basis, cash, shares of common stock, other awards or other property equal in value to dividends paid on a specific number of shares of common stock or other periodic payments. Dividend equivalents may be granted alone or in connection with another award, may be paid currently or on a deferred basis and, if deferred, may be deemed to have been reinvested in additional shares of common stock, awards or otherwise as specified by the Compensation Committee.
Bonus stock and awards in lieu of cash obligations
The Compensation Committee is authorized to grant shares of common stock as a bonus free of restrictions, or to grant shares of common stock or other awards in lieu of company obligations to pay cash under the Amended and Restated 2009 Plan or other plans or compensatory arrangements, subject to such terms as the Compensation Committee may specify.
Other stock-based awards
The Compensation Committee or the Board of Directors is authorized to grant awards that are denominated or payable in, valued by reference to, or otherwise based on or related to, shares of common stock. The Compensation Committee determines the terms and conditions of such awards.
Performance awards
The Compensation Committee is authorized to grant performance awards to participants on terms and conditions established by the Compensation Committee. The performance criteria to be achieved during any performance period and the length of the performance period is determined by the Compensation Committee upon the grant of the performance award; provided however, that a performance period cannot be shorter than 12 months or longer than five years. Performance awards may be valued by reference to a designated number of shares (in which case they are referred to as performance shares) or by reference to a designated amount of property including cash (in which case they are referred to as performance units). Performance awards may be settled by delivery of cash, shares or other property, or any combination thereof, as determined by the Compensation Committee. Performance awards granted to “covered employees” (as defined below) for the year in which a deduction arises, if and to the extent intended by the Compensation Committee, will be subject to provisions that qualify such awards as “performance-based compensation” not subject to the limitation on tax deductibility under Code Section 162(m). For purposes of Section 162(m), the term “covered employee” means a company’s chief executive officer and each other person whose compensation is required to be disclosed in a company’s filings with the SEC by reason of that person being among the three highest compensated officers (other than the chief financial officer) of a company as of the end of a taxable year. If and to the extent required under Section 162(m) of the Code, any power or authority relating to a performance award intended to qualify under Section 162(m) of the Code is to be exercised by the Compensation Committee and not the Board of Directors.
If and to the extent that the Compensation Committee determines that the performance-award provisions of the Amended and Restated 2009 Plan are to be applicable to any award, one or more of the following business criteria for the Company, on a consolidated basis, and/or for related entities, or for business or geographical units of the Company and/or a related entity (except with respect to the total shareholder return and earnings per share criteria), shall be used by the Compensation Committee in establishing performance goals for awards under the Amended and Restated 2009 Plan: (1) earnings per share; (2) revenues or margins; (3) cash flow; (4) operating margin; (5) return on assets, net assets, investment, capital, operating revenue or equity; (6) economic value added; (7) direct contribution; (8) income; net income; pretax earnings; earnings before interest and taxes; earnings before interest, taxes, depreciation and amortization; earnings after interest expense and before extraordinary or special items; operating income; net operating income; income before interest income or expense, unusual items and income taxes, local, state or federal and excluding budgeted and actual bonuses which might be paid under any ongoing bonus plans of the Company; (9) working capital or working capital management, including inventory turnover and days sales outstanding; (10) management of fixed costs or variable costs; (11) identification or consummation of investment opportunities or completion of specified projects in accordance with corporate business plans, including strategic mergers, acquisitions or divestitures; (12) total shareholder return; (13) debt reduction; (14) market share; (15) entry into new markets, either geographically or by business unit; (16) customer retention and satisfaction; (17) strategic plan development and implementation, including turnaround plans; and (18) stock price. Any of the above goals may be determined on an absolute or relative basis (e.g. growth in earnings per share) or as compared to the performance of a published or special index deemed applicable by the committee including, but not limited to, the Standard & Poor’s 500 Stock Index or a group of companies that are comparable to the Company. In determining the achievement of the performance goals, unless otherwise specified by the Compensation Committee at the time the performance goals are set, the Compensation Committee will exclude the impact of (i) any restructurings, discontinued operations, extraordinary items (as defined pursuant to generally accepted accounting principles), and other unusual or non-recurring charges, and (ii) any change in accounting standards required by generally accepted accounting principles. The Compensation Committee also will make such other exclusions or adjustments to the performance goals or results as the Compensation Committee will specify at the time the award is granted. In no event, however, will any of the exclusions or adjustments made pursuant to the preceding two sentences or otherwise provided under the Amended and Restated 2009 Plan be made if and to the extent they would result in the award failing to qualify as “performance-based compensation” under Section 162(m) of the Code.
The Compensation Committee may, in its discretion, determine that the amount payable as a performance award will be reduced from the amount of any potential award.
Other terms of awards
Awards may be settled in the form of cash, shares of common stock, other awards or other property, in the discretion of the Compensation Committee. The Compensation Committee may require or permit participants to defer the settlement of all or part of an award in accordance with such terms and conditions as the Compensation Committee may establish, including payment or crediting of interest or dividend equivalents on deferred amounts and crediting of earnings, gains and losses based on deemed investment of deferred amounts in specified investment vehicles. The Compensation Committee is authorized to place cash, shares of common stock or other property in trusts or make other arrangements to provide for payment of the Company’s obligations under the Amended and Restated 2009 Plan. The Compensation Committee may condition any payment relating to an award on the withholding of taxes and may provide that a portion of any shares of common stock or other property to be distributed will be withheld (or previously acquired shares of common stock or other property be surrendered by the participant) to satisfy withholding and other tax obligations. Awards granted under the Amended and Restated 2009 Plan generally may not be pledged or otherwise encumbered and are not transferable except by will or by the laws of descent and distribution, or to a designated beneficiary upon the participant’s death. However, the Compensation Committee or the Board of Directors may, in its discretion, permit transfers (subject to any terms and conditions which the Compensation Committee or the Board of Directors may impose thereon), that are by gift or pursuant to a domestic relations order, and are to a “permitted assignee” that is a permissible transferee under the applicable rules of the SEC for registration of shares of stock on a Form S-8 registration statement. For this purpose, a “permitted assignee” means (a) the participant’s spouse, children or grandchildren (including any adopted and step children or grandchildren), parents, grandparents or siblings, (b) a trust for the benefit of one or more of the participant or the persons referred to in clause (a), (c) a partnership, limited liability company or corporation in which the participant or the persons referred to in clause (a) are the only partners, members or stockholders, or (d) a foundation in which any person or entity designated in clauses (a), (b) or (c) above control the management of assets.
Awards under the Amended and Restated 2009 Plan are generally granted without a requirement that the participant pay consideration in the form of cash or property for the grant (as distinguished from the exercise), except to the extent required by law. The Compensation Committee may grant awards in exchange for other awards under the Amended and Restated 2009 Plan, awards under other company plans, or other rights to payment from the Company, and may grant awards in addition to and in tandem with such other awards, rights or other awards.
Acceleration of vesting; change in control
The Compensation Committee may, in its discretion, accelerate the exercisability, the lapsing of restrictions or the expiration of deferral or vesting periods of any award, and such accelerated exercisability, lapse, expiration and if so provided in the award agreement or otherwise determined by the committee, vesting shall occur automatically in the case of a “change in control” of the Company (including the cash settlement of stock appreciation rights which may be exercisable in the event of a change in control). In addition, the Compensation Committee may provide in an award agreement that the performance goals relating to any performance award will be deemed to have been met upon the occurrence of any “change in control.” For purposes of the Amended and Restated 2009 Plan, unless otherwise specified in an award agreement, a change in control means the occurrence of any of the following:

(i) The acquisition by any person (as that term is used in the Exchange Act) of Beneficial Ownership (within the meaning of Rule 13d-3 promulgated under the Exchange Act) of more than 50% of either (A) the then outstanding shares of common stock of the Company (the “Outstanding Company Common Stock”) or (B) the combined voting power of the then outstanding voting securities of the Company entitled to vote generally in the election of directors (the “Outstanding Company Voting Securities) (the foregoing Beneficial Ownership hereinafter being referred to as a “Controlling Interest”); provided, however, that the following acquisitions shall not constitute or result in a Change of Control: (i) any acquisition directly from the Company; (ii) any acquisition by the Company; (iii) any acquisition by any person that as of the effective date owns Beneficial Ownership of a Controlling Interest; (y) any acquisition by any employee benefit plan (or related trust) sponsored or maintained by the Company or any subsidiary; or (z) any acquisition by any corporation pursuant to a transaction which complies with clauses (A), (B) and (C) of subsection (iii) below; or
(ii) During any period of two (2) consecutive years (not including any period prior to the Effective Date) individuals who constitute the Board on the effective date (the “Incumbent Board”) cease for any reason to constitute at least a majority of the Board; provided, however, that any individual becoming a director subsequent to the effective date whose election, or nomination for election by our shareholders, was approved by a vote of at least a majority of the directors then comprising the Incumbent Board shall be considered as though such individual were a member of the Incumbent Board, but excluding, for this purpose, any such individual whose initial assumption of office occurs as a result of an actual or threatened election contest with respect to the election or removal of directors or other actual or threatened solicitation of proxies or consents by or on behalf of a person other than the Board; or
(iii) Consummation of a reorganization, merger, statutory share exchange or consolidation or similar corporate transaction involving the Company or any of its subsidiaries, a sale or other disposition of all or substantially all of the assets of the Company, or the acquisition of assets or stock of another entity by the Company or any of its subsidiaries (each a “Business Combination”), in each case, unless, following such Business Combination, (A) all or substantially all of the individuals and entities who were the Beneficial Owners, respectively, of the Outstanding Company Common Stock and Outstanding Company Voting Securities immediately prior to such Business Combination beneficially own, directly or indirectly, more than 50% of the then outstanding shares of common stock and the combined voting power of the then outstanding voting securities entitled to vote generally in the election of directors, as the case may be, of the corporation resulting from such Business Combination (including, without limitation, a corporation which as a result of such transaction owns the Company or all or substantially all of the Company’s assets either directly or through one or more subsidiaries) in substantially the same proportions as their ownership, immediately prior to such Business Combination of the Outstanding Company common stock and Outstanding Company Voting Securities, as the case may be, (B) no person (excluding any employee benefit plan (or related trust) of the Company or such corporation resulting from such Business Combination or any person that as of the effective date owns Beneficial Ownership of a Controlling Interest) beneficially owns, directly or indirectly, 50% or more of the then outstanding shares of common stock of the corporation resulting from such Business Combination or the combined voting power of the then outstanding voting securities of such corporation except to the extent that such ownership existed prior to the Business Combination and (C) at least a majority of the members of the board of directors of the corporation resulting from such Business Combination were members of the Incumbent Board at the time of the execution of the initial agreement, or of the action of the Board, providing for such Business Combination; or
(iv) Approval by our shareholders of a complete liquidation or dissolution of the Company
Amendment and termination
The Board of Directors may amend, alter, suspend, discontinue or terminate the Amended and Restated 2009 Plan or the Compensation Committee’s authority to grant awards without further shareholder approval, except that shareholder approval must be obtained for any amendment or alteration if such approval is required by law or regulation or under the rules of any stock exchange or quotation system on which shares of common stock are then listed or quoted. Thus, shareholder approval may not necessarily be required for every amendment to the Amended and Restated 2009 Plan which might increase the cost of the Amended and Restated 2009 Plan or alter the eligibility of persons to receive awards. Shareholder approval will not be deemed to be required under laws or regulations, such as those relating to ISOs, that condition favorable treatment of participants on such approval, although the Board may, in its discretion, seek shareholder approval in any circumstance in which it deems such approval advisable. Unless earlier terminated by the Board, the Amended and Restated 2009 Plan will terminate at the earliest of (a) such time as no shares of common stock remain available for issuance under the Amended and Restated 2009 Plan, (b) termination of the Amended and Restated 2009 Plan by the Board of Directors, or (c) the tenth anniversary of the effective date of the 2009 Plan. Awards outstanding upon expiration of the Amended and Restated 2009 Plan shall remain in effect until they have been exercised or terminated, or have expired.
Federal Income Tax consequences of awards
The Amended and Restated 2009 Plan is not qualified under the provisions of Section 401(a) of the Code and is not subject to any of the provisions of the Employee Retirement Income Security Act of 1974.
Nonqualified stock options
On exercise of a nonqualified stock option granted under the Amended and Restated 2009 Plan, an optionee will recognize ordinary income equal to the excess, if any, of the fair market value on the date of exercise of the shares of stock acquired on exercise of the option over the exercise price. If the optionee is an employee of the Company or a related entity, that income will be subject to the Federal Income Tax withholding. The optionee’s tax basis in those shares will be equal to their fair market value on the date of exercise of the option, and his holding period for those shares will begin on that date.
If an optionee pays for shares of stock on exercise of an option by delivering shares of the Company’s stock, the optionee will not recognize gain or loss on the shares delivered, even if their fair market value at the time of exercise differs from the optionee’s tax basis in them. The optionee will be taxed on the exercise of the option in the manner described above as if he had paid the exercise price in cash. If a separate identifiable stock certificate is issued for that number of shares equal to the number of shares delivered on exercise of the option, the optionee’s tax basis in the shares represented by that certificate will be equal to his tax basis in the shares delivered, and his holding period for those shares will include his holding period for the shares delivered. The optionee’s tax basis and holding period for the additional shares received on exercise of the option will be the same as if the optionee had exercised the option solely in exchange for cash.
Our Company will be entitled to a deduction for Federal Income Tax purposes equal to the amount of ordinary income taxable to the optionee, provided that, the amount is reasonable and constitutes an ordinary and necessary business expense for the Company, and either the employee includes that amount in income or the Company timely satisfies its reporting requirements with respect to that amount.
Incentive stock options
The Amended and Restated 2009 Plan provides for the grant of stock options that qualify as “incentive stock options” as defined in section 422 of the Code, which we refer to as ISOs. Under the Code, an optionee generally is not subject to tax upon the grant or exercise of an ISO. In addition, if the optionee holds a share received on exercise of an ISO for at least two years from the date the option was granted and at least one year from the date the option was exercised, which we refer to as the Required Holding Period, the difference, if any, between the amount realized on a sale or other taxable disposition of that share and the holder’s tax basis in that share will be long-term capital gain or loss.
If, however, an optionee disposes of a share acquired on exercise of an ISO before the end of the Required Holding Period, which we refer to as a Disqualifying Disposition, the optionee generally will recognize ordinary income in the year of the Disqualifying Disposition equal to the excess, if any, of the fair market value of the share on the date the ISO was exercised over the exercise price. If, however, the Disqualifying Disposition is a sale or exchange on which a loss, if realized, would be recognized for Federal income tax purposes, and if the sales proceeds are less than the fair market value of the share on the date of exercise of the option, the amount of ordinary income recognized by the optionee will not exceed the gain, if any, realized on the sale. If the amount realized on a Disqualifying Disposition exceeds the fair market value of the share on the date of exercise of the option, that excess will be short-term or long-term capital gain, depending on whether the holding period for the share exceeds one year.
An optionee who exercises an ISO by delivering shares of stock acquired previously pursuant to the exercise of an ISO before the expiration of the Required Holding Period for those shares is treated as making a Disqualifying Disposition of those shares. This rule prevents “pyramiding” or the exercise of an ISO (that is, exercising an ISO for one share and using that share, and others so acquired, to exercise successive ISOs) without the imposition of current income tax.

For purposes of the alternative minimum tax, the amount by which the fair market value of a share of stock acquired on exercise of an ISO exceeds the exercise price of that option generally will be an adjustment included in the optionee’s alternative minimum taxable income for the year in which the option is exercised. If, however, there is a Disqualifying Disposition of the share in the year in which the option is exercised, there will be no adjustment with respect to that share. If there is a Disqualifying Disposition in a later year, no income with respect to the Disqualifying Disposition is included in the optionee’s alternative minimum taxable income for that year. In computing alternative minimum taxable income, the tax basis of a share acquired on exercise of an ISO is increased by the amount of the adjustment taken into account with respect to that share for alternative minimum tax purposes in the year the option is exercised.
The Company is not allowed an income tax deduction with respect to the grant or exercise of an incentive stock option or the disposition of a share acquired on exercise of an incentive stock option after the Required Holding Period. However, if there is a Disqualifying Disposition of a share, the Company is allowed a deduction in an amount equal to the ordinary income includible in income by the optionee, provided that amount constitutes an ordinary and necessary business expense for the Company and is reasonable in amount, and either the employee includes that amount in income or the Company timely satisfies its reporting requirements with respect to that amount.
Stock awards
Generally, the recipient of a stock award will recognize ordinary compensation income at the time the stock is received equal to the excess, if any, of the fair market value of the stock received over any amount paid by the recipient in exchange for the stock. If, however, the stock is non-vested when it is received under the Amended and Restated 2009 Plan (for example, if the employee is required to work for a period of time in order to have the right to sell the stock), the recipient generally will not recognize income until the stock becomes vested, at which time the recipient will recognize ordinary compensation income equal to the excess, if any, of the fair market value of the stock on the date it becomes vested over any amount paid by the recipient in exchange for the stock. A recipient may, however, file an election with the Internal Revenue Service, within 30 days of his or her receipt of the stock award, to recognize ordinary compensation income, as of the date the recipient receives the award, equal to the excess, if any, of the fair market value of the stock on the date the award is granted over any amount paid by the recipient in exchange for the stock.
The recipient’s basis for the determination of gain or loss upon the subsequent disposition of shares acquired as stock awards will be the amount paid for such shares plus any ordinary income recognized either when the stock is received or when the stock becomes vested. Upon the disposition of any stock received as a stock award under the Amended and Restated 2009 Plan the difference between the sale price and the recipient’s basis in the shares will be treated as a capital gain or loss and generally will be characterized as long-term capital gain or loss if the shares have been held for more the one year from the date as of which he or she would be required to recognize any compensation income.
Stock appreciation rights
Our Company may grant SARs separate from any other award, which we refer to as Stand-Alone SARs, or in tandem with options, which we refer to as Tandem SARs, under the Amended and Restated 2009 Plan. Generally, the recipient of a Stand-Alone SAR will not recognize any taxable income at the time the Stand-Alone SAR is granted.
With respect to Stand-Alone SARs, if the recipient receives the appreciation inherent in the SARs in cash, the cash will be taxable as ordinary compensation income to the recipient at the time that the cash is received. If the recipient receives the appreciation inherent in the SARs in shares of stock, the recipient will recognize ordinary compensation income equal to the excess of the fair market value of the stock on the day it is received over any amounts paid by the recipient for the stock.
With respect to Tandem SARs, if the recipient elects to surrender the underlying option in exchange for cash or shares of stock equal to the appreciation inherent in the underlying option, the tax consequences to the recipient will be the same as discussed above relating to the Stand-Alone SARs. If the recipient elects to exercise the underlying option, the holder will be taxed at the time of exercise as if he or she had exercised a nonqualified stock option (discussed above), i.e., the recipient will recognize ordinary income for federal tax purposes measured by the excess of the then fair market value of the shares of stock over the exercise price.
In general, there will be no Federal Income Tax deduction allowed to the Company upon the grant or termination of Stand-Alone SARs or Tandem SARs. Upon the exercise of either a Stand-Alone SAR or a Tandem SAR, the Company will be entitled to a deduction for Federal Income tax purposes equal to the amount of ordinary income that the employee is required to recognize as a result of the exercise, provided that the deduction is not otherwise disallowed under the Code.
Dividend equivalents
Generally, the recipient of a dividend equivalent award will recognize ordinary compensation income at the time the dividend equivalent award is received equal to the fair market value dividend equivalent award received. Our Company generally will be entitled to a deduction for federal income tax purposes equal to the amount of ordinary income that the employee is required to recognize as a result of the dividend equivalent award, provided that the deduction is not otherwise disallowed under the Code.
Section 162 limitations
Section 162(m) of the Code generally disallows a public company’s tax deduction for compensation to covered employees in excess of $1 million in any tax year. Compensation that qualifies as “performance-based compensation” is excluded from the $1 million deductibility cap, and therefore remains fully deductible by the company that pays it. We intend that awards granted to participants under the Amended and Restated 2009 Plan whom the Compensation Committee expects to be covered employees at the time a deduction arises in connection with such awards, may, if and to the extent so intended by the Compensation Committee, be granted in a manner that will qualify as such “performance-based compensation,” so that such awards would not be subject to the Section 162(m) of the Code deductibility cap of $1 million. However, the Compensation Committee may, in its discretion, grant awards that are not intended to be exempt from the deduction limitations imposed by Section 162(m) of the Code. In addition, future changes in Section 162(m) of the Code or the regulations thereunder may adversely affect our ability to ensure that awards under the Amended and Restated 2009 Plan will qualify as “performance-based compensation” that are fully deductible by us under Section 162(m) of the Code.
Section 409A
The Amended and Restated 2009 Plan is intended to comply with Section 409A of the Code to the extent that such section would apply to any award under the Amended and Restated 2009 Plan. Section 409A of the Code governs the taxation of deferred compensation. Any participant that is granted an award that is deemed to be deferred compensation, such as a grant of deferred stock that does not qualify for an exemption from Section 409A of the Code, and does not comply with Section 409A of the Code, could be subject to taxation on the award as soon as the award is no longer subject to a substantial risk of forfeiture (even if the award is not exercisable) and an additional 20% tax (and a further additional tax based upon an amount of interest determined under Section 409A of the Code) on the value of the award.
Importance of consulting tax adviser.
The information set forth above is a summary only and does not purport to be complete. In addition, the information is based upon current Federal Income Tax rules and therefore is subject to change when those rules change. Moreover, because the tax consequences to any recipient may depend on his particular situation, each recipient should consult his tax adviser as to the Federal, state, local and other tax consequences of the grant or exercise of an award or the disposition of stock acquired as a result of an award.
Our board of directors recommends that you vote “FOR” the Amended and Restated 2009 Plan.

PROPOSAL 4
RATIFICATION OF SELECTION OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
Our Board of Directors has recommended the firm of McGladrey LLP as the principal independent registered public accounting firm of the Company for the current fiscal year. McGladrey LLP has served as our independent registered public accounting firm since 2007. Although the appointment of McGladrey LLP as our independent registered public accounting firm does not require ratification by our shareholders, the Board of Directors considers it appropriate to obtain such ratification. Accordingly, the vote of our shareholders on this matter is advisory in nature and has no effect upon the Audit Committee’s appointment of an independent registered public accounting firm, and the Audit Committee may change our auditors at any time without the approval or consent of the shareholders.
If the shareholders do not ratify the selection of McGladrey LLP at the Annual Meeting, the selection of another independent accountant will be considered by the Audit Committee.
Representatives of McGladrey LLP are expected to be present at the Annual Meeting to respond to appropriate questions and will be afforded the opportunity to make a statement if they so desire.
The Board proposes and recommends that you vote “FOR” ratification of the appointment of McGladrey LLP as the Company’s independent registered public accounting firm for the 2014 fiscal year.
PRINCIPAL ACCOUNTANT FEES AND SERVICES
Aggregate fees and costs billed to us by McGladrey LLP, our principal accountant, for the fiscal years ended December 31, 2013 and 2012, were as follows for the referenced services:
Audit Fees
The aggregate fees billed by McGladrey LLP for professional services rendered for the integrated audit of our annual financial statements and internal controls over financial reporting for the fiscal years ended December 31, 2013 and 2012 and for the review of the financial statements in our quarterly reports on Form 10-Q for those fiscal years were $552,000 and $533,000 respectively.
Audit Related Fees
McGladrey LLP did not provide any audit related professional services for the fiscal years ended December 31, 2013 or 2012.
Tax Fees
The aggregate fees billed by McGladrey LLP for professional tax consulting services for the fiscal years ended December 31, 2013 and 2012 were $40,000 and $50,000, respectively.
All Other Fees
McGladrey LLP did not provide any other services for the fiscal years ended December 31, 2013 or 2012.
Pre-Approval Policies and Procedures
All audit related services, tax services and other services were pre-approved by the Audit Committee, which concluded that the provision of such services was compatible with the maintenance of the firms’ independence in the conduct of their auditing functions. The Audit Committee's charter provides the Audit Committee the authority to pre-approve all audit and allowable non-audit services to be provided to us by its outside auditors.
In its performance of these responsibilities, prior approval of some non-audit services is not required if:

(i)	these services involve no more than 5% of the revenues paid by us to the auditors during the fiscal year;

(ii)	these services were not recognized by us to be non-audit services at the time of the audit engagement, and

(iii)	these services are promptly brought to the attention of the Audit Committee and are approved by the Audit Committee prior to completion of the audit for that fiscal year.
The Audit Committee is permitted to delegate the responsibility to pre-approve audit and non-audit services to one or more members of the Audit Committee so long as any decision made by that member or members is presented to the full Audit Committee at its next regularly scheduled meeting.
The Audit Committee has considered the compatibility of the provision of services covered by the preceding paragraphs with the maintenance of the principal accountant’s independence from us and has determined that the provision of these services is not incompatible with the maintenance of the requisite independence.
The Audit Committee annually reviews the performance of the independent auditors and the fees charged for their services.

SHAREHOLDER PROPOSALS
Shareholder proposals intended to be presented at our 2015 Annual Meeting of Shareholders pursuant to the provisions of Rule 14a-8 of the Securities and Exchange Commission promulgated under the Securities Exchange Act of 1934, as amended, must be received by us at our executive offices by November 27, 2014 for inclusion in our proxy statement and form of proxy relating to such meeting. Any Shareholder wishing to propose a nominee for membership on our Board of Directors should submit a recommendation in writing in accordance with the foregoing, to the Governance Committee, indicating the nominee’s qualifications and other biographical information and providing confirmation of the nominee’s consent to serve as a director.
A shareholder of ours may wish to have a proposal presented at the 2015 Annual Meeting of Shareholders, but not to have such proposal included in our proxy statement and form of proxy relating to that meeting. Rule 14a-4 of the Securities and Exchange Commission promulgated under the Securities Exchange Act of 1934, as amended, allows a company to use discretionary voting authority to vote on matters coming before an annual meeting of shareholders, if the company does not have notice of the matter at least 45 days before the date corresponding to the date on which the company first mailed its proxy materials for the prior year's annual meeting of shareholders or the date specified by an overriding advance notice provision in the company's bylaws or charter. Our Articles of Incorporation contain such an advance notice provision. This provision provides that nominations to our Board of Directors or other proposals presented at the 2015 Annual Meeting by shareholders must be made in writing to the Secretary of the Company and must be delivered to or mailed and received at our principal executive offices (at the address appearing on the first page of this proxy statement) not less than 90 days nor more than 120 days prior to the anniversary of the date of our last annual meeting of shareholders. Accordingly, for our 2015 Annual Meeting of Shareholders, shareholders must submit such written notice to the Corporate Secretary on or before February 7, 2015 and on or after January 8, 2015.

By Order of the Board of Directors

/s/ Betty Petty

BETTY PETTY
Secretary

Gainesville, Florida
March 27, 2014

Exhibit A
EXACTECH, INC.
AMENDED AND RESTATED 2009 EXECUTIVE INCENTIVE COMPENSATION PLAN
1.    Purpose. The purpose of this EXACTECH, INC. AMENDED AND RESTATED 2009 EXECUTIVE INCENTIVE COMPENSATION PLAN (the “Plan”) is to assist Exactech, Inc., a Florida corporation (the “Company”), and its Related Entities in attracting, motivating, retaining and rewarding high-quality executives and other Employees, officers, Directors, and Consultants by enabling such persons to acquire or increase a proprietary interest in the Company in order to strengthen the mutuality of interests between such persons and the Company's stockholders, and providing such persons with annual and long term performance incentives to expend their maximum efforts in the creation of shareholder value. The Exactech, Inc. 2009 Executive Incentive Plan was originally adopted effective as of May 7, 2009 (the “Exactech, Inc. 2009 Executive Incentive Plan”), and is hereby amended and restated in its entirety. The Plan was approved and adopted by the Board on February 13, 2014 and shall become effective upon approval by the Company’s shareholders of the Plan. Until such approval, the provisions of the Exactech, Inc. 2009 Executive Incentive Compensation Plan shall continue in effect in accordance with its terms. Any Awards granted prior to shareholder approval of the Plan shall remain subject to the terms of the Exactech, Inc. 2009 Executive Incentive Compensation Plan as in effect on the date of grant. Any Awards granted on or after the date on which the Plan is approved by the Company’s shareholders shall be subject to the provisions of the Plan.
2.    Definitions. For purposes of the Plan, the following terms shall be defined as set forth below, in addition to such terms defined in Section 1 hereof and elsewhere herein.
(a)    “Award” means any Option, Stock Appreciation Right, Restricted Stock, Deferred Stock Award, Stock granted as a bonus or in lieu of another Award, Dividend Equivalent, Other Stock-Based Award or Performance Award, together with any other right or interest, granted to a Participant under the Plan.
(b)    “Award Agreement” means any written agreement, contract or other instrument or document evidencing any Award granted by the Committee hereunder.
(c)    “Beneficiary” means the person, persons, trust or trusts which have been designated by a Participant in his or her most recent written beneficiary designation filed with the Committee to receive the benefits specified under the Plan upon such Participant's death or to which Awards or other rights are transferred if and to the extent permitted under Section 10(b) hereof. If, upon a Participant's death, there is no designated Beneficiary or surviving designated Beneficiary, then the term Beneficiary means the person, persons, trust or trusts entitled by will or the laws of descent and distribution to receive such benefits.
(d)    “Beneficial Owner”, “Beneficially Owning” and “Beneficial Ownership” shall have the meanings ascribed to such terms in Rule 13d‑3 under the Exchange Act and any successor to such Rule.
(e)    “Board” means the Company's Board of Directors.
(f)    “Cause” shall, with respect to any Participant, have the equivalent meaning (or the same meaning as “cause” or “for cause”) set forth in any employment, consulting, or other agreement for the performance of services between the Participant and the Company or a Related Entity or, in the absence of any such agreement, such term shall mean (i) the failure by the Participant to perform his or her duties as assigned by the Company (or a Related Entity) in a reasonable manner, (ii) any violation or breach by the Participant of his or her employment agreement with the Company (or a Related Entity), if any, (iii) any violation or breach by the Participant of his or her non-competition and/or non-disclosure agreement with the Company (or a Related Entity), if any, (iv) any act by the Participant of dishonesty or bad faith with respect to the Company (or a Related Entity), (v) chronic addiction to alcohol, drugs or other similar substances affecting the Participant’s work performance, or (vi) the commission by the Participant of any act, misdemeanor, or crime reflecting unfavorably upon the Participant or the Company. The good faith determination by the Committee of whether the Participant’s Continuous Service was terminated by the Company for “Cause” shall be final and binding for all purposes hereunder.
(g)    “Change in Control” means a Change in Control as defined with related terms in Section 9 hereof.
(h)    “Change in Control Price” means the amount calculated in accordance with Section 9(c) hereof.

(i)    “Code” means the Internal Revenue Code of 1986, as amended from time to time, including regulations thereunder and successor provisions and regulations thereto.
(j)    “Committee” means a committee designated by the Board to administer the Plan; provided, however, that if the Board fails to designate a committee or if there are no longer any members on the committee so designated by the Board, or for any other reason determined by the Board, then the Board shall serve as the Committee. While it is intended that the Committee shall consist of at least two directors, each of whom shall be (i) a “non-employee director” within the meaning of Rule 16b-3 (or any successor rule) under the Exchange Act, unless administration of the Plan by “non-employee directors” is not then required in order for exemptions under Rule 16b-3 to apply to transactions under the Plan, (ii) an “outside director” within the meaning of Section 162(m) of the Code, and (iii) “Independent”, the failure of the Committee to be so comprised shall not invalidate any Award that otherwise satisfies the terms of the Plan.
(k)    “Consultant” means any consultant or advisor who is a natural person and who provides services to the Company or any Related Entity, so long as such person (i) renders bona fide services that are not in connection with the offer and sale of the Company’s securities in a capital-raising transaction, (ii) does not directly or indirectly promote or maintain a market for the Company’s securities and (iii) otherwise qualifies as a de facto employee or consultant under the applicable rules of the Securities and Exchange Commission for registration of shares of stock on a Form S-8 registration statement.
(l)    “Continuous Service” means uninterrupted provision of services to the Company in any capacity of Employee, Director, Consultant or other service provider. Continuous Service shall not be considered to be interrupted in the case of (i) any approved leave of absence, (ii) transfers among the Company, any Related Entities, or any successor entities, in any capacity of Employee Director, or Consultant, or (iii) any change in status as long as the individual remains in the service of the Company or a Related Entity in any capacity of Employee, Director, or Consultant (except as otherwise provided in the Award Agreement). An approved leave of absence shall include sick leave, military leave, or any other authorized personal leave.
(m)    “Covered Employee” means the Person who, as of the end of the taxable year, either is the principal executive officer of the Company or is serving as the acting principal executive officer of the Company, and each other Person whose compensation is required to be disclosed in the Company’s filings with the Securities and Exchange Commission by reason of that person being among the three highest compensated officers (other than the chief financial officer) of the Company as of the end of a taxable year, or such other person as shall be considered a “covered employee” for purposes of Section 162(m) of the Code.
(n)    “Deferred Stock” means a right to receive Stock, including Restricted Stock, cash measured based upon the value of Stock or a combination thereof, at the end of a specified deferral period.
(o)    “Deferred Stock Award” means an Award of Deferred Stock granted to a Participant under Section 6(e) hereof.
(p)    “Director” means a member of the Board or the board of directors of any Related Entity.
(q)    “Disability” means a permanent and total disability (within the meaning of Section 22(e) of the Code), as determined by a medical doctor satisfactory to the Committee.
(r)    “Dividend Equivalent” means a right, granted to a Participant under Section 6(g) hereof, to receive cash, Stock, other Awards or other property equal in value to dividends paid with respect to a specified number of shares of Stock, or other periodic payments.
(s)    “Effective Date” means the date on which the Plan is approved by the Company’s shareholders.
(t)    “Eligible Person” means each officer, Director, Employee, Consultant and other person who provides services to the Company or any Related Entity. The foregoing notwithstanding, only Employees of the Company, or any parent corporation or subsidiary corporation of the Company (as those terms are defined in Sections 424(e) and (f) of the Code, respectively), shall be Eligible Persons for purposes of receiving any Incentive Stock Options. An Employee on leave of absence may, in the discretion of the Committee, be considered as still in the employ of the Company or a Related Entity for purposes of eligibility for participation in the Plan.

(u)    “Employee” means any Person, including an officer or Director, who is an employee of the Company or any Related Entity. The Payment of a director’s fee by the Company or a Related Entity shall not be sufficient to constitute “employment” by the Company.
(v)    “Exchange Act” means the Securities Exchange Act of 1934, as amended from time to time, including rules thereunder and successor provisions and rules thereto.
(w)    “Fair Market Value” means the fair market value of Stock, Awards or other property as determined by the Committee, or under procedures established by the Committee. Unless otherwise determined by the Committee, the Fair Market Value of a share of Stock as of any given date shall be the closing sale price per share of Stock reported on a consolidated basis for stock listed on the principal stock exchange or market on which the Stock is traded on the date as of which such value is being determined (or as of such later measurement date as determined by the Committee on the date the Award is authorized by the Committee), or, if there is no sale on that date, then on the last previous day on which a sale was reported.
(x)    “Good Reason” shall, with respect to any Participant, have the equivalent meaning or the same meaning as “good reason” or “for good reason” set forth in any employment, consulting or other agreement for the performance of services between the Participant and the Company or a Related Entity or, in the absence of any such agreement or any such definition in such agreement, such term shall mean (i) the assignment to the Participant of any duties inconsistent in any material respect with the Participant's duties or responsibilities as assigned by the Company or a Related Entity, or any other action by the Company or a Related Entity which results in a material diminution in such duties or responsibilities, excluding for this purpose an action]which is remedied by the Company or a Related Entity promptly after receipt of notice thereof given by the Participant; (ii) any material failure by the Company or a Related Entity to comply with its obligations to the Participant as agreed upon, other than a failure which is remedied by the Company or a Related Entity promptly after receipt of notice thereof given by the Participant; or (iii) the Company's or Related Entity’s requiring the Participant to be based at any office or location outside of fifty miles from the location of employment or service as of the date of Award, except for travel reasonably required in the performance of the Participant’s responsibilities.
(y)    “Incentive Stock Option” means any Option intended to be designated as an incentive stock option within the meaning of Section 422 of the Code or any successor provision thereto.
(z)    “Incumbent Board” means the Incumbent Board as defined in Section 9(b)(ii) of the Plan.
(aa)    “Independent”, when referring to either the Board or members of the Committee, shall have the same meaning as used in the rules of the Listing Market.
(bb)    “Listing Market” means the NASDAQ Stock Market or any other national securities exchange on which any securities of the Company are listed for trading, and if not listed for trading, by the rules of the NASDAQ Stock Market.
(cc)    “Option” means a right granted to a Participant under Section 6(b) hereof, to purchase Stock or other Awards at a specified price during specified time periods.
(dd)    “Optionee” means a person to whom an Option is granted under this Plan or any person who succeeds to the rights of such person under this Plan.
(ee)    “Other Stock-Based Awards” means Awards granted to a Participant under Section 6(i) hereof.
(ff)    “Participant” means a person who has been granted an Award under the Plan which remains outstanding, including a person who is no longer an Eligible Person.
(gg)    “Performance Award” means any Award of Performance Shares or Performance Units granted pursuant to Section 6(h) hereof.
(hh)    “Performance Period” means that period established by the Committee at the time any Award is granted or at any time thereafter during which any performance goals specified by the Committee with respect to such Award are to be measured.

(ii)    “Performance Share” means any grant pursuant to Section 6(h) hereof of a unit valued by reference to a designated number of shares of Stock, which value may be paid to the Participant by delivery of such property as the Committee shall determine, including cash, Stock, other property, or any combination thereof, upon achievement of such performance goals during the Performance Period as the Committee shall establish at the time of such grant or thereafter.
(jj)    “Performance Unit” means any grant pursuant to Section 6(h) hereof of a unit valued by reference to a designated amount of property (including cash) other than Stock, which value may be paid to the Participant by delivery of such property as the Committee shall determine, including cash, Stock, other property, or any combination thereof, upon achievement of such performance goals during the Performance Period as the Committee shall establish at the time of such grant or thereafter.
(kk)    “Person” shall have the meaning ascribed to such term in Section 3(a)(9) of the Exchange Act and used in Sections 13(d) and 14(d) thereof, and shall include a “group” as defined in Section 13(d) thereof.
(ll)    “Preexisting Plan” shall mean collectively the Exactech, Inc. Employee Stock Option and Incentive Plan, the Exactech, Inc. Director’s Stock Option Plan and the Exactech, Inc. Amended and Restated 2003 Executive Incentive Compensation Plan.
(mm)    “Related Entity” means any Subsidiary, and any business, corporation, partnership, limited liability company or other entity designated by the Board, in which the Company or a Subsidiary holds a substantial ownership interest, directly or indirectly.
(nn)    “Restriction Period” means the period of time specified by the Committee that Restricted Stock Awards shall be subject to such restrictions on transferability, risk of forfeiture and other restrictions, if any, as the Committee may impose.
(oo)    “Restricted Stock” means any Stock issued with the restriction that the holder may not sell, transfer, pledge or assign such Stock and with such risks of forfeiture and other restrictions as the Committee, in its sole discretion, may impose (including any restriction on the right to vote such Stock and the right to receive any dividends), which restrictions may lapse separately or in combination at such time or times, in installments or otherwise, as the Committee may deem appropriate.
(pp)    “Restricted Stock Award” means an Award granted to a Participant under Section 6(d) hereof.
(qq)    “Rule 16b-3” and “Rule 16a-1(c)(3)” means Rule 16b-3 and Rule 16a-1(c)(3), as from time to time in effect and applicable to the Plan and Participants, promulgated by the Securities and Exchange Commission under Section 16 of the Exchange Act.
(rr)    “Stock” means the Company's Common Stock, and such other securities as may be substituted (or resubstituted) for Stock pursuant to Section 10(c) hereof.
(ss)    “Stock Appreciation Right” means a right granted to a Participant under Section 6(c) hereof.
(tt)    “Subsidiary” means any corporation or other entity in which the Company has a direct or indirect ownership interest of 50% or more of the total combined voting power of the then outstanding securities or interests of such corporation or other entity entitled to vote generally in the election of directors or in which the Company has the right to receive 50% or more of the distribution of profits or 50% or more of the assets on liquidation or dissolution.
(uu)    “Substitute Awards” means Awards granted or Stock issued by the Company in assumption of, or in substitution or exchange for, Awards previously granted, or the right or obligation to make future Awards, by a company (i) acquired by the Company or any Related Entity, (ii) which becomes a Related Entity after the date hereof, or (iii) with which the Company or any Related Entity combines.
3.    Administration.
(a)    Authority of the Committee. The Plan shall be administered by the Committee; provided, however, that except as otherwise expressly provided in this Plan or, during the period that the Company is a Publicly Held Corporation, in order to comply with Code Section 162(m) or Rule 16b-3 under the Exchange Act, the Board may exercise any power or authority granted to the Committee under this Plan. The Committee or the Board shall have full and final authority, in each case subject to and consistent with the provisions of the Plan, to select Eligible Persons to become Participants, grant Awards, determine the type, number and other terms and conditions of, and all other matters relating to, Awards, prescribe Award Agreements (which need not be identical for each Participant) and rules and regulations for the administration of the Plan, construe and interpret the Plan and Award Agreements and correct defects, supply omissions or reconcile inconsistencies therein, and to make all other decisions and determinations as the Committee or the Board may deem necessary or advisable for the administration of the Plan. In exercising any discretion granted to the Committee or the Board under the Plan or pursuant to any Award, the Committee or the Board shall not be required to follow past practices, act in a manner consistent with past practices, or treat any Eligible Person in a manner consistent with the treatment of other Eligible Persons.
(b)    Manner of Exercise of Committee Authority. The Committee, and not the Board, shall exercise sole and exclusive discretion (i) on any matter relating to a Participant then subject to Section 16 of the Exchange Act with respect to the Company to the extent necessary in order that transactions by such Participant shall be exempt under Rule 16b-3 under the Exchange Act, (ii) with respect to any Award that is intended to qualify as “performance-based compensation” under Section 162(m) of the Code, to the extent necessary in order for such Award to so qualify; and (iii) with respect to any Award to an Independent Director. Any action of the Committee or the Board shall be final, conclusive and binding on all persons, including the Company, its Related Entities, Participants, Beneficiaries, transferees under Section 10(b) hereof or other persons claiming rights from or through a Participant, and stockholders. The express grant of any specific power to the Committee or the Board, and the taking of any action by the Committee or the Board, shall not be construed as limiting any power or authority of the Committee or the Board. The Committee or the Board may delegate to officers or managers of the Company or any Related Entity, or committees thereof, the authority, subject to such terms as the Committee or the Board shall determine, (i) to perform administrative functions, (ii) with respect to Participants not subject to Section 16 of the Exchange Act, to perform such other functions as the Committee or the Board may determine, and (iii) with respect to Participants subject to Section 16, to perform such other functions of the Committee or the Board as the Committee or the Board may determine to the extent performance of such functions will not result in the loss of an exemption under Rule 16b-3 otherwise available for transactions by such persons and will not cause Awards intended to qualify as “performance-based compensation” under Section 162(m) of the Code to fail to so qualify, in each case to the extent permitted under applicable law and subject to the requirements set forth in Section 8(d). The Committee or the Board may appoint agents to assist it in administering the Plan.
(c)    Limitation on Awards to Non-Employee Directors. Notwithstanding any other provision of the Plan, except as provided in Section 6(b)(v), a non-Employee Director may be granted Awards only upon the approval of the Board, with the non-Employee Director abstaining.
(d)    Limitation of Liability. The Committee and the Board, and each member thereof, shall be entitled to, in good faith, rely or act upon any report or other information furnished to him or her by any Executive Officer, other officer or Employee, the Company's independent auditors, Consultants or any other agents assisting in the administration of the Plan. Members of the Committee and the Board, and any officer or Employee acting at the direction or on behalf of the Committee or the Board, shall not be personally liable for any action or determination taken or made in good faith with respect to the Plan, and shall, to the extent permitted by law, be fully indemnified and protected by the Company with respect to any such action or determination.
4.    Stock Subject to Plan.
(a)    Limitation on Overall Number of Shares Available for Delivery Under the Plan. Subject to adjustment as provided in Section 10(c) hereof, the total number of shares of Stock reserved and available for delivery in connection with Awards under the Plan shall be the sum of (i) 1,500,000, plus (ii) the number of shares with respect to Awards previously granted under the Preexisting Plan that terminate without being exercised, expire, are forfeited or canceled, plus (iii) the number of shares that remain available for future issuance under the Preexisting Plan, plus (iv) the number of shares that are surrendered in payment of any Awards or any tax withholding with regard thereto. If any Award granted under the Plan shall terminate, expire or be canceled or surrendered as to any shares of Stock, new Awards may thereafter be granted covering such shares. Any shares of Stock delivered under the Plan may consist, in whole or in part, of authorized and unissued shares or treasury shares.
(b)    Application of Limitations. The limitation contained in Section 4(a) shall apply not only to Awards that are settleable by the delivery of shares of Stock but also to Awards relating to shares of Stock but settleable only in cash (such as cash-only Stock Appreciation Rights). The Committee or the Board may adopt reasonable counting procedures to ensure appropriate counting, avoid double counting (as, for example, in the case of tandem or substitute awards) and make adjustments if the number of shares of Stock actually delivered differs from the number of shares previously counted in connection with an Award.
(c)    Availability of Shares Not Delivered under Awards and Adjustments to Limits.
(i)If any Awards (including those granted prior to the Effective Date) are forfeited, expire or otherwise terminate without issuance of such Shares, or any Award is settled for cash or otherwise does not result in the issuance of all or a portion of the Stock subject to such Award, the Stock to which those Awards were subject, shall, to the extent of such forfeiture, expiration, termination, cash settlement or non-issuance, again be available for delivery with respect to Awards under the Plan, subject to Section 4(c)(iv) below.
(ii)In the event that any Option or other Award granted hereunder (including those granted prior to the Effective Date) is exercised through the tendering of Stock (either actually or by attestation) or by the withholding of Stock by the Company, or withholding tax liabilities arising from such option or other award are satisfied by the tendering of Stock (either actually or by attestation) or by the withholding of Stock by the Company, then only the number of shares of Stock issued net of the shares tendered or withheld shall be counted for purposes of determining the maximum number of shares of Stock available for grant under the Plan.
(iii)Substitute Awards shall not reduce the Stock authorized for delivery under the Plan or authorized for delivery to a Participant in any period. Additionally, in the event that a company acquired by the Company or any Related Entity or with which the Company or any Related Entity combines has shares available under a pre-existing plan approved by its shareholders, the shares available for delivery pursuant to the terms of such pre-existing plan (as adjusted, to the extent appropriate, using the exchange ratio or other adjustment or valuation ratio or formula used in such acquisition or combination to determine the consideration payable to the holders of common stock of the entities party to such acquisition or combination) may be used for Awards under the Plan and shall not reduce the Stock authorized for delivery under the Plan; if and to the extent that the use of such Stock would not require approval of the Company’s shareholders under the rules of the Listing Market.
(iv)Any share of Stock that again becomes available for delivery pursuant to this Section 4(c) shall be added back as one (1) share.
(v)Notwithstanding anything in this Section 4(c) to the contrary but subject to adjustment as provided in Section 10(c) hereof, the maximum aggregate number of shares of Stock that may be delivered under the Plan as a result of the exercise of the Incentive Stock Options shall be 500,000.
(d)    No Further Awards Under Prior Plan
. In light of the adoption of this Plan, no further awards shall be made under the Prior Plan after the Effective Date.
5.    Eligibility; Per-Person Award Limitations. Awards may be granted under the Plan only to Eligible Persons. Subject to adjustment as provided in Section 10(c), in any fiscal year of the Company during any part of which the Plan is in effect, no Participant may be granted (i) Options or Stock Appreciation Rights with respect to more than 250,000 shares of Stock or (ii) Restricted Stock, Deferred Stock, Performance Shares and/or Other Stock-Based Awards with respect to more than 250,000 shares of Stock. In addition, the maximum dollar value payable to any one Participant with respect to Performance Units is (x) $1,000,000 with respect to any 12 month Performance Period (pro-rated for any Performance Period that is less than 12 months based upon the ratio of the number of days in the Performance Period as compared to 365), and (y) with respect to any Performance Period that is more than 12 months, $5,000,000.
6.    Specific Terms of Awards.
(a)    General. Awards may be granted on the terms and conditions set forth in this Section 6. In addition, the Committee or the Board may impose on any Award or the exercise thereof, at the date of grant or thereafter (subject to Section 10(e)), such additional terms and conditions, not inconsistent with the provisions of the Plan, as the Committee or the Board shall determine, including terms requiring forfeiture of Awards in the event of termination of Continuous Service by the Participant and terms permitting a Participant to make elections relating to his or her Award. The Committee or the Board shall retain full power and discretion to accelerate, waive or modify, at any time, any term or condition of an Award that is not mandatory under the Plan. Except in cases in which the Committee or the Board is authorized to require other forms of consideration under the Plan, or to the extent other forms of consideration must be paid to satisfy the requirements of Florida law, no consideration other than services may be required for the grant (but not the exercise) of any Award.
(b)    Options. The Committee and the Board each is authorized to grant Options to Participants on the following terms and conditions:
(i)    Exercise Price. Other than in connection with Substitute Awards, the exercise price per share of Stock purchasable under an Option shall be determined by the Committee or the Board, provided that such exercise price shall not be less than 100% of the Fair Market Value of the Stock on the date of grant of the Option and shall not, in any event, be less than the par value of a share of Stock on the date of grant of such Option. If an employee owns or is deemed to own (by reason of the attribution rules applicable under Section 424(d) of the Code) more than 10% of the combined voting power of all classes of stock of the Company or any Parent Corporation or Subsidiary and an Incentive Stock Option is granted to such employee, the option price of such Incentive Stock Option (to the extent required by the Code at the time of grant) shall be no less than 110% of the Fair Market Value of the Stock on the date such Incentive Stock Option is granted.
(ii)    Time and Method of Exercise. The Committee or the Board shall determine the time or times at which or the circumstances under which an Option may be exercised in whole or in part (including based on achievement of performance goals and/or future service requirements), the time or times at which Options shall cease to be or become exercisable following termination of Continuous Service or upon other conditions, the methods by which such exercise price may be paid or deemed to be paid (including in the discretion of the Committee or the Board a cashless exercise procedure), the form of such payment, including, without limitation, cash, Stock, other Awards or awards granted under other plans of the Company or a Related Entity, or other property (including notes or other contractual obligations of Participants to make payment on a deferred basis provided that such deferred payments are not in violation of the Sarbanes-Oxley Act of 2002, or any rule or regulation adopted thereunder or any other applicable law), and the methods by or forms in which Stock will be delivered or deemed to be delivered to Participants.
(iii)    Incentive Stock Options. The terms of any Incentive Stock Option granted under the Plan shall comply in all respects with the provisions of Section 422 of the Code. Anything in the Plan to the contrary notwithstanding, no term of the Plan relating to Incentive Stock Options (including any Stock Appreciation Right in tandem therewith) shall be interpreted, amended or altered, nor shall any discretion or authority granted under the Plan be exercised, so as to disqualify either the Plan or any Incentive Stock Option under Section 422 of the Code, unless the Participant has first requested the change that will result in such disqualification. Thus, if and to the extent required to comply with Section 422 of the Code, Options granted as Incentive Stock Options shall be subject to the following special terms and conditions:
(A)    the Option shall not be exercisable more than ten years after the date such Incentive Stock Option is granted; provided, however, that if a Participant owns or is deemed to own (by reason of the attribution rules of Section 424(d) of the Code) more than 10% of the combined voting power of all classes of stock of the Company or any Parent Corporation and the Incentive Stock Option is granted to such Participant, the term of the Incentive Stock Option shall be (to the extent required by the Code at the time of the grant) for no more than five years from the date of grant; and
(B)    The aggregate Fair Market Value (determined as of the date the Incentive Stock Option is granted) of the shares of stock with respect to which Incentive Stock Options granted under the Plan and all other option plans of the Company or its Parent Corporation during any calendar year exercisable for the first time by the Participant during any calendar year shall not (to the extent required by the Code at the time of the grant) exceed $100,000.
(iv)    Repurchase Rights.    The Committee and the Board shall have the discretion to grant Options which are exercisable for unvested shares of Common Stock. Should the Optionee’s Continuous Service cease while holding such unvested shares, the Company shall have the right to repurchase, at the exercise price paid per share, any or all of those unvested shares. The terms upon which such repurchase right shall be exercisable (including the period and procedure for exercise and the appropriate vesting schedule for the purchased shares) shall be established by the Committee or the Board and set forth in the document evidencing such repurchase right.
(c)    Stock Appreciation Rights. The Committee and the Board each is authorized to grant Stock Appreciation Rights to Participants on the following terms and conditions:
(i)    Right to Payment. A Stock Appreciation Right shall confer on the Participant to whom it is granted a right to receive, upon exercise thereof, the excess of (A) the Fair Market Value of one share of stock on the date of exercise (or, in the case of a “Limited Stock Appreciation Right” that may be exercised only in the event of a Change in Control, the Fair Market Value determined by reference to the Change in Control Price, as defined under Section 9(c) hereof), over (B) the grant price of the Stock Appreciation Right as determined by the Committee or the Board. The grant price of a Stock Appreciation Right shall not be less than the Fair Market Value of a share of Stock on the date of grant except as provided under Section 7(a) hereof.
(ii)    Other Terms. The Committee or the Board shall determine at the date of grant or thereafter, the time or times at which and the circumstances under which a Stock Appreciation Right may be exercised in whole or in part (including based on achievement of performance goals and/or future service requirements), the time or times at which Stock Appreciation Rights shall cease to be or become exercisable following termination of Continuous Service or upon other conditions, the method of exercise, method of settlement, form of consideration payable in settlement, method by or forms in which Stock will be delivered or deemed to be delivered to Participants, whether or not a Stock Appreciation Right shall be in tandem or in combination with any other Award, and any other terms and conditions of any Stock Appreciation Right. Limited Stock Appreciation Rights that may only be exercised in connection with a Change in Control or other event as specified by the Committee or the Board, may be granted on such terms, not inconsistent with this Section 6(c), as the Committee or the Board may determine. Stock Appreciation Rights and Limited Stock Appreciation Rights may be either freestanding or in tandem with other Awards.
(d)    Restricted Stock. The Committee and the Board each is authorized to grant Restricted Stock to Participants on the following terms and conditions:
(i)    Grant and Restrictions. Restricted Stock Awards shall be subject to such restrictions on transferability, risk of forfeiture and other restrictions, if any, as the Committee may impose, or as otherwise provided in this Plan during the Restriction Period. The terms of any Restricted Stock Award granted under the Plan shall be set forth in a written Award Agreement which shall contain provisions determined by the Committee and not inconsistent with the Plan. The restrictions may lapse separately or in combination at such times, under such circumstances (including based on achievement of performance goals and/or future service requirements), in such installments or otherwise, as the Committee may determine at the date of grant or thereafter. Except to the extent restricted under the terms of the Plan and any Award Agreement relating to a Restricted Stock Award, a Participant granted Restricted Stock shall have all of the rights of a shareholder, including the right to vote the Restricted Stock and the right to receive dividends thereon (subject to any mandatory reinvestment or other requirement imposed by the Committee). During the period that the Restricted Stock Award is subject to a risk of forfeiture, subject to Section 10(b) below and except as otherwise provided in the Award Agreement, the Restricted Stock may not be sold, transferred, pledged, hypothecated, margined or otherwise encumbered by the Participant.
(ii)    Forfeiture. Except as otherwise determined by the Committee or the Board, upon termination of a Participant's Continuous Service during the applicable Restriction Period, the Participant's Restricted Stock that is at that time subject to restrictions shall be forfeited and reacquired by the Company; provided that the Committee or the Board may provide, by rule or regulation or in any Award Agreement, or may determine in any individual case, that restrictions or forfeiture conditions relating to Restricted Stock shall be waived in whole or in part in the event of terminations resulting from specified causes, and the Committee or the Board may in other cases waive in whole or in part the forfeiture of Restricted Stock.
(iii)    Certificates for Stock. Restricted Stock granted under the Plan may be evidenced in such manner as the Committee or the Board shall determine. If certificates representing Restricted Stock are registered in the name of the Participant, the Committee or the Board may require that such certificates bear an appropriate legend referring to the terms, conditions and restrictions applicable to such Restricted Stock, that the Company retain physical possession of the certificates, and that the Participant deliver a stock power to the Company, endorsed in blank, relating to the Restricted Stock.
(iv)    Dividends and Splits. As a condition to the grant of an Award of Restricted Stock, the Committee or the Board may require that any cash dividends paid on a share of Restricted Stock be automatically reinvested in additional shares of Restricted Stock or applied to the purchase of additional Awards under the Plan. Unless otherwise determined by the Committee or the Board, Stock distributed in connection with a Stock split or Stock dividend, and other property distributed as a dividend, shall be subject to restrictions and a risk of forfeiture to the same extent as the Restricted Stock with respect to which such Stock or other property has been distributed.
(e)    Deferred Stock. The Committee and the Board each is authorized to grant Deferred Stock to Participants, which are rights to receive Stock, cash, or a combination thereof at the end of a specified deferral period, subject to the following terms and conditions:
(i)    Award and Restrictions. Satisfaction of an Award of Deferred Stock shall occur upon expiration of the deferral period specified for such Deferred Stock by the Committee or the Board (or, if permitted by the Committee or the Board, as elected by the Participant). In addition, Deferred Stock shall be subject to such restrictions (which may include a risk of forfeiture) as the Committee or the Board may impose, if any, which restrictions may lapse at the expiration of the deferral period or at earlier specified times (including based on achievement of performance goals and/or future service requirements), separately or in combination, in installments or otherwise, as the Committee or the Board may determine. Deferred Stock may be satisfied by delivery of Stock, cash equal to the Fair Market Value of the specified number of shares of Stock covered by the Deferred Stock, or a combination thereof, as determined by the Committee or the Board at the date of grant or thereafter. Prior to satisfaction of an Award of Deferred Stock, an Award of Deferred Stock carries no voting or dividend or other rights associated with share ownership.
(ii)    Forfeiture. Except as otherwise determined by the Committee or the Board, upon termination of a Participant's Continuous Service during the applicable deferral period thereof to which forfeiture conditions apply (as provided in the Award Agreement evidencing the Deferred Stock), the Participant's Deferred Stock that is at that time subject to deferral (other than a deferral at the election of the Participant) shall be forfeited; provided that the Committee or the Board may provide, by rule or regulation or in any Award Agreement, or may determine in any individual case, that restrictions or forfeiture conditions relating to Deferred Stock shall be waived in whole or in part in the event of terminations resulting from specified causes, and the Committee or the Board may in other cases waive in whole or in part the forfeiture of Deferred Stock.
(iii)    Dividend Equivalents. Unless otherwise determined by the Committee or the Board at date of grant, any Dividend Equivalents that are granted with respect to any Award of Deferred Stock shall be either (A) paid with respect to such Deferred Stock at the dividend payment date in cash or in shares of unrestricted Stock having a Fair Market Value equal to the amount of such dividends, or (B) deferred with respect to such Deferred Stock and the amount or value thereof automatically deemed reinvested in additional Deferred Stock, other Awards or other investment vehicles, as the Committee or the Board shall determine or permit the Participant to elect.
(f)    Bonus Stock and Awards in Lieu of Obligations. The Committee and the Board each is authorized to grant Stock as a bonus, or to grant Stock or other Awards in lieu of Company obligations to pay cash or deliver other property under the Plan or under other plans or compensatory arrangements, provided that, in the case of Participants subject to Section 16 of the Exchange Act, the amount of such grants remains within the discretion of the Committee to the extent necessary to ensure that acquisitions of Stock or other Awards are exempt from liability under Section 16(b) of the Exchange Act. Stock or Awards granted hereunder shall be subject to such other terms as shall be determined by the Committee or the Board.
(g)    Dividend Equivalents. The Committee and the Board each is authorized to grant Dividend Equivalents to a Participant entitling the Participant to receive cash, Stock, other Awards, or other property equal in value to dividends paid with respect to a specified number of shares of Stock, or other periodic payments. Dividend Equivalents may be awarded on a free-standing basis or in connection with another Award. The Committee or the Board may provide that Dividend Equivalents shall be paid or distributed when accrued or shall be deemed to have been reinvested in additional Stock, Awards, or other investment vehicles, and subject to such restrictions on transferability and risks of forfeiture, as the Committee or the Board may specify.
(h)    Performance Awards. The Committee is authorized to grant Performance Awards to any Participant payable in cash, Stock, or other Awards, on terms and conditions established by the Committee, subject to the provisions of Section 8 if and to the extent that the Committee shall, in its sole discretion, determine that an Award shall be subject to those provisions. The performance criteria to be achieved during any Performance Period and the length of the Performance Period shall be determined by the Committee upon the grant of each Performance Award. Except as provided in Section 9 or as may be provided in an Award Agreement, Performance Awards will be distributed only after the end of the relevant Performance Period. The performance goals to be achieved for each Performance Period shall be conclusively determined by the Committee and may be based upon the criteria set forth in Section 8(b), or in the case of an Award that the Committee determines shall not be subject to Section 8 hereof, any other criteria that the Committee, in its sole discretion, shall determine should be used for that purpose. The amount of the Award to be distributed shall be conclusively determined by the Committee. Performance Awards may be paid in a lump sum or in installments following the close of the Performance Period or, in accordance with procedures established by the Committee, on a deferred basis
(i)    Other Stock-Based Awards. The Committee and the Board each is authorized, subject to limitations under applicable law, to grant to Participants such other Awards that may be denominated or payable in, valued in whole or in part by reference to, or otherwise based on, or related to, Stock, as deemed by the Committee or the Board to be consistent with the purposes of the Plan, including, without limitation, convertible or exchangeable debt securities, other rights convertible or exchangeable into Stock, purchase rights for Stock, Awards with value and payment contingent upon performance of the Company or any other factors designated by the Committee or the Board, and Awards valued by reference to the book value of Stock or the value of securities of or the performance of specified Related Entities or business units. The Committee or the Board shall determine the terms and conditions of such Awards. Stock delivered pursuant to an Award in the nature of a purchase right granted under this Section 6(i) shall be purchased for such consideration (including without limitation loans from the Company or a Related Entity provided that such loans are not in violation of the Sarbanes-Oxley Act of 2002, or any rule or regulation adopted thereunder or any other applicable law), paid for at such times, by such methods, and in such forms, including, without limitation, cash, Stock, other Awards or other property, as the Committee or the Board shall determine. The Committee and the Board shall have the discretion to grant such other Awards which are exercisable for unvested shares of Common Stock. Should the Optionee’s Continuous Service cease while holding such unvested shares, the Company shall have the right to repurchase, at the exercise price paid per share, any or all of those unvested shares. The terms upon which such repurchase right shall be exercisable (including the period and procedure for exercise and the appropriate vesting schedule for the purchased shares) shall be established by the Committee or the Board and set forth in the document evidencing such repurchase right. Cash awards, as an element of or supplement to any other Award under the Plan, may also be granted pursuant to this Section 6(i).
7.    Certain Provisions Applicable to Awards.
(a)    Stand-Alone, Additional, Tandem, and Substitute Awards. Awards granted under the Plan may, in the discretion of the Committee or the Board, be granted either alone or in addition to, in tandem with, or in substitution or exchange for, any other Award or any award granted under another plan of the Company, any Related Entity, or any business entity to be acquired by the Company or a Related Entity, or any other right of a Participant to receive payment from the Company or any Related Entity. Such additional, tandem, and substitute or exchange Awards may be granted at any time. If an Award is granted in substitution or exchange for another Award or award, the Committee or the Board shall require the surrender of such other Award or award in consideration for the grant of the new Award. In addition, Awards may be granted in lieu of cash compensation, including in lieu of cash amounts payable under other plans of the Company or any Related Entity, in which the value of Stock subject to the Award is equivalent in value to the cash compensation (for example, Deferred Stock or Restricted Stock), or in which the exercise price, grant price or purchase price of the Award in the nature of a right that may be exercised is equal to the Fair Market Value of the underlying Stock minus the value of the cash compensation surrendered (for example, Options granted with an exercise price “discounted” by the amount of the cash compensation surrendered).

(b)    Term of Awards. The term of each Award shall be for such period as may be determined by the Committee or the Board; provided that in no event shall the term of any Option or Stock Appreciation Right exceed a period of ten years (or such shorter term as may be required in respect of an Incentive Stock Option under Section 422 of the Code).
(c)    Form and Timing of Payment Under Awards; Deferrals. Subject to the terms of the Plan and any applicable Award Agreement, payments to be made by the Company or a Related Entity upon the exercise of an Option or other Award or settlement of an Award may be made in such forms as the Committee shall determine, including, without limitation, cash, Stock, other Awards or other property, and may be made in a single payment or transfer, in installments, or on a deferred basis, provided that any determination to pay in installments or on a deferred basis shall be made by the Committee at the date of grant. Any installment or deferral provided for in the preceding sentence shall, however, be subject to the Company’s compliance with applicable law and all applicable rules of the Listing Market, and in a manner intended to be exempt from or otherwise satisfy the requirements of Section 409A of the Code. Any such settlement shall be at a value determined by the Committee in its sole discretion, which, without limitation, may in the case of an Option or Stock Appreciation Right be limited to the amount if any by which the Fair Market Value of a share of Stock on the settlement date exceeds the exercise or grant price. Installment or deferred payments may be required by the Committee (subject to Section 7(e) of the Plan, including the consent provisions thereof in the case of any deferral of an outstanding Award not provided for in the original Award Agreement) or permitted at the election of the Participant on terms and conditions established by the Committee. The Committee may, without limitation, make provision for the payment or crediting of a reasonable interest rate on installment or deferred payments or the grant or crediting of Dividend Equivalents or other amounts in respect of installment or deferred payments denominated in shares of Stock.
(d)    Exemptions from Section 16(b) Liability. It is the intent of the Company that the grant of any Awards to or other transaction by a Participant who is subject to Section 16 of the Exchange Act shall be exempt from Section 16 pursuant to an applicable exemption (except for transactions acknowledged in writing to be non-exempt by such Participant). Accordingly, if any provision of this Plan or any Award Agreement does not comply with the requirements of Rule 16b-3 then applicable to any such transaction, such provision shall be construed or deemed amended to the extent necessary to conform to the applicable requirements of Rule 16b-3 so that such Participant shall avoid liability under Section 16(b).
(e)    Code Section 409A
(i)    The Award Agreement for any Award that the Committee or the Board reasonably determines to constitute a Section 409A Plan, and the provisions of the Plan applicable to that Award, shall be construed in a manner consistent with the applicable requirements of Section 409A, and the Committee or the Board, in its sole discretion and without the consent of any Participant, may amend any Award Agreement (and the provisions of the Plan applicable thereto) if and to the extent that the Committee or the Board determines that such amendment is necessary or appropriate to comply with the requirements of Section 409A of the Code.
(ii)    If any Award constitutes a “nonqualified deferred compensation plan” under Section 409A of the Code (a “Section 409A Plan”), then the Award shall be subject to the following additional requirements, if and to the extent required to comply with Section 409A of the Code:
(A)    Payments under the Section 409A Plan may not be made earlier than the first to occur of (u) the Participant’s “separation from service”, (v) the date the Participant becomes “disabled”, (w) the Participant’s death, (x) a “specified time (or pursuant to a fixed schedule)” specified in the Award Agreement at the date of the deferral of such compensation, (y) a “change in the ownership or effective control of the corporation, or in the ownership of a substantial portion of the assets” of the Company, or (z) the occurrence of an “unforeseeble emergency”;
(B)    The time or schedule for any payment of the deferred compensation may not be accelerated, except to the extent provided in applicable Treasury Regulations or other applicable guidance issued by the Internal Revenue Service;
(C)    Any elections with respect to the deferral of such compensation or the time and form of distribution of such deferred compensation shall comply with the requirements of Section 409A(a)(4) of the Code; and

(D)     In the case of any Participant who is “specified employee”, a distribution on account of a “separation from service” may not be made before the date which is six months after the date of the Participant’s “separation from service” (or, if earlier, the date of the Participant’s death).
For purposes of the foregoing, the terms in quotations shall have the same meanings as those terms have for purposes of Section 409A of the Code, and the limitations set forth herein shall be applied in such manner (and only to the extent) as shall be necessary to comply with any requirements of Section 409A of the Code that are applicable to the Award. The Company does not make any representation to the Participant that any Awards awarded under this Plan will be exempt from, or satisfy, the requirements of Section 409A, and the Company shall have no liability or other obligation to indemnify or hold harmless any Participant or Beneficiary for any tax, additional tax, interest or penalties that any Participant or Beneficiary may incur in the event that any provision of this Plan, any Award Agreement, or any amendment or modification thereof, or any other action taken with respect thereto, is deemed to violate any of the requirements of Section 409A.
(iii)    Notwithstanding the foregoing, the Company does not make any representation to any Participant or Beneficiary that any Awards made pursuant to this Plan are exempt from, or satisfy, the requirements of Section 409A, and the Company shall have no liability or other obligation to indemnify or hold harmless the Participant or any Beneficiary for any tax, additional tax, interest or penalties that the Participant or any Beneficiary may incur in the event that any provision of this Plan, or any Award Agreement, or any amendment or modification thereof, or any other action taken with respect thereto, is deemed to violate any of the requirements of Section 409A.
8.    Code Section 162(m) Provisions.
(a)    Covered Employees. Unless otherwise specified by the Committee, the provisions of this Section 8 shall be applicable to any Restricted Stock Award, Deferred Stock Award, Performance Award, or Other Stock-Based Award if it is granted to an Eligible Person who is, or is likely to be, as of the end of the tax year in which the Company would claim a tax deduction in connection with such Award, a Covered Employee, and is intended to qualify as “performance-based compensation” that is exempt from the deduction limitations imposed under Section 162(m) of the Code..
(a)Performance Criteria
. If an Award is subject to this Section 8, then the payment or distribution thereof or the lapsing of restrictions thereon and the distribution of cash, Stock or other property pursuant thereto, as applicable, shall be contingent upon achievement of one or more objective performance goals. Performance goals shall be objective and shall otherwise meet the requirements of Section 162(m) of the Code and regulations thereunder including the requirement that the level or levels of performance targeted by the Committee result in the achievement of performance goals being “substantially uncertain.” One or more of the following business criteria for the Company, on a consolidated basis, and/or for Related Entities, or for business or geographical units of the Company and/or a Related Entity (except with respect to the total shareholder return and earnings per share criteria), shall be used by the Committee in establishing performance goals for such Awards: (1) earnings per share; (2) revenues or margins; (3) cash flow; (4) operating margin; (5) return on net assets, investment, capital, or equity; (6) economic value added; (7) direct contribution; (8) net income; pretax earnings; earnings before interest and taxes; earnings before interest, taxes, depreciation and amortization; earnings after interest expense and before extraordinary or special items; operating income or income from operations; income before interest income or expense, unusual items and income taxes, local, state or federal and excluding budgeted and actual bonuses which might be paid under any ongoing bonus plans of the Company; (9) working capital; (10) management of fixed costs or variable costs; (11) identification or consummation of investment opportunities or completion of specified projects in accordance with corporate business plans, including strategic mergers, acquisitions or divestitures; (12) total shareholder return; (13) debt reduction; (14) market share; (15) entry into new markets, either geographically or by business unit; (16) customer retention and satisfaction; (17) strategic plan development and implementation, including turnaround plans; and/or (18) the Fair Market Value of a share of Stock. Any of the above goals may be determined on an absolute or relative basis or as compared to the performance of a published or special index deemed applicable by the Committee including, but not limited to, the Standard & Poor’s 500 Stock Index or a group of companies that are comparable to the Company. In determining the achievement of the performance goals, unless otherwise specified by the Committee at the time the performance goals are set, the Committee shall exclude the impact of (i) any restructurings, discontinued operations, extraordinary items (as defined pursuant to generally accepted accounting principles), and other unusual or non-recurring charges, and (ii) any change in accounting standards required by generally accepted accounting principles. The Committee also shall make such other exclusions or adjustments to the performance goals or results as the Committee shall specify at the time the Award is granted. In no event, however, shall any of the exclusions or adjustments made pursuant to the preceding two sentences or otherwise provided under this Plan be made if and to the extent they would result in the Award failing to qualify as “performance-based compensation” under Section 162(m) of the Code.
(b)Performance Period; Timing For Establishing Performance Goals
. Achievement of performance goals in respect of Awards subject to this Section 8 shall be measured over a Performance Period no shorter than 12 months and no longer than 5 years, as specified by the Committee. Performance goals shall be established not later than 90 days after the beginning of any Performance Period applicable to such Awards subject to this Section 8, or at such other date as may be required or permitted for “performance-based compensation” under Section 162(m) of the Code.
(c)Adjustments
. The Committee may, in its discretion, reduce the amount of a settlement otherwise to be made in connection with Awards subject to this Section 8, but may not exercise discretion to increase any such amount payable to a Covered Employee in respect of an Award subject to this Section 8. The Committee shall specify the circumstances in which such Awards shall be paid or forfeited in the event of termination of Continuous Service by the Participant prior to the end of a Performance Period or settlement of Awards.
(d)Committee Certification
. No Participant shall receive any payment under the Plan that is subject to this Section 8 unless the Committee has certified, by resolution or other appropriate action in writing, that the performance criteria and any other material terms previously established by the Committee or set forth in the Plan, have been satisfied to the extent necessary to qualify as "performance based compensation" under Section 162(m) of the Code.
9.    Change in Control.
(a)    Effect of “Change in Control.” If and to the extent provided in the Award Agreement, in the event of a “Change in Control,” as defined in Section 9(b):
(i)    The Committee may, within its discretion, accelerate the vesting and exercisability of any Award carrying a right to exercise that was not previously vested and exercisable as of the time of the Change in Control, subject to applicable restrictions set forth in Section 10(a) hereof;
(ii)    The Committee may, within its discretion, accelerate the exercisability of any limited Stock Appreciation Rights (and other Stock Appreciation Rights if so provided by their terms) and provide for the settlement of such Stock Appreciation Rights for amounts, in cash, determined by reference to the Change in Control Price;
(iii)    The Committee may, within its discretion, lapse the restrictions, deferral of settlement, and forfeiture conditions applicable to any other Award granted under the Plan and such Awards may be deemed fully vested as of the time of the Change in Control, except to the extent of any waiver by the Participant and subject to applicable restrictions set forth in Section 10(a) hereof; and
(iv)    With respect to any such outstanding Award subject to achievement of performance goals and conditions under the Plan, the Committee may, within its discretion, deem such performance goals and other conditions as having been met as of the date of the Change in Control.
(b)    Definition of “Change in Control. A “Change in Control” shall be deemed to have occurred upon:
(i)    Approval by the shareholders of the Company of a reorganization, merger, consolidation or other form of corporate transaction or series of transactions, in each case, with respect to which persons who were the shareholders of the Company immediately prior to such reorganization, merger or consolidation or other transaction do not, immediately thereafter, own more than 50% of the combined voting power entitled to vote generally in the election of directors of the reorganized, merged or consolidated company's then outstanding voting securities, or a liquidation or dissolution of the Company or the sale of all or substantially all of the assets of the Company (unless such reorganization, merger, consolidation or other corporate transaction, liquidation, dissolution or sale (any such event being referred to as a “Corporate Transaction”) is subsequently abandoned);

(ii)    Individuals who, as of the date on which the Award is granted, constitute the Board (the “Incumbent Board”) cease for any reason to constitute at least a majority of the Board, provided that any person becoming a director subsequent to the date on which the Award was granted whose election, or nomination for election by the Company's shareholders, was approved by a vote of at least a majority of the directors then comprising the Incumbent Board (other than an election or nomination of an individual whose initial assumption of office is in connection with an actual or threatened election contest relating to the election of the Directors of the Company) shall be, for purposes of this Agreement, considered as though such person were a member of the Incumbent Board; or
(iii)    the acquisition (other than from the Company) by any person, entity or "group", within the meaning of Section 13(d)(3) or 14(d)(2) of the Securities Exchange Act, of more than 50% of either the then outstanding shares of the Company’s Common Stock or the combined voting power of the Company's then outstanding voting securities entitled to vote generally in the election of directors (hereinafter referred to as the ownership of a “Controlling Interest”) excluding, for this purpose, any acquisitions by (1) the Company or a Related Entity, (2) any person, entity or “group” that as of the date on which the Award is granted owns beneficial ownership (within the meaning of Rule 13d-3 promulgated under the Securities Exchange Act) of a Controlling Interest or (3) any employee benefit plan of the Company a Related Entity.
(c)    Definition of “Change in Control Price.” The “Change in Control Price” means an amount in cash equal to the higher of (i) the amount of cash and fair market value of property that is the highest price per share paid (including extraordinary dividends) in any Corporate Transaction triggering the Change in Control under Section 9(b)(i) hereof or any liquidation of shares following a sale of substantially all of the assets of the Company, or (ii) the highest Fair Market Value per share at any time during the 60-day period preceding and the 60-day period following the Change in Control.
10.    General Provisions.
(a)    Compliance With Legal and Other Requirements. The Company may, to the extent deemed necessary or advisable by the Committee or the Board, postpone the issuance or delivery of Stock or payment of other benefits under any Award until completion of such registration or qualification of such Stock or other required action under any federal or state law, rule or regulation, listing or other required action with respect to any stock exchange or automated quotation system upon which the Stock or other Company securities are listed or quoted, or compliance with any other obligation of the Company, as the Committee or the Board, may consider appropriate, and may require any Participant to make such representations, furnish such information and comply with or be subject to such other conditions as it may consider appropriate in connection with the issuance or delivery of Stock or payment of other benefits in compliance with applicable laws, rules, and regulations, listing requirements, or other obligations. The foregoing notwithstanding, in connection with a Change in Control, the Company shall take or cause to be taken no action, and shall undertake or permit to arise no legal or contractual obligation, that results or would result in any postponement of the issuance or delivery of Stock or payment of benefits under any Award or the imposition of any other conditions on such issuance, delivery or payment, to the extent that such postponement or other condition would represent a greater burden on a Participant than existed on the 90th day preceding the Change in Control.
(b)    Limits on Transferability; Beneficiaries. No Award or other right or interest of a Participant under the Plan, including any Award or right which constitutes a derivative security as generally defined in Rule 16a‑1(c) under the Exchange Act, shall be pledged, hypothecated or otherwise encumbered or subject to any lien, obligation or liability of such Participant to any party (other than the Company or a Subsidiary), or assigned or transferred by such Participant otherwise than by will or the laws of descent and distribution or to a Beneficiary upon the death of a Participant, and such Awards or rights that may be exercisable shall be exercised during the lifetime of the Participant only by the Participant or his or her guardian or legal representative, except that Awards and other rights (other than Incentive Stock Options and Stock Appreciation Rights in tandem therewith) may be transferred to one or more Beneficiaries or other transferees during the lifetime of the Participant, and may be exercised by such transferees in accordance with the terms of such Award, but only if and to the extent such transfers and exercises are permitted by the Committee or the Board (subject to any terms and conditions which the Committee or the Board may impose thereon), are by gift or pursuant to a domestic relations order, and are to a “Permitted Assignee” that is a permissible transferee under the applicable rules of the Securities and Exchange Commission for registration of shares of stock on a Form S-8 registration statement. For this purpose, a Permitted Assignee shall mean (i) the Participant’s spouse, children or grandchildren (including any adopted and step children or grandchildren), parents, grandparents or siblings, (ii) a trust for the benefit of one or more of the Participant or the persons referred to in clause (i), (iii) a partnership, limited liability company or corporation in which the Participant or the persons referred to in clause (i) are the only partners, members or shareholders, or (iv) a foundation in which any person or entity designated in clauses (i), (ii) or (iii) above control the management of assets. A Beneficiary, transferee, or other person claiming any rights under the Plan from or through any Participant shall be subject to all terms and conditions of the Plan and any Award Agreement applicable to such Participant, except as otherwise determined by the Committee or the Board, and to any additional terms and conditions deemed necessary or appropriate by the Committee or the Board.
(c)    Adjustments.
(i)    Adjustments to Awards. In the event that any dividend or other distribution (whether in the form of cash, Stock, or other property), recapitalization, forward or reverse split, reorganization, merger, consolidation, spin-off, combination, repurchase, share exchange, liquidation, dissolution or other similar corporate transaction or event affects the Stock and/or such other securities of the Company or any other issuer such that a substitution, exchange, or adjustment is determined by the Committee or the Board to be appropriate, then the Committee or the Board shall, in such manner as it may deem equitable, substitute, exchange or adjust any or all of (A) the number and kind of shares of Stock which may be delivered in connection with Awards granted thereafter, (B) the number and kind of shares of Stock by which annual per-person Award limitations are measured under Section 5 hereof, (C) the number and kind of shares of Stock subject to or deliverable in respect of outstanding Awards, (D) the exercise price, grant price or purchase price relating to any Award and/or make provision for payment of cash or other property in respect of any outstanding Award, and (E) any other aspect of any Award that the Committee or Board determines to be appropriate.
(ii)    Adjustments in Case of Certain Corporate Transactions. In the event of any merger, consolidation or other reorganization in which the Company does not survive, or in the event of any Change in Control, any outstanding Awards may be dealt with in accordance with any of the following approaches, without the requirement of obtaining any consent or agreement of a Participant as such, as determined by the agreement effectuating the transaction or, if and to the extent not so determined, as determined by the Committee: (a) the continuation of the outstanding Awards by the Company, if the Company is a surviving entity, (b) the assumption or substitution for, as those terms are defined in Section 9(a)(iv) hereof, the outstanding Awards by the surviving entity or its parent or subsidiary, (c) full exercisability or vesting and accelerated expiration of the outstanding Awards, or (d) settlement of the value of the outstanding Awards in cash or cash equivalents or other property followed by cancellation of such Awards (which value, in the case of Options or Stock Appreciation Rights, shall be measured by the amount, if any, by which the Fair Market Value of a Share exceeds the exercise or grant price of the Option or Stock Appreciation Right as of the effective date of the transaction). The Committee shall give written notice of any proposed transaction referred to in this Section 10(c)(ii) at a reasonable period of time prior to the closing date for such transaction (which notice may be given either before or after the approval of such transaction), in order that Participants may have a reasonable period of time prior to the closing date of such transaction within which to exercise any Awards that are then exercisable (including any Awards that may become exercisable upon the closing date of such transaction). A Participant may condition his exercise of any Awards upon the consummation of the transaction.
(iii)    Other Adjustments. The Committee (and the Board if and only to the extent such authority is not required to be exercised by the Committee to comply with Section 162(m) of the Code) is authorized to make adjustments in the terms and conditions of, and the criteria included in, Awards (including Performance Awards, or performance goals and conditions relating thereto) in recognition of unusual or nonrecurring events (including, without limitation, acquisitions and dispositions of businesses and assets) affecting the Company, any Related Entity or any business unit, or the financial statements of the Company or any Related Entity, or in response to changes in applicable laws, regulations, accounting principles, tax rates and regulations or business conditions or in view of the Committee's assessment of the business strategy of the Company, any Related Entity or business unit thereof, performance of comparable organizations, economic and business conditions, personal performance of a Participant, and any other circumstances deemed relevant; provided that no such adjustment shall be authorized or made if and to the extent that such authority or the making of such adjustment would cause Options, Stock Appreciation Rights, Performance Awards granted pursuant to Section 8(b) hereof to Participants designated by the Committee as Covered Employees and intended to qualify as “performance-based compensation” under Code Section 162(m) and the regulations thereunder to otherwise fail to qualify as “performance-based compensation” under Code Section 162(m) and regulations thereunder. Adjustments permitted hereby may include, without limitation, increasing the exercise price of Options and Stock Appreciation Rights, increasing performance goals, or other adjustments that may be adverse to the Participant.

(d)    Taxes. The Company and any Related Entity are authorized to withhold from any Award granted, any payment relating to an Award under the Plan, including from a distribution of Stock, or any payroll or other payment to a Participant, amounts of withholding and other taxes due or potentially payable in connection with any transaction involving an Award, and to take such other action as the Committee or the Board may deem advisable to enable the Company and Participants to satisfy obligations for the payment of withholding taxes and other tax obligations relating to any Award. This authority shall include authority to withhold or receive Stock or other property and to make cash payments in respect thereof in satisfaction of a Participant's tax obligations, either on a mandatory or elective basis in the discretion of the Committee.
(e)    Changes to the Plan and Awards. The Board may amend, alter, suspend, discontinue or terminate the Plan, or the Committee's authority to grant Awards under the Plan, without the consent of stockholders or Participants, except that any amendment or alteration to the Plan shall be subject to the approval of the Company's stockholders not later than the annual meeting next following such Board action if such stockholder approval is required by any federal or state law or regulation (including, without limitation, Rule 16b-3 or Code Section 162(m)) or the rules of any stock exchange or automated quotation system on which the Stock may then be listed or quoted, and the Board may otherwise, in its discretion, determine to submit other such changes to the Plan to stockholders for approval; provided that, without the consent of an affected Participant, no such Board action may materially and adversely affect the rights of such Participant under any previously granted and outstanding Award. The Committee or the Board may waive any conditions or rights under, or amend, alter, suspend, discontinue or terminate any Award theretofore granted and any Award Agreement relating thereto, except as otherwise provided in the Plan; provided that, without the consent of an affected Participant, no such Committee or the Board action may materially and adversely affect the rights of such Participant under such Award.
(f)    Limitation on Rights Conferred Under Plan. Neither the Plan nor any action taken hereunder or under any Award shall be construed as (i) giving any Eligible Person or Participant the right to continue as an Eligible Person or Participant or in the employ or service of the Company or a Related Entity; (ii) interfering in any way with the right of the Company or a Related Entity to terminate any Eligible Person's or Participant's Continuous Service at any time, (iii) giving an Eligible Person or Participant any claim to be granted any Award under the Plan or to be treated uniformly with other Participants and Employees, or (iv) conferring on a Participant any of the rights of a shareholder of the Company including, without limitation, any right to receive dividends or distributions, any right to vote or act by written consent, any right to attend meetings of shareholders or any right to receive any information concerning the Company’s business, financial condition, results of operation or prospects, unless and until such time as the Participant is duly issued Shares on the stock books of the Company in accordance with the terms of an Award. None of the Company, its officers or its directors shall have any fiduciary obligation to the Participant with respect to any Awards unless and until the Participant is duly issued Shares pursuant to the Award on the stock books of the Company in accordance with the terms of an Award. Neither the Company nor any of the Company’s officers, directors, representatives or agents is granting any rights under the Plan to the Participant whatsoever, oral or written, express or implied, other than those rights expressly set forth in this Plan or the Award Agreement.
(g)    Unfunded Status of Awards; Creation of Trusts. The Plan is intended to constitute an “unfunded” plan for incentive and deferred compensation. With respect to any payments not yet made to a Participant or obligation to deliver Stock pursuant to an Award, nothing contained in the Plan or any Award shall give any such Participant any rights that are greater than those of a general creditor of the Company; provided that the Committee may authorize the creation of trusts and deposit therein cash, Stock, other Awards or other property, or make other arrangements to meet the Company's obligations under the Plan. Such trusts or other arrangements shall be consistent with the “unfunded” status of the Plan unless the Committee otherwise determines with the consent of each affected Participant. The trustee of such trusts may be authorized to dispose of trust assets and reinvest the proceeds in alternative investments, subject to such terms and conditions as the Committee or the Board may specify and in accordance with applicable law.
(h)    Nonexclusivity of the Plan. Neither the adoption of the Plan by the Board nor its submission to the stockholders of the Company for approval shall be construed as creating any limitations on the power of the Board or a committee thereof to adopt such other incentive arrangements as it may deem desirable including incentive arrangements and awards which do not qualify under Code Section 162(m).
(i)    Payments in the Event of Forfeitures; Fractional Shares. Unless otherwise determined by the Committee or the Board, in the event of a forfeiture of an Award with respect to which a Participant paid cash or other consideration, the Participant shall be repaid the amount of such cash or other consideration. No fractional shares of Stock shall be issued or delivered pursuant to the Plan or any Award. The Committee or the Board shall determine whether cash, other Awards or other property shall be issued or paid in lieu of such fractional shares or whether such fractional shares or any rights thereto shall be forfeited or otherwise eliminated.
(j)    Governing Law. The validity, construction and effect of the Plan, any rules and regulations under the Plan, and any Award Agreement shall be determined in accordance with the laws of the State of Florida without giving effect to principles of conflicts of laws, and applicable federal law.
(k)    Non-U.S. Laws. The Committee or the Board shall have the authority to adopt such modifications, procedures, and subplans as may be necessary or desirable to comply with provisions of the laws of foreign countries in which the Company or its Related Entities may operate to assure the viability of the benefits from Awards granted to Participants performing services in such countries and to meet the objectives of the Plan.
(l)    Plan Effective Date and Stockholder Approval; Termination of Plan. The Plan shall become effective on the Effective Date. Awards may be granted subject to shareholder approval, but may not be exercised or otherwise settled in the event the shareholder approval is not obtained. The Plan shall terminate at the earliest of (a) such time as no Shares remain available for issuance under the Plan, (b) termination of this Plan by the Board, or (c) the tenth anniversary of the Effective Date. Awards outstanding upon expiration of the Plan shall remain in effect until they have been exercised or terminated, or have expired.

ANNUAL MEETING OF SHAREHOLDERS OF
EXACTECH, INC.
May 8, 2014

NOTICE OF INTERNET AVAILABILITY OF PROXY MATERIALS:
The Notice of Meeting, proxy statement and proxy card are available at
http://www.astproxyportal.com/ast/08210.

Please sign, date and mail
your proxy card in the
envelope provided as soon
as possible.

ê Please detach along perforated line and mail in the envelope provided. ê

■	20330300000000000000 7				050814
THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” THE ELECTION OF DIRECTORS, AND
“FOR” PROPOSALS 2 - 4.
PLEASE SIGN, DATE AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE. PLEASE MARK YOUR VOTE IN BLUE OR BLACK INK AS SHOWN HERE x

						FOR	AGAINST	ABSTAIN
1. Election of Class II and Class III directors of the Company					2. Approve the non-binding advisory resolution on the Named Executive Officers’ compensation	☐	☐	☐
☐	FOR ALL NOMINEES	NOMINEES:
¡ William Petty, M.D., Class II ¡ Richard C. Smith, Class II ¡ W. Andrew Krusen, Jr., Class III
						FOR	AGAINST	ABSTAIN
☐	WITHHOLD AUTHORITY FOR ALL NOMINEES				3. Approve the Amended and Restated Exactech, Inc. 2009 Executive Incentive Compensation Plan	☐	☐	☐
☐	FOR ALL EXCEPT (See instructions below)
						FOR	AGAINST	ABSTAIN
					4. Ratify selection of McGladrey LLP as the Company’s principal independent registered public accounting firm for fiscal year ending December 31, 2014	☐	☐	☐

In his discretion, the person appointed as proxy is authorized to vote upon such other business as may properly come before the Annual Meeting, and any adjournments or postponements thereof.

INSTRUCTIONS: To withhold authority to vote for any individual nominee(s), mark “FOR ALL EXCEPT” and fill in the circle next to each nominee you wish to withhold, as shown here: ●					THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED SHAREHOLDER. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED “FOR” EACH OF THE PROPOSALS.

The undersigned hereby revokes any proxy or proxies heretofore given, and ratifies and confirms all that the proxy appointed hereby, or his substitute or substitutes, may lawfully do or cause to be done by virtue thereof. The undersigned hereby acknowledges receipt of a copy of the Notice of Annual Meeting of Shareholders and proxy statement, both dated March 27, 2014, and the Company’s Annual Report for the fiscal year ended December 31, 2013.

To change the address on your account, please check the box at right and indicate your new address in the address space above. Please note that changes to the registered name(s) on the account may not be submitted via this method.
☐

Signature of Shareholder			Date:		Signature of Shareholder	Date:

Note:  Please sign exactly as your name or names appear on this Proxy. When shares are held jointly, each holder should sign. When signing as executor, administrator, attorney, trustee or guardian, please give full title as such. If the signer is a corporation, please sign full corporate name by duly authorized officer, giving full title as such. If signer is a partnership, please sign in partnership name by authorized person.

■								■

EXACTECH, INC.
2320 N.W. 66TH COURT
GAINESVILLE, FLORIDA 32653
Solicited on Behalf of the Board of Directors of Exactech, Inc.
AS AN ALTERNATIVE TO COMPLETING THIS FORM, YOU MAY ENTER YOUR VOTING INSTRUCTIONS BY TELEPHONE AT 1-800-PROXIES, OR VIA THE INTERNET AT WWW.VOTEPROXY.COM AND FOLLOW THE INSTRUCTIONS. USE THE COMPANY NUMBER AND ACCOUNT NUMBER SHOWN ON YOUR PROXY CARD.
The undersigned hereby appoints R. William Petty, M.D. as proxy for the undersigned with full power of substitution, for and in the name of the undersigned to act for the undersigned and to vote, as designated below, all of the shares of Common Stock, $.01 par value per share, of Exactech, Inc., a Florida corporation (the “Company”), that the undersigned is entitled to vote at the 2014 Annual Meeting of Shareholders of the Company, to be held on Thursday, May 8, 2014, at 9:00 a.m., local time, at the Company’s headquarters, 2320 N.W. 66th Court, Gainesville, Florida, and at any adjournment(s) or postponement(s) thereof.
(Continued and to be signed on the reverse side.)